Exhibit 10.2

EXECUTION VERSION

AFN ABSPROP001, LLC
as an Issuer,

AFN ABSPROP001-A, LLC
as an Issuer,

AFN ABSPROP001-B, LLC
as an Issuer,

AFN ABSPROP002, LLC
as an Issuer,

AFN ABSPROP002-A, LLC
as an Issuer,

AFN ABSPROP002-B, LLC
as an Issuer,

AFN ABSPROP002-C, LLC
as an Issuer,

and

EACH JOINING PARTY
each, as an Issuer,

American Finance Properties, LLC
as Property Manager and Special Servicer,

KeyBank National Association

as Back-Up Manager

and

Citibank, N.A.

not individually but solely as Indenture Trustee

AMENDED AND RESTATED PROPERTY MANAGEMENT AND SERVICING
AGREEMENT

Dated as of June 3, 2021

Net-Lease Mortgage Notes

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EXHIBITS

EXHIBIT A	FORM OF LIMITED POWERS OF ATTORNEY FROM ISSUER AND INDENTURE TRUSTEE

EXHIBIT B	FORM OF JOINDER AGREEMENT

EXHIBIT C	FORM OF CERTIFICATE UNDER SECTION 7.01(b)

EXHIBIT D	FORM OF DETERMINATION DATE REPORT

EXHIBIT E	CALCULATION OF FIXED CHARGE COVERAGE RATIOS

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This AMENDED AND RESTATED PROPERTY MANAGEMENT AND SERVICING AGREEMENT, dated as of June 3, 2021 (as may be further amended or supplemented from time to time, this "Agreement"), is made among AFN ABSPROP001, LLC, AFN ABSPROP001-A, LLC, AFN ABSPROP001-B, LLC (together, the "Original Issuers"), AFN ABSPROP002, LLC, AFN ABSPROP002-A, LLC, AFN ABSPROP002-B, LLC, AFN ABSPROP002-C, LLC and each Joining Party, each as an issuer (each, together with the Original Issuers, an "Issuer" and collectively, the "Issuers"), American Finance Properties, LLC ("AF Properties"), as property manager and special servicer (together with its successors in such capacities, the "Property Manager" and "Special Servicer," respectively), Citibank, N.A., not individually but solely as indenture trustee (together with its successors in such capacity, the "Indenture Trustee") and KEYBANK NATIONAL ASSOCIATION ("KeyBank"), as back-up manager (together with its successors in such capacity, the "Back-Up Manager") amends and restates in its entirety the Property Management and Servicing Agreement, dated as of May 30, 2019 and as amended from time to time, among the Original Issuers, the Property Manager, the Special Servicer, the Indenture Trustee and the Back-Up Manager.

PRELIMINARY STATEMENT

As of the date hereof, the Issuers own the Properties and related Leases and, as of each successive Series Closing Date, the applicable Issuer will own the Properties and related Leases as set forth in the applicable Series Supplement, and upon the issuance of the Notes under the Indenture, each Issuer will grant or has granted a first priority security interest in its right, title and interest in and to such Properties and Leases to the Indenture Trustee as security for the indebtedness evidenced by the Indenture and the Notes issued under the Indenture. The Property Manager and Special Servicer have agreed to provide property management services and special services, as applicable, with respect to the Properties and Leases in accordance with this Agreement.

ARTICLE I

DEFINITIONS

Section 1.01.      Defined Terms.

Whenever used in this Agreement, including in the Preliminary Statement, the capitalized terms, unless the context otherwise requires, shall have the meanings specified in this Section 1.01. Capitalized terms used in this Agreement, including the Preliminary Statement, and not defined herein, unless the context otherwise requires, shall have the respective meanings specified in Section 1.01 of the Indenture (as defined below).

“Additional Servicing Compensation”: Property Manager Additional Servicing Compensation and Special Servicer Additional Servicing Compensation.

“Advance”: Any P&I Advance or Property Protection Advance.

“Advance Interest”: Interest accrued on any Advance at the Reimbursement Rate and payable to the Property Manager, the Back-Up Manager or the Indenture Trustee, as the case may be, each in accordance with Section 3.09(e).

“AF Properties”: As defined in the preamble.

“AFOP”: American Finance Operating Partnership, L.P., a limited partnership formed under the laws of the State of Delaware.

“AFOP SPE”: A special purpose, bankruptcy remote subsidiary of AFOP.

“Aggregate Collateral Value”: On any date of determination, the sum of the Collateral Values of the Properties in the Collateral Pool.

“Aggregate Excess Principal Payment Amount”: On any Payment Date, the sum of all Excess Principal Payment Amounts.

“Agreement”: This Property Management and Servicing Agreement and all amendments hereof and supplements hereto.

“Allocated Loan Amount”: With respect to any Property at any time, the product of (i) the Aggregate Series Principal Balance at such time and (ii) a fraction, (a) the numerator of which is the Collateral Value of such Property at such time and (b) the denominator of which is the Aggregate Collateral Value at such time.

“Allocated Release Amount”: With respect to a Released Property, an amount equal to the lesser of (A) the Fair Market Value and (B) 115% of the Allocated Loan Amount of such Released Property.

“ALTA”: American Land Title Association, or any successor thereto.

“Amendment”: As defined in Section 3.16(c)(i).

“Appraised Value”: With respect to any Property means an appraised value obtained in accordance with the Indenture and determined pursuant to an independent appraisal completed by an MAI certified appraiser in accordance with the Uniform Standards of Professional Appraisal Practice and which takes into account the leased fee value of the related buildings and land of such Property, consistent with industry standards, and excludes the value of trade equipment and other tangible personal property and business enterprise value, and (1) with respect to any Property in the Collateral Pool added to the Collateral Pool on an Issuance Date, is the most recent appraisal report completed by an MAI certified appraiser and obtained for such Property in accordance with the requirements of FIRREA with respect to such Property as of the related Issuance Date, and (2) with respect to any Qualified Substitute Property added to the Collateral Pool since the most recent Issuance Date, is the most recent appraisal report completed by an MAI certified appraiser and obtained for such Qualified Substitute Property in conjunction with such addition (which appraisal will not be obtained in accordance with the requirements of FIRREA).

“Asbestos”: As defined in Section 3.23(b).

“Available Amount”: The Available Amount on any Payment Date will consist of (i) all amounts received in respect of the Collateral Pool during the related Collection Period, (ii) all amounts on deposit in the Collection Account on the related Determination Date, including amounts earned, if any, on the investment of funds on deposit in the Collection Account and the Release Account during the related Collection Period, (iii) Unscheduled Proceeds, (iv) amounts received on account of payments under any Lease Guaranties, (v) amounts received on account of payments under the Guaranty, (vi) any Parent Contribution during the related Collection Period, (vii) amounts received in connection with a Voluntary Prepayment or Early Refinancing Prepayment and (viii) any payments received in respect of United States government securities pledged to the Indenture Trustee in accordance with Section 7.13; provided, however, that the following amounts will be excluded from Available Amount: (a) amounts on deposit in the Release Account and not transferred to the Collection Account for such Payment Date, (b) the amount of any Workout Fees, Liquidation Fees or Additional Servicing Compensation, (c) amounts withdrawn from the Collection Account to reimburse the Property Manager, the Indenture Trustee or the Back-Up Manager, as applicable, for any unreimbursed Advances, including any Nonrecoverable Advances (plus interest thereon) and to pay the Property Management Fee, the Back- Up Fee, any Special Servicing Fee and any Emergency Property Expenses, (d) amounts required to be paid by the related Issuer or any Co-Issuer as lessor under the Leases in respect of franchise or similar taxes, (e) any amount received from a Tenant as reimbursement for any cost paid by or on behalf of the related Issuer or any applicable Co- Issuer as lessor under any Lease, (f) any amounts collected by or on behalf of the Issuers or any applicable Co-Issuer as lessor and held in escrow or impound to pay future obligations due under a Lease, as applicable, and (g) amounts received in connection with a Series Collateral Release (not required to be deposited into the applicable Release Account).

“Back-Up Fee”: With respect to each Property, the monthly fee payable to the Back-Up Manager pursuant to Section 3.09(f) in an amount equal to the product of (i) the Back-Up Fee Rate and (ii) the aggregate Allocated Loan Amount of all Properties in the Collateral Pool as of the related Determination Date.

“Back-Up Fee Rate”: With respect to each Property, a monthly rate equal to the product of (i) one-twelfth and (ii) 0.10%.

“Back-Up Manager”: As defined in the preamble.

“Back-Up Servicing Transfer Date”: As defined in Section 6.03(c).

“Bankruptcy Code”: The federal Bankruptcy Code of 1978, Title 11 of the United States Code, as amended from time to time.

“Collateral Defect”: As defined in Section 2.04(a).

“Collateral Value”: As of any date of determination with respect to each Property, such Property’s Appraised Value.

“Collection Account”: As defined in Section 3.02(d) hereof.

“Collection Account Bank”: As defined in Section 3.02(d) hereof.

“Collection Period”: With respect to any Payment Date, the period commencing on the day immediately following the Determination Date in the month immediately preceding the month in which such Payment Date occurs and ending on (and including) the Determination Date related to such Payment Date.

“Condemnation”: As defined in Section 3.20(a) hereof.

“Condemnation Proceeds”: All proceeds received in connection with the Condemnation of any Property or Improvements.

“Consolidated” (or “consolidated”) or “Consolidating” (or “consolidating”): When used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with GAAP.

“Corrected Unit”: Any Property that had been a Specially Managed Unit but with respect to which (a) as of the date of determination, no circumstance identified in clauses (i) through (v) of the definition of the term “Specially Managed Unit” then exists and (b) one or more of the following as are applicable occur:

(i)                 if a circumstance described in clause (i) of the definition of the term “Specially Managed Unit” previously existed with respect to such Property, such condition shall have ceased to exist and (A) the related Tenant has made two consecutive full and timely Monthly Lease Payments under the terms of the related Lease (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Tenant or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer) or (B) with respect to a Lease, such Lease has been terminated and the related Property has been re-leased;

(ii)              if a default described in clause (ii) of the definition of the term “Specially Managed Unit” previously existed with respect to such Property, such default is cured in the good faith and reasonable judgment of the Special Servicer;

(iii)            if a circumstance described in clause (iii) of the definition of the term “Specially Managed Unit” previously existed with respect to such Property, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

(iv)             if a circumstance described in clause (iv) of the definition of the term “Specially Managed Unit” previously existed with respect to such Property, such default is cured; and

(v)               if a circumstance described in clause (v) of the definition of the term “Specially Managed Unit” previously existed with respect to such Property, the related notice has been revoked or terminated by the Tenant.

“Credit Risk”: As defined in Section 7.06.

“Custodian”: U.S. Bank National Association or its successor in interest.

“Custody Agreement”: The Custody Agreement, dated as of the Initial Closing Date, among the Original Issuers, the Indenture Trustee, the Custodian and each joining party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Default Interest”: With respect to any Lease, any amounts collected thereon (other than late payment charges or amounts representing the Third Party Option Price paid by the related Tenant or any third party) that represent penalty interest accrued at the rate specified in such Lease.

“Defaulted Asset”: Any Lease or Property included in the Collateral Pool (other than a Delinquent Asset) with respect to which the related Tenant is in default and such default continues unremedied for the applicable grace period under the terms of the related Lease (or, if no grace period is specified, for 30 days).

“Defaulting Party”: As defined in Section 6.02(a).

“Defeasance”: As defined in Section 7.13.

“Defeasance Collateral”: As defined in Section 7.13.

“Defeasance Date”: As defined in Section 7.13.

“Delinquent Asset”: Any Lease in the Collateral Pool with respect to which any Monthly Lease Payment becomes delinquent more than 60 consecutive days (without taking into account the required giving of notices under such Lease) and which Lease has not been rejected in any bankruptcy, insolvency or similar proceeding.

“Determination Date Report”: As defined in Section 4.01(a).

“Document Defect”: As defined in Section 2.03(c).

“Due Date”: With respect to any Lease, the day of each calendar month on which the Monthly Lease Payment with respect thereto is due.

“Electronic Transmission”: Any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

“Emergency Property Expenses”: As defined in Section 3.03(e).

“Environmental Insurer”: Any Qualified Insurer that issues Environmental Policies relating to any of the Properties.

“Environmental Policy”: Any insurance policy issued by an Environmental Insurer, together with any endorsements thereto, providing insurance coverage for losses, with respect to certain Properties, caused by the presence of Hazardous Substances on, or the migration of Hazardous Substances from, the related Properties.

“Escrow Payment”: Any payment received by the Property Manager or the Special Servicer for the account of any Tenant or otherwise deposited in the Servicing Account for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items in respect of the related Property.

“Exchanged Property”: A Property and the related Lease that is exchanged for a Qualified Substitute Property subject to the conditions and limitations described in this Agreement.

“Excess Principal Payment Amount”: On any Payment Date during an Early Amortization Period, an amount (not less than zero) equal to:

(A)       any reduction of the Outstanding Principal Balance of the Class A Notes, minus

(B)       the Scheduled Class A Principal Payment.

“Excess Proceeds”: As defined in Section 3.02(f).

“Fair Market Value”: At any time, a price determined by the Property Manager (or by the Special Servicer with respect to a Specially Managed Unit) in accordance with the Servicing Standard to be the most probable price that the related Lease or Property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. In making any such determination, the Property Manager or Special Servicer may obtain an MAI certified appraisal of the related Property and shall assume the consummation of a sale as of a specified date (and with respect to Properties, the passing of title from seller to buyer) under conditions whereby: (i) buyer and seller are typically motivated; (ii) both parties are well informed or well advised, and acting in what they consider their best interests; (iii) a reasonable time is allowed for exposure in the open market; (iv) payment is made in terms of cash in United States dollars or in terms of financial arrangements comparable thereto; and (v) the price represents the normal consideration for such Lease or Property unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

“Financing Statement”: One or more financing statements filed or recorded or in a form suitable for filing and recording under the UCC.

“FIRREA”: The Financial Institutions Reform, Recovery and Enforcement Act of 1989.

“Fixed Charge Coverage Ratio” or “FCCR”: The fixed charge coverage ratio for a Tenant determined in accordance with the provisions of Exhibit E attached hereto.

“GAAP”: Generally accepted accounting principles as in effect in the United States, consistently applied, as of the date of such application.

“General Receipts Account”: As defined in Section 3.02(b).

“General Receipts Account Bank”: As defined in Section 3.02(b).

“Guaranty”: the Amended and Restated Guaranty, dated as of June 3, 2021, executed by AFOP, as Support Provider, in favor of the Indenture Trustee, for the benefit of the Noteholders.

“Hazardous Substances”: As defined in Section 3.23(a).

“Improvements”: As defined in the granting clause of the related Mortgage with respect to each Property.

“Indenture”: The Master Indenture together with any Series Supplements.

“Indenture Trustee”: As defined in the preamble.

“Independent”: When used with respect to any specified Person, any such Person who (i) is not an Issuer, an Issuer Member, the Indenture Trustee, the Property Manager, the Special Servicer or an Affiliate thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Issuers, the Issuer Members, the Indenture Trustee, the Property Manager, the Special Servicer or any of their respective Affiliates, and (iii) is not connected with the Issuers, the Issuer Members, the Indenture Trustee, the Property Manager, the Special Servicer or any of their respective Affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Issuers, the Issuer Members, the Indenture Trustee, the Property Manager, the Special Servicer or an Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by any Issuer, any Issuer Member, the Indenture Trustee, the Property Manager, the Special Servicer or an Affiliate thereof, as the case may be.

“Insurance Proceeds”: All proceeds received under any Property Insurance Policy that provides coverage with respect to any Property.

“Insured Casualty”: As defined in Section 3.19.

“Issuance Date”: With respect to any Series of Notes, the applicable Series Closing Date.

“Issuer Interests”: With respect to (i) any Issuer that constitutes an Issuer as of the date hereof, the limited liability company interests issued pursuant to such Issuer’s limited liability company agreement and (ii) any other Issuer, as indicated in the applicable Joinder Agreement, in each case as the same may be amended from time to time in accordance with the terms thereto and the Indenture.

“Issuer Member”: With respect to (i) any Issuer that constitutes an Issuer as of the date hereof, the holder of the Issuer Interests with respect to such Issuer, and (ii) any other Issuer, as indicated in the applicable Joinder Agreement.

“Joinder Agreement”: With respect to any Series of Notes, the Joinder Agreement, dated as of the applicable Series Closing Date, among the applicable Joining Party, the Property Manager, the Special Servicer, the Indenture Trustee and the Back-Up Manager, substantially in the form of Exhibit B attached hereto.

“Joining Party”: Any AFOP SPE, as indicated in the applicable Joinder Agreement.

“KeyBank”: As defined in the preamble.

“Lease”: Each lease listed on the Property Schedule from time to time. As used herein and in the other Transaction Documents, the term “Lease” includes the related lease agreement and all amendments, modifications and waiver agreements related thereto.

“Lease Documents”: Any related lease agreement, non-disturbance agreement, guaranty or other agreement or instrument, to the extent made for the benefit of the related Originator.

“Lease Expiration Date”: With respect to any Lease, the date specified in such Lease (as in effect on the Initial Closing Date or, if later, the date such Lease was first included in the Collateral Pool) on which the term of the Lease expires or such earlier date on which the Tenant has an option to terminate the Lease (as in effect on the Initial Closing Date or, if later, the date such Lease was first included in the Collateral Pool), without regard to any unexercised options to renew or extend such Lease or change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Tenant or a modification, waiver, extension or amendment of such Lease granted or agreed to by the Special Servicer pursuant to Section 3.16.

“Lease File”: With respect to each Property and the related Lease, the following documentation:

(i)                 the executed original or a copy of the Lease and any amendment thereto;

(ii)              the executed original or a copy of any Lease Guaranty of the Lease and any amendment, modification, waiver agreement or instrument related thereto;

(iii)            copies of any Financing Statements filed under the UCC relating to the Lease and any amendments and continuation statements, if any are in the possession of the related Originator or Issuer;

(iv)             the executed original recorded Mortgage and any assignment thereof in favor of the Indenture Trustee with respect to the related Property or a complete copy thereof delivered by the related Originator or the related Issuer or any applicable title company that closed or is closing such Mortgage as a true and complete copy of the original thereof submitted for recording (which delivery shall be deemed to be a certification by such Originator and such Issuer that such copy is a true and complete copy of the original submitted for recording);

(v)               an original or copy of the lender’s title insurance policy relating to the Mortgage for such Property, together with all riders thereto showing the Indenture Trustee and its successors and assigns as the named insured; or, with respect to each Property as to which a title insurance policy has not yet been issued, a policy meeting the foregoing description as evidenced by either a commitment for title insurance “marked up” by the title company or a proforma title policy which the title company has agreed to issue pursuant to an email from the title company or pursuant to a closing instruction letter or email setting forth such requirements of the lender’s title insurance policy; provided, that such email or closing instruction letter shall not be part of the Lease File;

(vi)             a Tenant estoppel certificate, if any, to the extent in the possession of the related Issuer or the related Originator, in which the Tenant acknowledges that the Lease is in full force and effect, that the lessor is not in default under the terms of the Lease, and that no circumstances currently exist that would give the Tenant the right to abate or offset its rent;

(vii)          a copy of the appraisal (whether in hard copy, electronic copy or CD ROM format) containing the appraisal information for such Property;

(viii)        environmental reports, if applicable;

(ix)             a copy of the Environmental Policy, if applicable, together with the assignment thereof to the Indenture Trustee or evidence naming the Indenture Trustee as a loss payee or additional insured party;

(x)               evidence of insurance showing the related Issuer or its affiliate as the insured or an additional insured party under certain casualty insurance policies, if any;

(xi)             with respect to any Lease to a franchisee, a copy of the related franchise agreement, to the extent in the possession of the related Issuer or the related Originator, if applicable;

(xii)          any purchase option agreements, to the extent not included in the Lease;

(xiii)        a survey of the Property;

(xiv)         a property condition report, if applicable;

(xv)           any property zoning reports;

(xvi)         the related ground lease, if any, and any amendment, modification, waiver agreement or instrument relating thereto, together with the applicable ground lessor estoppel;

(xvii)      with respect to any ground lease, an assignment of ground lease, if any, and a non-disturbance agreement from the ground lessor and the fee mortgagee, if any;

(xviii)    all original letters of credit, if any; and

(xix)         any subordination, non-disturbance, and attornment agreements;

provided, that (x) no assignment of any of the foregoing documents in favor of the Indenture Trustee shall be considered to be effective until the applicable Series Closing Date, notwithstanding any earlier date on any such assignment, (y) whenever the term “Lease File” is used to refer to documents actually received by the Custodian pursuant to this Agreement or the Custody Agreement, such term shall not be deemed to include such documents required to be included therein unless they are actually so received and (z) whenever the term “Lease File” is used in connection with any receipt or certification by the Custodian for documents described in clauses (ii), (vi), (ix), (xi), (xv), (xvi), (xvii), (xviii) and (xix) of this definition, such term shall be deemed to include such documents and any amendment, modification, waiver, agreement or instrument related thereto, only to the extent that a Responsible Officer of the Custodian has actual knowledge of their existence.

“Lease Guarantor”: Any guarantor under any Lease Guaranty.

“Lease Guaranty”: With respect to any Lease, the guaranty related to such Lease executed by an Affiliate or parent of the Tenant in favor of the lessor.

“Lease Security Deposit”: As defined in Section 3.02(g).

“Lease Transfer Property”: As defined in Section 7.03.

“Leasehold Property”: A Property for which an Issuer does not own fee title to the related property, but instead has entered into a ground lease with the owner of the property and therefore possesses a leasehold estate in such property, along with title to the buildings and other improvements located on such property.

“Liquidated Lease”: A Defaulted Asset that is a Lease with respect to which the related Property has been either re-leased or sold, or any Lease related to a Property purchased from the applicable Issuer or disposed of by such Issuer pursuant to an exchange, whether or not terminated because of a default by the Tenant.

“Liquidation Fee”: As defined in Section 3.09(h).

“Liquidation Fee Rate”: A percentage equal to 0.50%.

“Liquidation Proceeds”: (i) All net cash proceeds and all other amounts (other than Insurance Proceeds and Condemnation Proceeds) received by the applicable Issuer, the Property Manager, or the Special Servicer and retained in connection with the liquidation of any Lease or Property; (ii) all cash proceeds and all other amounts (other than Insurance Proceeds and Condemnation Proceeds) from the release or substitution of any Property other than to the extent deposited into the Release Account; (iii) all proceeds from the investment of funds on deposit in the Release Account; and (iv) all cash proceeds from the release or substitution of any Property transferred from the Release Account to the Collection Account pursuant to Section 7.01(e).

“MAI”: A designation signifying that the designee is a member of the Appraisal Institute.

"Master Indenture": The Master Indenture, dated as of May 30, 2019, among the Original Issuers and the Indenture Trustee, as amended by Amendment No. 1, dated as of June 3, 2021, among the Issuers and the Indenture Trustee (as may be further amended restated, supplemented or otherwise modified from time to time).

“Modified Collateral Detail and Realized Loss Report”: As defined in Section 4.01(c).

“Monthly DSCR”: With respect to any Determination Date, the quotient, expressed as a ratio, of (i) the sum of (A) all Monthly Lease Payments and any income earned from the investment of funds on deposit in the Collection Account and the Release Account in Permitted Investments during the related Collection Period and (B) not more than one time since the most recent Issuance Date, any Parent Contribution during the related Collection Period, and (ii) the Total Debt Service for the related Payment Date; provided, that with respect to the initial Collection Period for any Series, the amount in clause (i) above will include the Property Manager’s good faith estimate (in accordance with the Servicing Standard) of what such amount would have been if such first Collection Period had commenced on the day immediately after the Determination Date in the month immediately preceding the first Payment Date, based on amounts actually received by the Property Manager during the initial Collection Period. For purposes of determining the Monthly DSCR, the Total Debt Service will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Monthly Lease Payment”: With respect to any Lease, the fixed or “base” rent monthly payment that is actually payable by the related Tenant from time to time under the terms of such Lease (excluding any Percentage Rent), after giving effect to any provision of such Lease providing for periodic increases in such fixed or “base” rent by fixed percentages or dollar amounts or by percentages based on increases in the Consumer Price Index.

“Mortgage”: A mortgage (or deed of trust or deed to secure debt), assignment of leases and rents, security agreement and fixture filing or similar document executed by the applicable Issuer, pursuant to which such Issuer grants a lien on its interest in the related Property in favor of the Indenture Trustee.

“Net Default Interest”: With respect to any Lease, any Default Interest collected thereon, net of any Advance Interest accrued on Advances made in respect of such Lease and reimbursable from such Default Interest in accordance with Section 2.11 of the Indenture.

“Net Investment Earnings”: The amount by which the aggregate of all interest and other income realized during a Collection Period on funds held in the Collection Account, the Release Account and any other accounts established under the Indenture from time to time, if any, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.05.

“Net Worth”: With respect to any entity means the difference between (i) the fair market value of such entity’s assets determined in accordance with GAAP, but excluding accumulated depreciation, and (ii) such entity’s liabilities determined in accordance with GAAP.

“Non-Renewal Risk”: As defined in Section 7.06.

“Nonrecoverable Advance”: Any portion of an Advance previously made or proposed to be made which, in the case of an Advance previously made, has not been previously reimbursed to the Property Manager, the Backup Manager or the Indenture Trustee, as applicable, and which the Property Manager or the Backup Manager, in accordance with the terms hereof, or the Indenture Trustee, in its sole discretion exercised in good faith, as applicable, determines, taking into account amounts that may be collected or realized on such Properties or Leases prior to final liquidation and Liquidation Proceeds, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable together with interest thereon at the Reimbursement Rate from amounts to be deposited in the Collection Account under the terms of this Agreement with respect to such Properties or Leases (including, without limitation, payments by the Tenants and collections under the related Leases, Default Interest and late payment fees, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, and proceeds from the operation and servicing of such Properties and Leases), as evidenced by an Officer’s Certificate pursuant to Section 3.03(f). In making any determination as to nonrecoverability pursuant to the provisions of the Transaction Documents following the occurrence and continuance of an event of default under the Indenture, the Property Manager, the Back-Up Manager and the Indenture Trustee may consider the limitations on its enforcement remedies.

“Officer’s Certificate”: A certificate signed by a Servicing Officer of the Property Manager or the Special Servicer or a Responsible Officer of the Indenture Trustee or the applicable Issuer Member on behalf of an Issuer, as the case may be, and with respect to any other Person, a certificate signed by the Chairman of the Board, the President, a Vice President or Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of such Person.

“Opinion of Counsel”: A written opinion of counsel (which shall be rendered by counsel that is Independent of the Issuers, the Issuer Members, the Indenture Trustee, the Property Manager and the Special Servicer) in form and substance reasonably acceptable to and delivered to the addressees thereof.

“P&I Advance”: Any advance of principal and/or interest made by the Property Manager or the Indenture Trustee, as applicable, pursuant to Section 3.03. Each reference to reimbursement or payment of a P&I Advance shall be deemed to include, whether or not specifically referred to, payments or reimbursement of interest thereon at the Reimbursement Rate through the date of payments or reimbursement.

“Parent Contribution”: Any deposit of funds by AFOP or its affiliate into the Collection Account to be included in the Available Amount for the following Payment Date.

“Payoff Amount”: With respect to any Released Property released or sold due to a Collateral Defect, an amount equal to the Collateral Value of such Released Property, plus any unpaid Monthly Lease Payments and any unreimbursed Advances, Emergency Property Expenses, Liquidation Fees, Workout Fees, Special Servicing Fees, Issuer Expenses, Back-Up Fees, Extraordinary Expenses and any fees and expenses incurred in connection with such release (in each case, plus interest thereon as applicable), in each case related to such Released Property or the related Lease.

“Percentage Rent”: With respect to any Lease, the rent thereunder, if any, calculated as a percentage of the total sales generated by the related Tenant at the related Property in excess of or in lieu of, as applicable the Monthly Lease Payments as provided in the applicable Lease.

“Permitted Leases”: Those Leases referenced on the Property Schedule and any other Leases entered into in accordance with the terms and conditions of the Indenture and this Agreement.

“Permitted Materials”: Hazardous Substances used or generated by any Tenant in the ordinary course of business and treated in accordance with applicable Environmental Laws.

“Primary Servicing Office”: (i) With respect to the Property Manager or the Special Servicer, the office of the Property Manager or the Special Servicer, as the context may require, that is primarily responsible for such party’s servicing obligations hereunder and (ii) with respect to the Back-Up Manager, the office of the Back-Up Manager, as the context may require, that is primarily responsible for such party’s servicing obligations hereunder.

“Prime Rate”: The “prime rate” published in the “Money Rates” section of The Wall Street Journal, as such “prime rate” may change from time to time. If The Wall Street Journal ceases to publish the “prime rate,” then the Indenture Trustee shall select an equivalent publication that publishes such “prime rate”; and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Indenture Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Indenture Trustee in its sole discretion and the Indenture Trustee shall notify the Property Manager and the Special Servicer in writing of its selection.

“Property”: Each parcel of real property listed on the Property Schedule and from time to time included in the Collateral Pool.

“Property Insurance Policy”: With respect to any Property, any hazard insurance policy, flood insurance policy, or other insurance policy that is maintained from time to time in respect of such Property (including, without limitation, any blanket insurance policy maintained by or on behalf of the applicable Issuer).

“Property Management Fee”: With respect to each Property, the monthly fee payable to the Property Manager pursuant to Section 3.09(a) in amount equal to the product of: (i) the Property Management Fee Rate and (ii) the lower of (a) the aggregate Allocated Loan Amount and (b) the aggregate Collateral Value (each as of the related Determination Date) of all Properties in the Collateral Pool that did not relate to Specially Managed Units during the related Collection Period.

“Property Management Fee Rate”: With respect to each Lease, a monthly rate equal to the product of (i) one-twelfth and (ii) 0.25%.

“Property Manager”: AF Properties, in its capacity as property manager under this Agreement, or any successor property manager appointed as herein provided.

“Property Manager Additional Servicing Compensation”: The additional servicing compensation payable to the Property Manager pursuant to Section 3.09(b).

“Property Protection Advance”: With respect to the Leases and the Properties, all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the Property Manager or the Special Servicer, in connection with servicing the Leases and the Properties, in accordance with the Servicing Standard and this Agreement, for the purpose of paying real estate taxes, premiums on Property Insurance Policies (not already paid pursuant to Section 2.11 of the Indenture, as confirmed by the applicable Issuer), in the case of Leasehold Properties, payments required to be made under the related ground leases and other amounts necessary to preserve or maintain the security interest and lien of the Indenture Trustee in, and value of, each related Property (including any costs and expenses necessary to re-lease such Property), Lease (including costs and expenses related to collection efforts), including, but not limited to, amounts incurred by the Property Manager or the Special Servicer to (a) repair, or make improvements to, a Property in order to re-lease such Property or to induce a Tenant to extent, modify and/or renew the related Lease, and/or (b) provide to an existing or proposed Tenant a tenant allowance to enable such existing or proposed Tenant to repair, or make improvements to, a Property in connection with a new Lease or the extension, modification and/or renewal of an existing Lease. Notwithstanding anything to the contrary, “Property Protection Advances” shall not include allocable overhead of the Property Manager, the Special Servicer or the Back-Up Manager, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses.

“Property Schedule”: The list of Properties and related Leases identified on an exhibit or schedule to each applicable Series Supplement in connection with the issuance of a related Series of Notes. Such list shall set forth the following information with respect to each Lease:

(i)                 the identification number for the Property;

(ii)              the related Issuer property number and name of the related Tenant;

(iii)            the Lease Expiration Date for such Lease;

(iv)             the street address (including city, state and zip code) of such Property;

(v)               the Appraised Value of such Property;

(vi)             the concept operated on such Property; and

(vii)          the Allocated Loan Amount.

“Qualified Insurer”: An insurance company or security or bonding company qualified to write the related Property Insurance Policy in the relevant jurisdiction, which company has a claims-paying ability rated at least “A:VIII” by A.M. Best’s Key Rating Guide.

“Qualified Release Amount”: A portion of the Collateral Pool that may be released in connection with an Early Refinancing Prepayment, applying a Release Price for each asset to be released equal to the greater of Fair Market Value and 115% of the Allocated Loan Amount of the Properties being released, that in the aggregate is no greater than the dollar amount of the Notes being prepaid in connection with such Early Refinancing Prepayment.

“Qualified Substitute Property”: A Property acquired by an Issuer (A) in substitution for any Exchanged Property that, on the date such Qualified Substitute Property is added to the Collateral Pool, (i) has a Collateral Value that, when combined with the Collateral Value of all other Qualified Substitute Properties acquired by the Issuers since the most recent Issuance Date, is at least equal to the sum of the Fair Market Value of all Exchanged Properties released since the most recent Issuance Date (each measured on the date of their respective removals), (ii) complies, in all material respects, with all of the representations and warranties made with respect to Properties under the Indenture (subject to exceptions that are materially consistent with the underwriting criteria for the existing Properties), (iii) has, together with all other Qualified Substitute Properties acquired by the Issuers since the most recent Issuance Date, the same or greater aggregate Monthly Lease Payments as the Exchanged Properties released since the most recent Issuance Date (each measured on the date of their respective removals), (iv) is leased pursuant to a Lease, that when combined with the Leases of all other Qualified Substitute Properties acquired by the Issuers since the most recent Issuance Date, has a weighted average remaining term that equals or exceeds the weighted average remaining term of the Leases associated with the Exchanged Properties released since the most recent Issuance Date (each measured as of the date of their respective removals), (v) if the Tenant thereof or any third party has an option to purchase such Qualified Substitute Property, the contractual amount of such Third Party Option Price is not less than what the Allocated Loan Amount of such Qualified Substitute Property would be after giving effect to the substitution of such Property, (vi) when combined with all other Qualified Substitute Properties acquired since the most recent Issuance Date, does not cause the Weighted Average FCCR of such Qualified Substitute Properties to be less than the Weighted Average FCCR (measured as of the date of each respective substitution) of all Exchanged Properties released since the most recent Issuance Date; provided, however, with respect to no more than fifteen (15)% of the Aggregate Appraised Value of all Properties, the requirement set forth in this clause (vi) will not apply so long as such Qualified Substitute Properties (1) have a weighted average unit FCCR not less than 2.0x and (2) the Property Manager, in accordance with the Servicing Standard, has determined that such substitution is in the best interest of the Issuers and the Noteholders, (vii) is leased pursuant to a “triple-net” or “double-net” lease, and (viii) has an appraisal that meets the requirements set forth in the definition of Appraised Value and was obtained no more than twelve (12) months prior to such substitution or (B) with proceeds deposited in the Release Account that, on the date of such acquisition, (i) complies, in all material respects, with all of the representations and warranties made with respect to Properties under the Indenture (subject to exceptions that are materially consistent with the underwriting criteria for the existing Properties), (ii) is leased pursuant to a Lease that when combined with the Leases of all other Qualified Substitute Properties acquired by the Issuers since the most recent Issuance Date, has a weighted average remaining term that equals or exceeds the weighted average remaining term of the Leases associated with the Released Properties released since the most recent Issuance Date (each measured on the date of their respective removals), (iii) if the Tenant thereof or any third party has an option to purchase such Qualified Substitute Property, the contractual amount of such Third Party Option Price is not less than what the Allocated Loan Amount of such Qualified Substitute Property would be after being acquired by such Issuer; (iv) is leased to the Tenant who leased the related Released Property, or to a different Tenant whose FCCR is greater than or equal to the then-current FCCR, (v) is leased pursuant to a “triple-net” or “double-net” lease and (vi) has an appraisal meeting the requirements set forth in the definition of Appraised Value that was obtained no more than twelve (12) months prior to such substitution.

Notwithstanding the foregoing, with respect to a Risk-Based Substitution, the related Qualified Substitute Property shall not be required to comply with clauses (A) (iv),(v), or (vi) or (B) (ii), (iii) or (iv) above.

“Reimbursement Amounts”: Any amounts payable by a Tenant to the Property Manager or the related Issuer pursuant to the terms of the related Lease as reimbursement for the payment of taxes or other expenses made by the Property Manager or such Issuer in connection with the Property.

“Reimbursement Rate”: The rate per annum applicable to the accrual of Advance Interest, which rate per annum is equal to the Prime Rate plus 3%.

“Release Account”: As defined in Section 3.02(f).

“Release Price”: With respect to any Released Property, an amount equal to (i) the Third Party Option Price, if the release occurs in connection with any Third Party Purchase Option, (ii) with respect to any Delinquent Asset or Defaulted Asset purchased by the Special Servicer or the Property Manager or any assignee thereof, the greater of (A) the Fair Market Value, plus any unreimbursed Advances, Emergency Property Expenses, Liquidation Fees, Workout Fees, Special Servicing Fees and Extraordinary Expenses (plus interest thereon as applicable), in each case related to such Lease or Property, and (B) 115% of the Allocated Loan Amount, (iii) the Payoff Amount with respect to any Released Property released due to a Collateral Defect, (iv) the greater of (A) the Fair Market Value and plus any unreimbursed Advances, Emergency Property Expenses, Liquidation Fees, Workout Fees, Special Servicing Fees and Extraordinary Expenses (plus interest thereon as applicable) and (B) 115% of the Allocated Loan Amount of the Properties being released, with respect to a Qualified Deleveraging Event, or (v) other than with respect to clauses (i)-(iv) hereof, the Fair Market Value, plus any unreimbursed Advances, Emergency Property Expenses, Liquidation Fees, Workout Fees, Special Servicing Fees and Extraordinary Expenses (plus interest thereon as applicable), in each case related to such Lease or Property, for any Released Property sold.

“Released Property”: As defined in Section 7.04(a).

“Remedial Work”: As defined in Section 3.23(c).

“Remittance Date”: The Business Day preceding each Payment Date.

“Removed Property”: A Released Property or Exchanged Property that has either been released or substituted pursuant to Section 2.04 and Article VII hereof.

“Request for Release”: A request signed by a Servicing Officer of the applicable Issuer or the Property Manager in the form of Exhibit A-l attached hereto or of such Issuer or the Special Servicer in the form of Exhibit A-2 attached hereto.

“Required Conditions”: Subject to any additional requirements set forth in any applicable Series Supplement, with respect to any proposed substitution, release, exchange or lease transfer of any Property, the Required Conditions will be satisfied if:

(i)                 the applicable Issuer shall submit to the Indenture Trustee all documentation that is reasonably required to be delivered by any party hereto in connection with such substitution, release, exchange or lease transfer, together with an Officer’s Certificate certifying that such documentation (A) is in compliance with all Legal Requirements, and (B) will effect such release in accordance with the terms of this Agreement; and

(ii)              if the Property sought to be substituted, released, exchanged or have its lease transferred is subject to a Lease that also covers any other Property, such Lease shall be severed and amended so that, after giving effect to such release, no Property shall be subject to a Lease that also affects any Property that is not subject to a Mortgage.

“Risk-Based Substitution”: The meaning specified in Section 7.06.

“Sales Tax Deposit”: As defined in Section 3.02(g).

“Series Collateral Release”: The meaning specified in Section 7.10(a).

“Series Collateral Release Price”: With respect to a Released Property in connection with a Series Collateral Release, an amount equal to the greater of (i) 115% of the Allocated Loan Amount of such Released Property and (ii) the Fair Market Value of such Released Property, plus any unreimbursed Advances, Emergency Property Expenses, Liquidation Fees, Workout Fees, Special Servicing Fees and Extraordinary Expenses (plus interest thereon as applicable), in each case related to such Lease or Property.

“Series Supplement”: With respect to any Series of Notes, a supplement to the Indenture, executed and delivered in connection with the original issuance of the Notes of such Series under Section 2.04 of the Indenture, including all amendments thereof and supplements thereto.

“Servicer Replacement Event”: The meaning specified in Section 6.01(a).

“Servicing Accounts”: One or more accounts established and maintained by each of the Property Manager and the Special Servicer relating to those Properties and Leases each such party is obligated to service and administer hereunder pursuant to Section 3.02(g).

“Servicing Fees”: With respect to each Property and the related Lease, the Property Management Fee, the Back-Up Fee, the Property Manager Additional Servicing Compensation, if any, the Special Servicing Fee, if any, and the Special Servicer Additional Servicing Compensation, if any.

“Servicing File”: Any documents (other than documents required to be part of the related Lease File) in the possession of the Property Manager or the Special Servicer and relating to the origination and servicing of any Lease or the administration of any Property.

“Servicing Officer”: Any officer or employee of the Property Manager or the Special Servicer involved in, or responsible for, the administration, management and servicing of the Properties or Leases, whose name and specimen signature appear on a list of Servicing Officers furnished by such party to the applicable Issuer Members, the applicable Issuer and the Indenture Trustee on the related Series Closing Date, as such list may be amended from time to time.

“Servicing Standard”: To perform the applicable obligation or make the applicable decision (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Property Manager, the Special Servicer or the Back-Up Manager, as the case may be, services and administers similar leases and properties, including, without limitation, the granting of certain Permitted Encumbrances, for their own account and the account of their Affiliates or any third-party portfolios, to the extent applicable, or (b) in a manner normally associated with the prudent management and operation of similar properties, whichever standard is highest, and in each such case, in material compliance with all applicable laws, but without regard to: (i) any known relationship that the Property Manager, the Special Servicer, the Back-Up Manager, or an Affiliate thereof, may have with any Issuer, any Tenant, any of their respective Affiliates or any other party to the Transaction Documents; (ii) the ownership of any Note or Issuer Interest by the Property Manager, the Special Servicer or the Back-Up Manager or any Affiliate thereof (as applicable); (iii) the Property Manager’s or the Back-Up Manager's obligation to make Advances, or the Property Manager's obligation to incur servicing expenses or to direct the Indenture Trustee to withdraw funds from the Collection Account to pay Emergency Property Expenses with respect to the Leases and Properties; (iv) the Property Manager’s, the Special Servicer’s or the Back-Up Manager's right to receive compensation for its services or reimbursements of the costs under this Agreement; (v) the ownership, servicing or management for others, by the Property Manager, the Special Servicer or the Back-Up Manager of any other leases or commercial real properties; (vi) the release, transfer or indemnification obligations of the Property Manager, the Special Servicer or the Back-Up Manager; or (vii) the existence of any loans made to a Tenant by the Property Manager, the Special Servicer, the Back-Up Manager or any Affiliate thereof.

“Servicing Transfer Agreement”: As defined in Section 5.04.

“Servicing Transfer Date”: As defined in Section 5.04.

“Servicing Transfer Event”: With respect to any Property, the occurrence of any of the events described in clauses (i) through (v) of the definition of “Specially Managed Unit.”

“Special Servicer”: AF Properties, in its capacity as special servicer under this Agreement, or any successor special servicer appointed as herein provided.

“Special Servicer Additional Servicing Compensation”: The additional servicing compensation payable to the Special Servicer pursuant to Section 3.09(d).

“Special Servicer Report”: As defined in Section 4.01(b).

“Special Servicing Fee”: With respect to each Specially Managed Unit, the monthly fee payable to the Special Servicer pursuant to the first paragraph of Section 3.09(c) in amount equal to the product of (i) the Special Servicing Fee Rate and (ii) the lower of (a) the aggregate Allocated Loan Amount and (b) the aggregate Collateral Value (each as of the related Determination Date) of all Properties in the Collateral Pool that did not relate to Specially Managed Units during the related Collection Period.

“Special Servicing Fee Rate”: With respect to each Specially Managed Unit, a monthly rate equal to the product of (i) one-twelfth and (ii) 0.75%.

“Specially Managed Unit”: Any Property as to which any of the following events has occurred:

(i)                 such Property is a Delinquent Asset; or

(ii)              such Property is a Defaulted Asset, with respect to which the related default materially and adversely affects the interests of the applicable Issuer; or

(iii)            there shall have been commenced in a court or agency or supervisory authority having jurisdiction an involuntary action against the Tenant under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings or for the winding up or liquidation of its affairs, which action shall not have been dismissed for a period of 90 days, and the subject Lease has not been rejected in any related proceeding; or the Tenant shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Tenant or of or relating to all or substantially all of its property, and the subject Lease has not been rejected in any related proceeding; or the Tenant shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations, and the subject Lease has not been rejected in any related proceeding; or

(iv)             the Lease has expired, been terminated, or rejected in any bankruptcy or related proceeding; or

(v)               the Property Manager receives written notice that a Tenant will no longer make Monthly Lease Payments under such Tenant’s Lease.

“Sub-Management Agreement”: The written contract between the Property Manager or the Special Servicer, on the one hand, and any Sub-Manager, on the other hand, relating to servicing and administration of Leases and Properties, as provided in Section 3.18.

“Sub-Manager”: Any Person with which the Property Manager or the Special Servicer has entered into a Sub-Management Agreement.

“Successor Property Manager”: As defined in Section 6.02.

“Successor Special Servicer”: As defined in Section 6.02.

“Support Provider”: AFOP or any successor support provider.

“Tenant”: With respect to each Lease, the tenant under such Lease and any successor or assign thereof.

“Terminated Lease Property”: A Property, the Lease with respect to which has expired, has been terminated or has been rejected in a bankruptcy, insolvency or similar proceeding of the Tenant or from which the Tenant has been evicted or otherwise removed.

“Third Party Option Price”: With respect to any Property pursuant to which a Third Party Purchase Option is exercised, the cash price that is set forth in the related Lease.

“Third Party Purchase Option”: The option under a Lease, whether conditional or otherwise, for the related Tenant or another third party to purchase the related Property before or at the expiration of the term of the Lease for the Third Party Option Price.

“Title Companies”: As defined in Section 2.03(a).

“Title Insurance Policies”: With respect to each Property, an ALTA mortgagee title insurance policy in the customary form (or, if any Property is in a state which does not permit the issuance of such ALTA policy, such form as shall be permitted in such state) issued with respect to such Property and insuring the lien of the Mortgage encumbering such Property.

“Total Debt Service”: (A) the sum of (i) the Scheduled Principal Payments and all Note Interest with respect to each Class of Notes, assuming there is no Adjustment Amount, (less any scheduled principal payment due on the Anticipated Repayment Date with respect to each Class of Notes), (ii) the Property Management Fee, (iii) the Special Servicing Fee, if any, (iv) the Back-Up Fee, and (v) the Indenture Trustee Fee, each as accrued during the related Collection Period minus (B) the lesser of (i) the Aggregate Excess Principal Payment Amount as of the prior Payment Date and (ii) the aggregate unpaid portions of Scheduled Principal Payments. For the purpose of calculation “Monthly DSCR,” the Note Interest component of Total Debt Service shall, for each Series, be computed on the basis of a 360-day year consisting of twelve 30-day months. For the avoidance of doubt, any Interest Carry-Forward Amount, Post-ARD Additional Interest and Deferred Post-ARD Additional Interest will not be included in the calculation of Total Debt Service.

“Transfer Date”: The date on which a Property is acquired by the applicable Issuer.

“Triple A Notes”: Any Notes that have been issued pursuant to the Indenture and have received a rating of “AAA(sf)” from the applicable Rating Agency.

“Triple A Release Date” With respect to any Triple A Notes, as defined in the related Series Supplement.

“Triple A Release Event”: The meaning specified in Section 7.12.

“UCC”: The Uniform Commercial Code as in effect in any applicable jurisdiction.

“Unscheduled Proceeds”: Collectively, without duplication, (i) Liquidation Proceeds and any other proceeds received by the Property Manager or the Special Servicer with respect to the disposition of a Property that is a Defaulted Asset, (ii) Condemnation Proceeds or Insurance Proceeds in connection with a Condemnation or Insured Casualty, as applicable, to the extent deposited in the Collection Account, (iii) any Third Party Option Price received as a result of the exercise of a Third Party Purchase Option (only up to the Collateral Value) to the extent deposited into the Collection Account, (iv) Payoff Amounts received in connection with the release and sale of a Lease or a Property in relation to a Collateral Defect, (v) any proceeds (other than Release Prices) derived from each un-leased Property (exclusive of related operating costs, including certain reimbursements payable to the Property Manager in connection with the operation and disposition of such un-leased Property), (vi) all amounts disbursed to the Payment Account from the DSCR Reserve Account during an Early Amortization Period, (vii) any Release Price collected in connection with a Triple A Release Event and (viii) amounts disbursed from the Release Account to the Collection Account during the related Collection Period.

“U.S. Credit Risk Retention Rules”: The final rules adopted by the FDIC, the Federal Housing Finance Agency, the Office of the Comptroller of the Currency of the Department of the Treasury, the SEC, the Board of Governors of the Federal Reserve System and the U.S. Department of Housing and Urban Development implementing the credit risk retention requirements of Section 15G of the Securities Exchange Act of 1934, as amended, as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“U.S. Risk Retention Agreement”: (x) Prior to June 3, 2021, the U.S. Credit Risk Retention Agreement, dated as of May 30, 2019, entered into by AFOP in favor of the Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time and (y) thereafter, the U.S. Credit Risk Retention Agreement, dated as of June 3, 2021, entered into by AFOP in favor of the Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time.

“Weighted Average FCCR”: An amount equal to the quotient of (i) the sum of the products of the FCCRs and the Allocated Loan Amounts of each Property in the Collateral Pool and (ii) the aggregate Allocated Loan Amount of all Properties in the Collateral Pool.

“Workout Fee”: As defined in Section 3.09(g).

Section 1.02.      Other Definitional Provisions.

(a)               All capitalized terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)               As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.

(c)               The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; a reference to a subsection or other subdivision without further reference to a Section is a reference to such subsection or other subdivision as contained in the Section in which the reference appears; and the words “include” and “including” shall mean without limitation by reason of enumeration.

(d)               The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

(e)               Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted assignees.

Section 1.03.      Certain Calculations in Respect of the Leases.

(a)               All amounts collected in respect of any Lease in the form of payments from the related Tenants, guaranties provided by related Lease Guarantors, Unscheduled Proceeds or otherwise shall be applied to amounts due and owing under the Lease in accordance with the express provisions of such Lease; in the absence of such express provisions, all amounts collected shall be applied for purposes of this Agreement: first, as a recovery of any related and unreimbursed Advances; and second, in accordance with the Servicing Standard, but subject to Section 1.03(c), as a recovery of any other amounts then due and owing under such Lease, including, without limitation, Percentage Rent, Reimbursement Amounts and Default Interest. Any proceeds derived from an unleased Property (exclusive of related operating costs, including reimbursement of Advances made by the Property Manager, the Special Servicer or the Indenture Trustee in connection with the operation and disposition of such Property) shall be applied by the Property Manager in the same manner as if they were Monthly Lease Payments due on the previously existing Lease for such Property until such Lease becomes a Liquidated Lease pursuant to the terms of such Lease and the related Lease Documents.

(b)               [Reserved].

(c)               Insofar as amounts received in respect of any Lease and allocable to fees and charges owing in respect of such Lease constituting Additional Servicing Compensation payable to the Property Manager or Special Servicer are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Property Manager, on the one hand, and as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements.

(d)               The foregoing applications of amounts received in respect of any Lease shall be determined by the Property Manager and reflected in the appropriate monthly Determination Date Report and any Modified Collateral Detail and Realized Loss Report.

(e)               Notwithstanding the early termination of any Lease resulting from a default by the related Tenant, such Lease will be treated for purposes of determining Servicing Fees, Liquidation Fees, Workout Fees and Indenture Trustee Fees as remaining in effect until such Lease becomes a Liquidated Lease.

Section 1.04.      Fee Calculations.

The calculation of the Servicing Fees shall be made in accordance with Section 3.09 and the payment of Indenture Trustee Fees shall be made pursuant to the terms of the Indenture. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded up.

ARTICLE II

REPRESENTATIONS AND WARRANTIES; RECORDINGS
AND FILINGS; BOOKS AND RECORDS; DEFECT,
BREACH, CURE, REPURCHASE AND SUBSTITUTION

Section 2.01.      Representations and Warranties of AF Properties and the Back-Up Manager.

(a)                  AF Properties represents and warrants to the other parties hereto, and for the benefit of the Issuers, and the Indenture Trustee for the benefit of the Noteholders as of Series Closing Date:

(i)                 AF Properties is a limited liability company duly organized, validly existing, and in good standing under the laws of its state of organization and is in compliance with the laws of each state (within the United States of America) in which any Property is located to the extent necessary to its performance under this Agreement;

(ii)              The execution and delivery of this Agreement by AF Properties, and the performance and compliance with the terms of this Agreement by AF Properties, do not violate its organizational documents or constitute an event that, with notice or lapse of time, or both, would constitute a default under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound;

(iii)            AF Properties has the limited liability company power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement;

(iv)             This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of AF Properties, enforceable against AF Properties in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)               AF Properties is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of AF Properties to perform its obligations under this Agreement or the financial condition of AF Properties;

(vi)             No litigation is pending or, to AF Properties’ knowledge, threatened against AF Properties that is reasonably likely to be determined adversely to AF Properties and, if determined adversely to AF Properties, would prohibit AF Properties from entering into this Agreement or that, in AF Properties’ good faith and reasonable judgment, is likely to materially and adversely affect either the ability of AF Properties to perform its obligations under this Agreement or the financial condition of AF Properties;

(vii)          No consent, approval, authorization or order under any court or governmental agency or body is required for the execution, delivery and performance by AF Properties of, or the compliance by AF Properties with, this Agreement or the consummation of the transactions of AF Properties contemplated by this Agreement, except for any consent, approval, authorization or order that has been obtained or that if not obtained would not have a material and adverse effect on the ability of AF Properties to perform its obligations hereunder; and

(viii)        Each officer and employee of AF Properties that has responsibilities concerning the management, servicing and administration of Properties and Leases is covered by errors and omissions insurance and the fidelity bond as and to the extent required by Section 3.06.

(b)               The representations and warranties of AF Properties set forth in Section 2.01(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons to whom and for whose benefit they were made until all amounts owed to the Noteholders under or in connection with this Agreement, the Indenture and the Notes have been indefeasibly paid in full. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

(c)               Any successor Property Manager or Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.01(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.01(a)(i) to accurately reflect such successor’s jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

(d)               The Back-Up Manager represents and warrants to the other parties hereto, and for the benefit of the Issuers, and the Indenture Trustee on behalf of the Noteholders, as of each Series Closing Date:

(i)                 The Back-Up Manager is a national banking association duly organized, validly existing, and in good standing under the laws of the United States of America and is in compliance with the laws of each state (within the United States of America) in which any Property is located to the extent necessary to its performance under this Agreement;

(ii)              The execution and delivery of this Agreement by the Back-Up Manager, and the performance and compliance with the terms of this Agreement by the Back-Up Manager, do not violate its organizational documents or constitute an event that, with notice or lapse of time, or both, would constitute a default under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound;

(iii)            The Back-Up Manager has the corporate power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement;

(iv)             This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Back-Up Manager, enforceable against the Back-Up Manager in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)               The Back-Up Manager is not in violation of, and its execution and delivery of, this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the Back-Up Manager to perform its obligations under this Agreement or the financial condition of the Back-Up Manager;

(vi)             No litigation is pending or, to the Back-Up Manager’s knowledge, threatened (in writing received by the Back-Up Manager) against the Back-Up Manager, which if determined adversely to the Back-Up Manager, would prohibit the Back-Up Manager from entering into this Agreement or that, in the Back-Up Manager’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Back-Up Manager to perform its obligations under this Agreement or the financial condition of the Back-Up Manager;

(vii)          No consent, approval, authorization or order under any court or governmental agency or body is required for the execution, delivery and performance by the Back-Up Manager of, or the compliance by the Back-Up Manager with, this Agreement or the consummation of the transactions contemplated by the Back-Up Manager by this Agreement, except for any consent, approval, authorization or order that has been obtained or that if not obtained would not have a material and adverse effect on the ability of the Back-Up Manager to perform its obligations hereunder; and

(viii)        Each officer and employee of the Back-Up Manager that has responsibilities concerning the management, servicing and administration of Properties and Leases is covered by errors and omissions insurance and the fidelity bond as and to the extent required by Section 3.06.

Section 2.02.      Representations and Warranties of the Issuer.

(a)               Each Issuer hereby represents and warrants to each of the other parties hereto and for the benefit of the Indenture Trustee, on behalf of the Noteholders as of the related Series Closing Date on or after the date on which such Issuer becomes a party to this Agreement:

(i)                 Such Issuer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and is in compliance with the laws of each state (within the United States of America) in which any applicable Property is located to the extent necessary to its performance under this Agreement;

(ii)              The execution and delivery of this Agreement by such Issuer, and the performance and compliance with the terms of this Agreement by such Issuer, do not violate its organizational documents or constitute an event that, with notice or lapse of time, or both, would constitute a default under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound;

(iii)            Such Issuer has the limited liability company power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement and any applicable Joinder Agreement, and has duly executed and delivered this Agreement and any applicable Joinder Agreement;

(iv)             This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of such Issuer, enforceable against such Issuer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)               Such Issuer is not in violation of, and its execution and delivery of, this Agreement or any applicable Joinder Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of such Issuer to perform its obligations under this Agreement or the financial condition of such Issuer;

(vi)             No litigation is pending or, to such Issuer’s knowledge, threatened against such Issuer that is reasonably likely to be determined adversely to such Issuer and, if determined adversely to such Issuer, would prohibit such Issuer from entering into this Agreement or that, in such Issuer’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of such Issuer to perform its obligations under this Agreement or the financial condition of such Issuer;

(vii)          No consent, approval, authorization or order under any court or governmental agency or body is required for the execution, delivery and performance by such Issuer of, or the compliance by such Issuer with, this Agreement or the consummation of the transactions of such Issuer contemplated by this Agreement, except for any consent, approval, authorization or order that has been obtained or that if not obtained would not have a material and adverse effect on the ability of such Issuer to perform its obligations hereunder; and

(viii)        To such Issuer’s knowledge, each of the Properties owned by such Issuer is a commercial property.

The representations and warranties of each Issuer set forth in this Section 2.02 shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons to whom and for whose benefit they were made for so long as such Issuer remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

Section 2.03.      Recordings and Filings; Books and Records.

(a)               In connection with the Grant made by each Issuer to the Indenture Trustee pursuant to the granting clause of the Indenture, each Issuer shall cause the delivery of the applicable Lease Files for the applicable Leases to the Custodian in accordance with the Custody Agreement (which may provide for electronic delivery with respect to certain items specified therein) for the benefit of the Indenture Trustee in furtherance of such Grant and such Issuer shall cause (with respect to the Properties owned by such Issuer): (A) each Mortgage referred to in the definition of “Lease File” herein to be submitted to the appropriate Title Company (as defined below) on or before the applicable Series Closing Date or Transfer Date for recording or filing, as the case may be, in the appropriate public office for real property records, at the expense of such Issuer and (B) each title insurance binder or commitment referred to in the definition of “Lease File” herein to be issued as a Title Insurance Policy by the title companies (the “Title Companies”) issuing the same. Each Mortgage shall reflect that, following recording, it should be returned by the public recording office to the Custodian, on behalf of the Indenture Trustee (or to the Property Manager (or its designee), who shall then deliver such recorded document to the Custodian); provided, that delivery of a copy of each such Mortgage with recording information within 30 days of the Property Manager’s receipt of such recorded Mortgage shall satisfy the foregoing. Each of the Title Companies issuing the Title Insurance Policies shall be instructed by the applicable Issuer to deliver such policies to the Custodian (or to the Property Manager (or its designee), who shall then deliver such recorded document to the Custodian), in each case for the benefit of the Indenture Trustee. The Property Manager, on behalf of the Indenture Trustee, shall use reasonable efforts to diligently pursue with the Title Companies the return of each of the Mortgages from the appropriate recording or filing offices and the delivery of the Title Insurance Policies by the related Title Company. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Indenture Trustee or the Custodian shall notify the Property Manager and the Property Manager shall promptly prepare and cause to be executed a substitute therefor or cure such defect, as the case may be, and thereafter, the Property Manager shall cause the same to be duly recorded. The Indenture Trustee and the related Issuer shall cooperate as necessary for the Property Manager to perform such obligations.

(b)               Each Issuer shall deliver to and deposit with, or cause to be delivered to and deposited with, the Property Manager all documents and records in the possession of such Issuer or any related Originator that relate to the applicable Properties and Leases and that are not required to be a part of a Lease File in accordance with the definitions thereof, and the Property Manager shall hold all such documents and records in trust on behalf of the Indenture Trustee (in hard copy or electronic format). The Property Manager’s possession of such documents and records shall be at the will of the related Issuer and the Indenture Trustee for the sole purpose of facilitating the servicing of the applicable Leases and Properties pursuant to this Agreement and such possession by the Property Manager shall be in a custodial capacity only on behalf of the Indenture Trustee. The ownership of such documents and records shall be vested in each Issuer, as applicable, subject to the lien of the Indenture, and the ownership of all documents and records with respect to the applicable Leases and Properties that are prepared by or which come into possession of the Property Manager or the Special Servicer shall immediately vest in such Issuer, subject to the lien of the Indenture, and shall be delivered to and deposited with the Property Manager, in the case of documents or records in the hands of the Special Servicer, and retained and maintained in trust by the Property Manager in such custodial capacity only on behalf of the Indenture Trustee, except as otherwise provided herein. All such documents and records shall be appropriately maintained in a manner to clearly reflect the ownership of such documents and records by the applicable Issuer, subject to the lien of the Indenture, and that such documents and records are being held on behalf of the Indenture Trustee, and the Property Manager shall release such documents and records from its custody only in accordance with this Agreement.

(c)               If any party hereto discovers that any document constituting a part of a Lease File has not been properly executed, is missing, contains information that does not conform in any respect with the corresponding information set forth in the Property Schedule (and the terms of such document have not been modified by written instrument contained in the Lease File) or does not appear to be regular on its face (each, a “Document Defect”), such party shall give prompt written notice thereof to the other parties thereto. Upon its discovery or receipt of notice of any such Document Defect, the Property Manager shall notify the Issuers. If the applicable Issuer does not correct any Document Defect within 60 days of its receipt of such notice and such Document Defect materially and adversely affects the value of, or the interests of such Issuer or any Noteholder in, the related Lease or Property, the Property Manager shall, on behalf of such Issuer, (i) notify the Rating Agency and (ii) subject to the provisions of Section 2.04, exercise such rights and remedies as such Issuer may have under Section 2.04 with respect to such Document Defect in such manner as it determines, in its good faith and reasonable judgment, is in the best interests of such Issuer.

(d)               The Property Manager shall monitor the delivery of the Lease Files to the Custodian, for the benefit of the Indenture Trustee.

Section 2.04.      Repurchase or Transfer and Exchange for Collateral Defects and Breaches of Representations and Warranties.

(a)               If any party hereto discovers or receives notice of any Document Defect (after the date the related document is required to be delivered) or that there exists a breach of any representation or warranty relating to any Property or Lease set forth in Section 2.20 of the Indenture and if such absence, deficiency or breach materially and adversely affects (a) the value of the related Property or Lease or (b) the interests of the Issuers or any Noteholders in the related Property or Lease (any such document defect or breach, a “Collateral Defect”), the party discovering such Collateral Defect shall give prompt written notice thereof to the other parties hereto. Promptly upon becoming aware of any such Collateral Defect, the Property Manager shall request that such Issuer shall, not later than 60 days from the receipt by such Issuer of such request, (i) cure such Collateral Defect in all material respects, (ii) the Support Provider shall, pursuant to the Guaranty, purchase such Property and the related Lease from the applicable Issuer in accordance with Section 7.04 of this Agreement, or (iii) the Issuers (or the Support Provider pursuant to the Guaranty) shall substitute one or more Qualified Substitute Properties for the subject Property in accordance with the procedures set forth in Section 7.01 of this Agreement; provided that if (i) such Collateral Defect is capable of being cured (including by delivery of a missing document) but not within such 60-day period, (ii) such Issuer has commenced and is diligently proceeding with the cure of such Collateral Defect (which may including the delivery of a missing document) within such 60-day period, and (iii) such Issuer shall have delivered to the Property Manager and the Indenture Trustee a certification executed on behalf of such Issuer by an officer thereof setting forth the reason such Collateral Defect is not reasonably capable of being cured within an initial 60-day period and what actions such Issuer is pursuing in connection with the cure thereof and stating that such Issuer anticipates that such Collateral Defect will be cured within an additional 60-day period, then such Issuer shall have an additional 60 days commencing on the 61st day from receipt by such Issuer of such request to complete such cure.

(b)               If the Issuers have elected to substitute one or more of the Properties and the Property Manager and/or such Issuer has complied with the applicable provisions of Section 7.01, the Property Manager shall, and is hereby authorized and empowered by such Issuer and the Indenture Trustee to, prepare, execute and deliver in its own name, on behalf of such Issuer, the Indenture Trustee or any of them, the endorsements, assignments and other documents contemplated by Section 7.01 necessary to effectuate an exchange or release pursuant to Section 2.04(a) and such Issuer and the Indenture Trustee shall execute and deliver any limited powers of attorney substantially in the form of Exhibit A prepared by the Property Manager and necessary to permit the Property Manager to do so; provided, however, that none of the applicable Issuer, the applicable Issuer Member, the applicable Issuer board of managers and the Indenture Trustee shall be held liable for any misuse of any such power of attorney by the Property Manager and the Property Manager hereby agrees to indemnify such Issuer, such Issuer Member, such Issuer board of managers and the Indenture Trustee against, and hold such Issuer, such Issuer Member, such Issuer board of managers and the Indenture Trustee harmless from, any loss or liability arising from any misuse of such power of attorney. In connection with any such release or substitution by an Issuer, the Property Manager or the Special Servicer, as appropriate, shall concurrently deliver the related Lease File to or at the direction of such Issuer. For the avoidance of doubt, the Indenture Trustee shall execute and deliver a limited power of attorney on or before June 30th of each year.

(c)               Subject to the terms of the Guaranty, this Section 2.04 provides the sole remedies available to the Indenture Trustee and the Noteholders with respect to any Collateral Defect. If both the applicable Issuer and the Support Provider default on their obligations to cure, substitute or purchase as contemplated by Section 2.04(a) or the Guaranty, as the case may be, such default shall be deemed an Event of Default under the Indenture and the Property Manager shall promptly notify the Issuers, the Back-Up Manager, the Indenture Trustee and any applicable Rating Agency and shall take such actions with respect to the enforcement of such obligations, including the institution and prosecution of appropriate proceedings, as the Property Manager shall determine, in its good faith and reasonable judgment, are in the best interests of the applicable Issuer and the Noteholders, and the Property Manager shall notify the Noteholders of each Series of any proposed action and, prior to the Property Manager taking such action, the Requisite Global Majority shall consent to such action. Any and all expenses incurred by the Property Manager or the Indenture Trustee with respect to the foregoing shall constitute Property Protection Advances in respect of the affected Property and neither the Property Manager nor the Back-Up Manager shall have any obligation to advance any such expenses if it determines that such amounts would constitute Nonrecoverable Advances.

Section 2.05.      Non Petition Agreement.

Each Issuer will cause each party to any Property Transfer Agreement to covenant and agree that such party shall not institute against, or join any other Person in instituting against, any Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or any other proceeding under any federal or state bankruptcy or similar law.

ARTICLE III

ADMINISTRATION AND SERVICING OF PROPERTIES AND LEASES

Section 3.01.      Administration of the Properties and Leases.

(a)               Each of the Property Manager and the Special Servicer shall manage, service and administer the Properties and Leases that it is obligated to manage, service and administer pursuant to this Agreement on behalf of the Issuers and in the best interests and for the benefit of the Noteholders and the holders of the Issuer Interests (as a collective whole), in accordance with any and all applicable laws and the terms of this Agreement, the Property Insurance Policies and the respective Leases and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.18, (i) the Property Manager shall service and administer each Lease (and each related Property) as to which no Servicing Transfer Event has occurred and each Corrected Unit and (ii) the Special Servicer shall service and administer each Lease (and each related Property) as to which a Servicing Transfer Event has occurred and that is not a Corrected Unit or has not been released from the Lien of the related Mortgage in accordance with this Agreement and the other Transaction Documents; provided, however, that the Property Manager shall continue to collect information and prepare and deliver all reports to the Indenture Trustee and each Issuer required hereunder with respect to any Specially Managed Unit (and the related Leases), and further to render such incidental services with respect to any Specially Managed Unit as are specifically provided for herein. No direction, consent or approval or lack of direction, consent or approval of any

Controlling Party or the Requisite Global Majority may (and the Special Servicer or the Property Manager will ignore and act without regard to any such advice or approval or lack of approval that the Special Servicer or the Property Manager has determined, in its reasonable, good faith judgment, would) (A) require or cause the Special Servicer or the Property Manager to violate applicable law, the Servicing Standard or the terms of any Lease or (B) expand the scope of the Property Manager’s or Special Servicer’s responsibilities under this Agreement. In addition, neither the Property Manager nor the Special Servicer, acting in its individual capacity, shall take any action or omit to take any action as lessor of any Property if such action or omission would materially and adversely affect the interests of the Noteholders or the Issuer Interests, or any Issuer. None of the Property Manager, the Special Servicer or the Back-Up Manager shall be liable to the Indenture Trustee, any Noteholder or any other Person for following any direction of a Controlling Party hereunder, and any action taken in accordance with such direction shall be deemed to be in accordance with the Servicing Standard and deemed not to breach such party’s obligations hereunder.

(b)               Subject to Section 3.01(a), the Property Manager and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration in accordance with the Servicing Standard. Without limiting the generality of the foregoing, each of the Property Manager and the Special Servicer, in its own name, with respect to each of the Properties and Leases it is obligated to service or administer hereunder, is hereby authorized and empowered by the applicable Issuer and the Indenture Trustee to execute and deliver, on behalf of each such Issuer and the Indenture Trustee: (i) any and all Financing Statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Lease File on the related Collateral; (ii) in accordance with the Servicing Standard and subject to Section 3.16, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Lease File, other than the Transaction Documents; (iii) subject to the Servicing Standard, all documents to be executed by the Indenture Trustee pursuant to the last sentence of the definition of Permitted Encumbrances; and (iv) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.08, each applicable Issuer and the Indenture Trustee shall, at the written request of a Servicing Officer of the Property Manager or the Special Servicer, execute and deliver to the Property Manager or the Special Servicer, as the case may be, any limited powers of attorney (substantially in the form of Exhibit A attached hereto) and other documents furnished by the Property Manager or the Special Servicer, as applicable, and necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder; provided, however, that none of the Issuers, the Issuer Members or the Indenture Trustee shall be held liable for any misuse of any such power of attorney by the Property Manager or the Special Servicer and each of the Property Manager and the Special Servicer hereby agree to indemnify each Issuer, the Issuer Members and the Indenture Trustee against, and hold each Issuer, the Issuer Members and the Indenture Trustee harmless from, any cost, loss or liability arising from any misuse of such power of attorney. Notwithstanding anything contained herein to the contrary, the Property Manager shall not, without the Indenture Trustee’s written consent: (i) initiate any action, suit or proceeding solely under the Indenture Trustee’s name without indicating the Indenture Trustee’s representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Indenture Trustee to be registered to do business in any state.

(c)               Promptly after any request therefor, the Property Manager shall provide to the Indenture Trustee: (i) the most recent inspection report prepared or obtained by the Property Manager or the Special Servicer in respect of each Property pursuant to Section 3.10(a); (ii) the most recent available operating statement and financial statements of the related Tenant collected by the Property Manager or the Special Servicer pursuant to Section 3.10(d), together with the accompanying written reports to be prepared by the Property Manager or the Special Servicer, as the case may be, pursuant to Section 3.10(b); and (iii) any and all notices and reports with respect to any Property as to which environmental testing is contemplated by this Agreement or the other Transaction Documents.

(d)               The relationship of each of the Property Manager and the Special Servicer to each Issuer and the Indenture Trustee under this Agreement is intended by the parties to be and shall be that of an independent contractor and not that of a joint venturer, partner or agent.

Section 3.02.      Collection of Monthly Lease Payments; General Receipts Accounts; Collection Account; Release Account; Servicing Account.

(a)               Each of the Property Manager and the Special Servicer shall undertake reasonable efforts to collect all payments called for under the terms and provisions of the Leases it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it would follow were it the owner of such Leases. Consistent with the foregoing and the Servicing Standard (and without regard to Section 3.16), the Special Servicer or the Property Manager, as the case may be, may waive any Net Default Interest or late payment charge it is entitled to in connection with any delinquent payment on a Lease it is obligated to service hereunder.

(b)               The Property Manager shall establish and maintain, or cause to be established and maintained, one or more accounts (each, a “General Receipts Account”) with one or more banks (each, a “General Receipts Account Bank”). Each General Receipts Account shall (i) be maintained at an institution that satisfies the institutional requirements of clauses (i) or (ii) of the definition of Eligible Account or (ii) is otherwise acceptable to the Rating Agencies (as evidenced by written confirmation from such Rating Agencies) and may be an account to which payments relating to other assets are paid; provided, that such account shall be in the nature of a clearing account. Each of the Property Manager and the Special Servicer shall, on or prior to each Series Closing Date (or, if applicable, such other date of acquisition), as to those Leases it is obligated to service hereunder, instruct the related Tenant to make all Monthly Lease Payments to a General Receipts Account. With respect to amounts contained in the General Receipts Account, the Property Manager or the Back-Up Manager shall at all times be able to readily identify any amounts that constitute Collateral.

(c)               [Reserved].

(d)               The Property Manager has established and is required to maintain a segregated account in the name of the Issuers for the benefit Indenture Trustee on behalf of the Noteholders for the collection of payments on and other amounts received in respect of the Leases and the Properties (collectively, the “Collection Account”), which shall be established in such manner and with the type of depository institution (the “Collection Account Bank”) specified in this Agreement that permits the Collection Account to be an Eligible Account. Initially, the Collection Account Bank shall be KeyBank. If the Collection Account Bank is not the same depository institution as the Indenture Trustee, then the Collection Account will be subject to an Account Control Agreement in form and substance reasonably satisfactory to the Indenture Trustee pursuant to which the Collection Account Bank agrees to follow the instructions of the Indenture Trustee with respect to the Collection Account and the amounts on deposit therein. Prior to the occurrence of an Event of Default, the Property Manager shall have the right to withdraw from the Collection Account solely in accordance with Sections 3.03 and 3.04. Following an Event of Default, neither the Property Manager nor any Issuer will have any right of withdrawal from the Collection Account, and the Property Manager hereby covenants and agrees that it shall not withdraw, or direct any Person to withdraw, any funds from the Collection Account. The Collection Account shall be maintained as a segregated account, separate and apart from trust funds created for trust certificates or bonds of other series serviced and the other accounts of the Property Manager.

(e)               The Property Manager and the Special Servicer shall deposit or cause to be deposited into the Collection Account, within two (2) Business Days after receipt, the following payments and collections received by or on behalf of the Property Manager or Special Servicer on or after the later of the related Series Closing Date and the applicable Transfer Date (other than payments due before the applicable Series Closing Date or Transfer Date) or, in the case of collections and payments to the General Receipts Account, on each Business Day, the Property Manager shall instruct the General Receipts Account Bank to transfer the following amounts deposited in the General Receipts Account prior to the end of such Business Day directly into the Collection Account, immediately after funds have been identified, cleared and become available in accordance with the policies of the General Receipts Account Bank:

(i)                 all payments on account of Monthly Lease Payments;

(ii)              all payments of other amounts payable by the Tenants on the Leases, except with respect to Escrow Payments, Lease Security Deposits, Sales Tax Deposits and amounts in respect of Additional Servicing Compensation pursuant to Section 3.09;

(iii)            all Insurance Proceeds up to the Collateral Value of such Property which shall not include (A) Insurance Proceeds applied to the restoration of property or released to the related Tenant or related Issuer in accordance with this Agreement, or (B) Excess Proceeds;

(iv)             all Condemnation Proceeds up to the Collateral Value of such Property, which shall not include (A) Condemnation Proceeds applied to the restoration of property or released to the related Tenant or the related Issuer in accordance with this Agreement or (B) Excess Proceeds;

(v)               except as otherwise deposited into the Release Account as set forth herein, (A) all proceeds from the purchase or substitution of any Released Property or Exchanged Property, (B) all proceeds from the purchase of a Property in connection with a Third Party Purchase Option, (C) all proceeds from the purchase of Property related to a Defaulted Asset and (D) all proceeds received in connection with a Voluntary Prepayment, Early

Refinancing Prepayment or the release of the Properties following the termination of the Indenture and the redemption of the Notes;

(vi)              any amounts paid by any party to indemnify the Issuers pursuant to any provision of this Agreement, the Indenture or the Guaranty;

(vii)            any Series Collateral Release Price received in connection with a Series Collateral Release; provided, that any amounts in excess of the amount to be paid to Noteholders in connection with a Series Collateral Release will be deposited into the Release Account;

(viii)            any amounts received by the Issuers on account of payments under the Guaranty or the Lease Guaranties; and

(ix)               any other amounts required to be so deposited under this Agreement.

Upon direct receipt by the Special Servicer of any of the amounts described in clauses (i) through (iii) above with respect to any Specially Managed Unit, the Special Servicer shall promptly but in no event later than the second Business Day after receipt remit such amounts to the Property Manager for deposit into the Collection Account in accordance with this Section 3.02(e), unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other reasonably appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Property Manager and shall deliver promptly, but in no event later than one (1) Business Day after receipt, any such check to the Property Manager by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other reasonably appropriate reason.

(f)                The Indenture Trustee has established and will maintain, or has caused to be established and will cause to be maintained, a segregated account (the “Release Account”) in the name of the Indenture Trustee, held for the benefit of the Noteholders. The Release Account shall be an Eligible Account. Initially, the Release Account bank shall be Citibank, N.A. The funds held in the Release Account may be held as cash or invested in Permitted Investments in accordance with the provisions of Section 3.05(a). All right, title and interest of each Issuer in the Release Account and the amounts on deposit therein will be pledged to the Indenture Trustee under the Indenture. The Property Manager will deposit or cause to be deposited in the Release Account, on the date of receipt, (i) the cash proceeds from the sale or release of any Released Property (other than any Release Prices obtained in connection with a Triple A Release Event, Liquidation Proceeds received with respect to Defaulted Assets, or any Series Collateral Release Prices) and (ii) to the extent that proceeds in connection with an Insured Casualty or Condemnation exceeds the Collateral Value of the related Property, such excess amounts (the “Excess Proceeds”). Pursuant to the Indenture, any excess proceeds remaining after prepaying the applicable Series of Notes in connection with a Series Collateral Release will be remitted to the Release Account as a Release Price.

(g)               Each of the Property Manager and the Special Servicer shall, as to those Leases it is obligated to service hereunder, establish and maintain, or cause to be established and maintained, one or more accounts (the “Servicing Accounts”), and shall cause to be deposited from the General Receipts Account or otherwise into such Servicing Accounts all Escrow Payments, security deposits received from Tenants pursuant to the Leases, subject to the Tenants’ rights to such amounts (“Lease Security Deposits”), and amounts required to be paid by the applicable Issuers as lessors under the Leases in respect of sales taxes (“Sales Tax Deposits”). Notwithstanding the foregoing, no Servicing Accounts shall be established and maintained with respect to those Properties or Leases pursuant to which the Tenant is not required to make Escrow Payments, Lease Security Deposit or Sales Tax Deposits. Each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected from a Servicing Account (other than Lease Security Deposits) may be made only to: (i) effect payment of real estate or personal property taxes, sales taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items (including taxes or other amounts that could constitute liens prior to or on parity with the lien of the related Mortgage); (ii) refund to the related Tenant any sums as may be determined to be overages; (iii) pay interest, if required and as described below in clause (h), to Tenants on balances in the Servicing Account; (iv) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 8.01; (v) withdraw any amounts deposited in error or (vi) for any other purpose required by the applicable Lease; provided, however, that Lease Security Deposits may not be withdrawn for such purposes and shall be withdrawn only in accordance with the terms of the related Lease, to be repaid to the related Tenant or applied in full or partial satisfaction of the obligations of the related Tenant in accordance with the Servicing Standard (for application in the same manner as payments in respect of such obligations). Any remaining portion of such Lease Security Deposit (after no further allocations could be required pursuant to clauses (i) through (vi) above) shall be withdrawn by the Property Manager from the Servicing Account and deposited into the Collection Account and shall constitute part of the Available Amount on the next Payment Date.

(h)               The Property Manager and the Special Servicer shall each pay or cause to be paid to the applicable Tenant interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Lease. If the Property Manager or the Special Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding.

Section 3.03.      Advances.

(a)               Each of the Property Manager and the Special Servicer shall, as to those Properties it is obligated to service hereunder, maintain accurate records with respect to each Property reflecting the status of real estate taxes, ground rents, assessments and other similar items that are or may become a lien thereon, and the status of insurance premiums payable in respect thereof that, in each case, the related Tenant is contractually or legally obligated to pay under the terms of the applicable Lease, and, subject to Section 3.03(c) below, if any such amounts are not paid by the related Tenant, the Property Manager shall effect payment thereof, as a Property Protection Advance or otherwise as payment of an Emergency Property Expense from funds on deposit in the Collection Account, as described below, to the extent that the Property Manager or Special Servicer, as applicable, has received notice from any source of such non-payment by such

Tenant. For purposes of effecting any such payment, the Property Manager or the Special Servicer, as the case may be, shall apply Escrow Payments as allowed under the terms of the related Lease or, if such Lease does not require the related Tenant to escrow for the payment of real estate taxes, assessments and insurance premiums (or the amounts escrowed are insufficient), each of the Property Manager and the Special Servicer shall, as to those Leases it is obligated to service hereunder, enforce the requirement of the related Lease that such Tenant make payments in respect of such items at the time they first become due.

(b)               In the event (i) a Monthly Lease Payment, or any portion thereof, on any Lease, has not been made on the related Due Date, (ii) the Notes of any Series are not paid in full on the related Rated Final Payment Date or (iii) any Property has become untenanted, then the Property Manager, subject to its determination that such amounts are not Nonrecoverable Advances, shall be required to make a P&I Advance; provided, that the Property Manager will not be required to make any advance to cover (A) any resulting shortfall in the scheduled payment of principal on any Class of Notes on or after the related Anticipated Repayment Date, (B) the Make Whole Amount, (C) Interest Carry-Forward Amount, (D) Post-ARD Additional Interest or (E) Deferred Post-ARD Additional Interest. The Property Manager will be required to deposit such P&I Advance into the Payment Account not later than 11:00 a.m. New York time on the Remittance Date, in an amount equal to the excess of (x) the scheduled monthly amount required to be paid with respect to principal and interest on the Notes on the related Payment Date, over (y) the amount on deposit in the Payment Account prior to such deposit by the Property Manager, taking into account all amounts on deposit in the Collection Account that are required to be transferred to the Payment Account for such Payment Date. If a late payment of a Monthly Lease Payment is received on or prior to the Remittance Date, the Property Manager shall immediately set-off such late payment against such P&I Advance, and no interest shall be payable on such P&I Advance unless such late payment shall have been received too late on the date of its receipt for the Property Manager to invest such funds. On or before 5:00 p.m. New York time on the Remittance Date in the event that that the full amount of any P&I Advance required to be made by the Property Manager has not been so made, the Indenture Trustee shall provide notice of such failure to a Servicing Officer of the Property Manager and the Back-Up Manager. The Back-Up Manager will be required to make any required P&I Advance by 11:00 a.m. New York City time on the related Payment Date to the extent that any P&I Advance required to be made by the Property Manager pursuant to the immediately preceding sentence is not made and the Back-Up Manager receives notice thereof, subject to the Back-Up Manager’s sole discretion exercised in good faith and in accordance with Section 3.03(g) below, that the P&I Advance will not be a Nonrecoverable Advance. If the Property Manager and the Back-Up Manager fail to make such Advance and the Indenture Trustee receives notice thereof, the Indenture Trustee will be required to make any required P&I Advance by 3:00 p.m. New York City time on the related Payment Date, subject to the Indenture Trustee’s sole discretion exercised in good faith, that such P&I Advance will not be a Nonrecoverable Advance.

(c)               In accordance with the Servicing Standard, the Property Manager shall advance with respect to each Property any and all Property Protection Advances; provided, that in no event shall the Property Manager be required to make any Property Protection Advance that it determines would constitute a Nonrecoverable Advance in accordance with Section 3.03(f). The Property Manager shall not have any obligation under this Section 3.03(c) to advance any funds in respect of real estate taxes or premiums on Insurance Policies that the related Tenant or the applicable Issuer is not contractually or legally obligated to pay, nor shall it have any obligation to monitor the timely payment of real estate taxes and insurance premiums the payment of which is the responsibility of a person other than such Tenant or Issuer, unless it has actual knowledge of the non-payment of such items and would otherwise make such advance in accordance with the Servicing Standard. The Back-Up Manager will be required to make any required Property Protection Advance, in accordance with the Servicing Standard, to the extent that any Property Protection Advance required to be made by the Property Manager pursuant to the immediately preceding sentence is not made and the Back-Up Manager receives notice thereof, subject to the Back-Up Manager’s determination (in accordance with the Servicing Standard) that the Property Protection Advance will not be a Nonrecoverable Advance. The Indenture Trustee will be required to make any required Property Protection Advance to the extent that any Property Protection Advance required to be made by the Property Manager or the Back-Up Manager pursuant to the immediately preceding sentence is not made and the Indenture Trustee receives notice thereof, subject to the Indenture Trustee’s determination (in its sole discretion exercised in good faith) that the Property Protection Advance will not be a Nonrecoverable Advance.

(d)               All Advances, together with Advance Interest thereon, shall be reimbursable from collections from the Leases and Properties as provided in Section 2.11(b) of the Indenture.

(e)               If, prior to making any Property Protection Advance, the Property Manager shall have determined, in its commercially reasonable, good faith business judgment and in accordance with the Servicing Standard, (i) that such Property Protection Advance, if made, would constitute a Nonrecoverable Advance and (ii) that the payment of such cost, expense or other amount for which a Property Protection Advance might be made is nonetheless in the best interest of the Noteholders, the Property Manager shall, in accordance with the Servicing Standard, instruct the Indenture Trustee to withdraw funds from the Collection Account and use such funds in order to pay such costs, expenses and other amounts (collectively, “Emergency Property Expenses”) to the extent necessary to preserve the security interest in, and value of, any Property. Any such funds withdrawn from the Collection Account to pay Emergency Property Expenses shall not constitute part of the Available Amount on any Payment Date and shall not be available to make payments to the Noteholders or to pay any other expenses or obligations of the Issuers.

(f)                The determination by the Property Manager or the Back-Up Manager that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be made in good faith and in accordance with (i) with respect to Property Protection Advances, Section 3.03(g) below and the Servicing Standard and (ii) with respect to P&I Advances, Section 3.03(h) below and the Servicing Standard, and, in each case, shall be evidenced by an Officer’s Certificate delivered promptly to each Issuer and to the Indenture Trustee setting forth the basis for such determination. The determination by the Indenture Trustee that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be made in good faith. The Indenture Trustee may conclusively rely on any determination by the Property Manager that an Advance, if made, would be a Nonrecoverable Advance.

(g)               In making a nonrecoverability determination with respect to any Property Protection Advance, the Property Manager (or, if applicable, the Back-Up Manager or Indenture

Trustee) shall be entitled to (a) consider (among other things) the obligations of the Obligor under the terms of the related Lease Documents as they may have been modified, (b) consider the related Properties in their “as is” or then current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Property Manager or the Back-Up Manager) regarding the possibility and effects of future adverse changes with respect to such Properties, (c) estimate and consider (consistent with the Servicing Standard in the case of the Property Manager or the Back-Up Manager) (among other things) future expenses, and (d) estimate and consider (consistent with the Servicing Standard in the case of the Property Manager or the Back-Up Manager) (among other things) the timing of recoveries. In addition, any such Person may update or change its recoverability determinations at any time (but not reverse any other Person’s determination that a Property Protection Advance is a Nonrecoverable Advance). The determination by the Property Manager, the Back-Up Manager or the Indenture Trustee, as the case may be, that it has made a Property Protection Advance that is a Nonrecoverable Advance or that any proposed Property Protection Advance, if made, would constitute a Nonrecoverable Advance, or any updated or changed recoverability determination, shall be conclusive and binding on the applicable Issuer, the Property Manager, the Noteholders the Back-Up Manager and the Indenture Trustee. The Special Servicer shall promptly furnish any party required to make Property Protection Advances hereunder with any information in its possession regarding the Specially Serviced Assets, as such party required to make Property Protection Advances may reasonably request for purposes of making recoverability determinations.

(h)               In making a nonrecoverability determination with respect to any P&I Advance, the Property Manager (or, if applicable, the Indenture Trustee or the Back-Up Manager) may only consider the obligations of the Issuers under the terms of the Transaction Documents as they may have been modified, the related Collateral in its “as is” or then current conditions and the timing and availability of anticipated cash flows as modified by such party’s assumptions regarding the possibility and effect of future adverse changes, together with such other factors, including but not limited to an estimate of future expenses, timing of recovery, the inherent risk of a protracted period to complete liquidation or the potential inability to liquidate Collateral as a result of intervening creditor claims or of a bankruptcy proceeding affecting any Issuer and the effect thereof on the existence, validity and priority of any security interest encumbering the Collateral, the direct and indirect equity interests in the Issuers, available cash on deposit in the Collection Account, the future allocations and disbursements of cash on deposit in the Collection Account, and the net proceeds derived from any of the foregoing. Any such determination shall be conclusive and binding on the applicable Issuer, the Property Manager, the Noteholders, the Back-Up Manager and the Indenture Trustee.

(i)                 In the event any Advances made by the Property Manager or the Indenture Trustee shall at any time be outstanding, or any amounts of interest thereon shall be accrued and unpaid, all amounts available to repay Advances and interest hereunder shall be applied first entirely to Advances made by the Indenture Trustee (and the accrued and unpaid interest thereon) until such Advances made by the Indenture Trustee (and the accrued and unpaid interest thereon) shall have been repaid in full and then to Advances made by the Property Manager (and the accrued and unpaid interest thereon). Any costs or expenses in connection with any actions to be taken by the Property Manager or Special Servicer pursuant to this paragraph shall be borne by the Property Manager or Special Servicer, as applicable.

Section 3.04.      Withdrawals from the Collection Account.

On each Remittance Date, the Collection Account Bank shall deliver the Available Amount by wire transfer of immediately available funds for deposit into the Payment Account for application by the Indenture Trustee to make payments in accordance with the priorities set forth pursuant to Section 2.11(b) of the Indenture. The Property Manager may, or may instruct the Indenture Trustee to, withdraw funds from the Collection Account to (i) on each Remittance Date, pay the Property Management Fee, Back-Up Fee, Workout Fees, Liquidation Fees, Additional Servicing Compensation, any applicable Special Servicing Fee due and payable to the Property Manager, Back-Up Manager and Special Servicer, and to reimburse any Advances (including Nonrecoverable Advances) plus interest thereon (including to reimburse the Indenture Trustee therefor); (ii) on any date, pay any Emergency Property Expenses (pursuant to Section 3.03(e)) and (iii) on any date, to remove amounts deposited in the Collection Account in error; provided, however, that no other amounts may be withdrawn from the Collection Account by (or at the direction of) the Property Manager, except as otherwise provided in this Agreement. Funds withdrawn by the Property Manager for any of the purposes set forth in clauses (i) through (iii) above shall not constitute part of the Available Amount on any Payment Date.

Section 3.05.      Investment of Funds in the Collection Account, the Servicing Accounts and the Release Account.

(a)               The Property Manager shall direct the Collection Account Bank to invest the funds held in the Collection Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, not later than the Business Day immediately preceding the next succeeding Remittance Date, which may be in the form of a standing direction. The Property Manager may direct any institution maintaining the Release Account to invest the funds held therein in one or more specific Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, not later than the Business Day immediately preceding the day such amounts are required to be distributed pursuant to this Agreement, which may be in the form of a standing direction. The Property Manager may direct any institution maintaining the Servicing Accounts with respect to Lease Security Deposits to invest the funds held therein in one or more specific Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, not later than the Business Day immediately preceding the day such amounts are required to be distributed pursuant to this Agreement, which may be in the form of a standing direction. The Property Manager shall promptly deliver to the Indenture Trustee, and the Indenture Trustee shall maintain continuous possession of, any Permitted Investment that is either (i) a “certificated security,” as such term is defined in the Uniform Commercial Code, or (ii) other property in which a secured party may perfect its security interest by possession under the Uniform Commercial Code or any other applicable law. If amounts on deposit in the Collection Account, the Servicing Accounts or the Release Account are at any time invested in a Permitted Investment payable on demand, the Property Manager shall:

(i)                 consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (x) all amounts then payable thereunder and (y) the amount required to be withdrawn on such date; and

(ii)              demand payment of all amounts due thereunder promptly upon determination by the Property Manager that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Collection Account, the Servicing Accounts or the Release Account, as applicable.

(b)               In the event that (i) any Issuer elects to remove a Property from the Collateral Pool under Section 2.04, 7.01 or 7.04, or (ii) amounts in connection with a Series Collateral Release are deposited into the Release Account pursuant to Section 7.10(c) and the Indenture, in each case, amounts deposited in the Release Account shall be applied by the Property Manager (or the Indenture Trustee based solely on the instructions of the Property Manager if the Property Manager is AF Properties), first, to reimburse the Property Manager, the Special Servicer and the Indenture Trustee any amounts owed with respect to unreimbursed Extraordinary Expenses, Advances (plus Advance Interest thereon) and Emergency Property Expenses related to such Lease or Property and to pay the expenses related to such release and, second, either to (i) allow any Issuer to acquire a Qualified Substitute Property within twelve (12) months following the removal of the related Released Property, or (ii) at the option of the Property Manager, be deposited as Unscheduled Proceeds into the Collection Account. Any amounts remaining in the Release Account following the twelve (12) month period described in clause (i) above shall be transferred as Unscheduled Proceeds into the Collection Account; provided, that only the related Allocated Release Amount will be applied as Unscheduled Principal Payments. During an Early Amortization Period, all amounts in the Release Account shall be deposited as Unscheduled Proceeds into the Collection Account and will be applied on the Payment Date following the commencement of such Early Amortization Period.

(c)               Whether or not the Property Manager directs the investment of funds in the Collection Account, the Release Account or the Servicing Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for the Collection Account, the Servicing Accounts or the Release Account for each Collection Period, shall be added to the Available Amount for such Collection Period. Except as provided in Section 5.03(a), the Property Manager shall have no liability for any investment of funds in the Collection Account, the Release Account or Servicing Accounts.

(d)               Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

(e)               Notwithstanding the investment of funds held in the Collection Account or the Release Account, for purposes of the calculations hereunder, including the calculation of the Available Amount, the amounts so invested shall be deemed to remain on deposit in the Collection Account or the Release Account, as applicable.

(f)                Any actual losses sustained on the liquidation of a Permitted Investment in the Collection Account or the Release Account shall be deposited by the applicable Issuer (out of funds not otherwise subject to the lien of the indenture) immediately, but in no event later than one

(1) Business Day following such liquidation, into the Collection Account or the Release Account, as applicable.

Section 3.06.      Maintenance of Insurance Policies: Errors and Omissions and Fidelity Coverage.

(a)               The Property Manager (other than with respect to Specially Managed Units) and the Special Servicer (with respect to Specially Managed Units) shall use reasonable efforts in accordance with the Servicing Standard to cause the related Tenant to maintain for each Property all insurance coverage as is required under the terms of the related Lease (including for the avoidance of doubt, any Environmental Policy or compliance with state insurance fund requirements); provided, that if and to the extent that any such Lease permits the lessor thereunder any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Tenant is required to maintain, the Property Manager or the Special Servicer, as the case may be, shall exercise such discretion in a manner consistent with the Servicing Standard. If such Tenant does not maintain the required insurance or, with respect to any Environmental Policy in place as of the related Series Closing Date or Transfer Date, the Property Manager will itself cause such insurance to be maintained with Qualified Insurers; provided, that the Property Manager shall not be required to maintain such insurance if the Indenture Trustee (as mortgagee of record on behalf of the Noteholders) does not have an insurable interest or the Property Manager has determined, in its reasonable judgment in accordance with the Servicing Standard, that either (i) such insurance is not available at a commercially reasonable rate and the subject hazards are at the time not commonly insured against by prudent owners of properties similar to the Property located in or around the region in which such Property is located or (ii) such insurance is not available at any rate. The cost of any such insurance coverage shall be a Property Protection Advance to be paid by the Property Manager, and such insurance coverage need not be obtained if it would constitute a Nonrecoverable Advance. All such insurance policies shall contain (if they insure against loss to property) a “standard” mortgagee clause, with loss payable to the Property Manager or an Emergency Protection Expense (subject to the limitations in Section 3.03), as agent of and for the account of the applicable Issuer and the Indenture Trustee, and shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Property Manager or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Property or amounts to be released to the related Tenant, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 2.11 of the Indenture.

(b)               The Property Manager or Special Servicer may satisfy its obligations under Section 3.06(a) by obtaining, maintaining or causing to be maintained a blanket or forced place insurance policy. If applicable, the Property Manager or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained on behalf of each applicable Issuer, a master forced place insurance policy or a blanket policy (or an endorsement to an existing policy) insuring against hazard losses (not otherwise insured by a Tenant due to a default by such Tenant under the insurance covenants of its Lease or because a Tenant permitted to self-insure fails to pay for casualty losses) on the applicable Properties that it is required to service and administer, which policy shall (i) be obtained from a Qualified Insurer having a claims-paying ability rated at least “A:VIII” by A.M. Best’s Key Rating Guide and at least “A” by S&P and (ii) provide protection equivalent to the individual policies otherwise required under Section 3.06(a). The Property

Manager and the Special Servicer shall bear the cost of any premium payable in respect of any such blanket policy without right of reimbursement; provided, that if the Property Manager or the Special Servicer, as the case may be, causes any Property to be covered by such blanket policy, the incremental costs of such insurance applicable to such Property shall constitute, and be reimbursable as, a Property Protection Advance to the extent that such blanket policy provides insurance that the related Tenant has failed to maintain. Neither the Property Manager nor the Special Servicer shall have any obligation to cause any Property to be covered by any such policy if the Property Manager determines that the related Property Protection Advance would constitute a Nonrecoverable Advance. If the Property Manager or Special Servicer, as applicable, causes any Property to be covered by a force-placed insurance policy, the incremental costs of such insurance applicable to such Property (which shall not include any minimum or standby premium payable for such policy whether or not any Property is covered thereby) shall be paid as a Property Protection Advance (and if such costs would constitute a Nonrecoverable Advance such insurance shall not be maintained). The Property Manager or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Indenture Trustee and the applicable Issuer, claims under any such force placed or blanket policy in a timely fashion in accordance with the terms of such policy. Any payments on such policy relating to liability of an Issuer with respect to the Properties shall be made to the Property Manager or Special Servicer as agent of and for the account of the applicable Issuer, the Noteholders and the Indenture Trustee.

(c)               Each of the Property Manager and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Managed Units exist as part of the Collateral) keep in force with a Qualified Insurer having a claims paying ability rated at least “A:VIII” by A.M. Best’s Key Rating Guide and at least “A” by S&P, a fidelity bond in such form and amount as would not adversely affect any rating assigned by any Rating Agency to the Notes (as evidenced in writing from each Rating Agency; which, as of the Initial Closing Date, shall be evidenced by the assignment of ratings to the Notes on the Initial Closing Date). Each of the Property Manager and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Property Manager or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without at least 10 days’ prior written notice to the Property Manager or the Special Servicer, as applicable.

Each of the Property Manager and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Managed Units exist as part of the Collateral) also keep in force with a Qualified Insurer having a claims-paying ability rated at least “A:VIII” by A.M. Best’s Key Rating Guide and at least “A” by S&P, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would not adversely affect any rating assigned by any Rating Agency to the Notes (as evidenced in writing from each Rating Agency; which, as of the Initial Closing Date, shall be evidenced by the assignment of ratings to the Notes on the Initial Closing Date). Each of the Property Manager and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Property Manager or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without 10 days’ prior written notice to each Issuer.

The Back-Up Manager (whether as Back-Up Manager, Property Manager or Special Servicer) shall at all times during the term of this Agreement maintain insurance in conformity with market requirements and shall keep in force with a Qualified Insurer having a claims paying ability rated by at least one of the following Rating Agencies of at least (a) “A3” by Moody’s Investor Services, Inc., (b) “A-” by S&P, (c) “A-” by Fitch Ratings Inc. or (d) “A:X” by A.M. Best Company, Inc., (i) a fidelity bond (employee dishonesty insurance) in such form and amount as is consistent with the Servicing Standard and (ii) a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as is consistent with the Servicing Standard. The Back-Up Manager shall cause any awards or other amounts payable under such policy or policies that result from the errors or omissions of its officers and employees in connection with its servicing obligations hereunder to be promptly remitted to the Indenture Trustee for application in accordance with the Indenture. The Back-Up Manager shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond and/or errors and omissions coverage and, by the terms of such fidelity bond and/or errors and omissions policy, the coverage afforded thereunder extends to the Property Manager or the Special Servicer, as the case may be.

Each of the Property Manager and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Managed Units exist as part of the Collateral) also, on behalf of each Issuer, keep in force with a Qualified Insurer having a claims-paying ability rated at least “A:VIII” by A.M. Best’s Key Rating Guide and at least “A” by S&P, a lessor’s general liability insurance policy or policies, which policy or policies shall be in such form and amount as would not adversely affect any rating assigned by any Rating Agency to the Notes without giving effect to any Insurance Policy (as evidenced in writing from each Rating Agency; which, as of the Initial Closing Date, shall be evidenced by the assignment of ratings to the Notes on the Initial Closing Date). Any payments on such policy shall be made to the Property Manager as agent of and for the account of any applicable Issuer and the Indenture Trustee.

If the Property Manager (or its corporate parent), the Special Servicer (or its corporate parent) or the Back-Up Manager (or its corporate parent), as applicable, are rated not lower than “A” by S&P, the Property Manager, the Special Servicer or the Back-Up Manager, as applicable, may self-insure with respect to any insurance coverage or fidelity bond coverage required hereunder, in which case it shall not be required to maintain an insurance policy with respect to such coverage; provided, that AF Properties may not self-insure with respect to any such insurance coverage or fidelity bond.

Section 3.07.      DSCR Reserve Account.

On each Payment Date occurring during any DSCR Sweep Period, the Indenture Trustee shall deposit funds into the DSCR Reserve Account in accordance with Sections 2.11(b) and 2.18 of the Indenture. The DSCR Reserve Account shall be an Eligible Account (or the sub-account of an Eligible Account). The Property Manager shall deliver to the Indenture Trustee a calculation of the Monthly DSCR on or before each Remittance Date. The Issuers grant to the Indenture Trustee a first-priority perfected security interest in the DSCR Reserve Account and any and all monies now or hereafter deposited in the DSCR Reserve Account as additional security for payment of the Notes. Until disbursed or applied in accordance herewith, the DSCR Reserve Account shall constitute additional security for the Notes. Upon the occurrence of an Event of Default, the Indenture Trustee may, in addition to any and all other rights and remedies available to the Indenture Trustee, apply any sums then present in the DSCR Reserve Account to the payment of the Notes in such order and priority as set forth in the Indenture.

Section 3.08.      Issuers, Custodian and Indenture Trustee to Cooperate; Release of Lease Files.

(a)               If from time to time, and as appropriate for servicing of any Lease, assumption of a Lease, modification of a Lease or the re-lease or sale of any Property, the Property Manager or the Special Servicer shall otherwise require the use of any Lease File (or any portion thereof), the Custodian shall release such Lease File (or portion thereof) in accordance with Section 3.5 of the Custody Agreement.

(b)               Within seven (7) Business Days of the Special Servicer’s request therefor (or, if the Special Servicer notifies each Issuer and the Indenture Trustee of an exigency, within such shorter period as is reasonable under the circumstances), each of the applicable Issuer and the Indenture Trustee shall execute and deliver to the Special Servicer, in the reasonable form supplied to such Issuer and the Indenture Trustee by the Special Servicer, any court pleadings, leases, sale documents or other documents reasonably necessary to the re-lease, foreclosure or sale in respect of any Property or to any legal action brought to obtain judgment against any Tenant on the related Lease or to obtain a judgment against a Tenant, or to enforce any other remedies or rights provided by the Lease or otherwise available at law or in equity or to defend any legal action or counterclaim filed against such Issuer, the Property Manager or the Special Servicer; provided that each of such Issuer and the Indenture Trustee may alternatively execute and deliver to the Special Servicer, in the form supplied to such Issuer and the Indenture Trustee by the Special Servicer, a limited power of attorney substantially in the form of Exhibit A issued in favor of the Special Servicer and empowering the Special Servicer to execute and deliver any or all of such pleadings or documents on behalf of such Issuer or the Indenture Trustee, as the case may be; provided, however, that neither the applicable Issuer nor the Indenture Trustee shall be held liable for any misuse of such power of attorney by the Special Servicer and the Special Servicer hereby agrees to indemnify such Issuer and the Indenture Trustee against, and hold such Issuer and the Indenture Trustee harmless from, any loss or liability arising from any misuse of such power of attorney. Notwithstanding anything to the contrary, the Special Servicer shall not, without the Indenture Trustee’s written consent (i) initiate any action, suit or proceeding solely under the Indenture Trustee’s name without indicating its representative capacity or (ii) take any action with the primary purpose of causing, and which actually does cause, the Indenture Trustee to be registered to do business in any state. Together with such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of such Issuer and the Indenture Trustee), the Special Servicer shall deliver to each of the applicable Issuer and the Indenture Trustee an Officer’s Certificate requesting that such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of such Issuer or the

Indenture Trustee, as the case may be) be executed by such Issuer or the Indenture Trustee and certifying as to the reason such pleadings or documents are required.

(c)               With respect to those Leases it is obligated to service hereunder, each of the Property Manager and the Special Servicer, on behalf of the Issuers and the Indenture Trustee for the benefit of the holders of the Notes, shall enforce the restrictions contained in the related Lease or in any other document in the related Lease File on transfers or further encumbrances of the related Property and on transfers of interests in the related Tenant, unless it has determined, consistent with the Servicing Standard, that waiver of such restrictions would be in accordance with the Servicing Standard. After having made any such determination, the Property Manager or the Special Servicer, as the case may be, shall deliver to the Indenture Trustee (and the Property Manager in the case of the Special Servicer) an Officer’s Certificate setting forth the basis for such determination. In connection with any assignment or sublet by a Tenant of its interest under a Lease, the applicable Issuer shall not take any action to release such Tenant from its obligations under such Lease unless a new Tenant approved by such Issuer assumes the obligations under such Lease and any applicable requirements set forth in the applicable Lease have been satisfied.

Section 3.09.      Property Management Compensation: Interest on Advances.

(a)               As compensation for its activities hereunder, the Property Manager shall be entitled to receive the Property Management Fee with respect to each Property included in the Collateral Pool (excluding the Specially Managed Units, if any); provided, that, for so long as AF Properties is the Property Manager, AF Properties shall waive the portion of the Property Management Fee that is in excess of the amount to be paid to the Sub-Manager pursuant to the Sub-Management Agreement; provided, further, that AF Properties may revoke such waiver of the Property Management Fee at any time. As to each such Property, the Property Management Fee shall accrue daily at the related Property Management Fee Rate on the basis of the Allocated Loan Amount (as of the related Determination Date) of each such Property. The Property Management Fee with respect to any Property shall cease to accrue if the Property becomes a Specially Managed Unit. The right to receive the Property Management Fee may not be transferred in whole or in part except in connection with the transfer of all of the Property Manager’s responsibilities and obligations under this Agreement. Earned but unpaid Property Management Fees shall be distributable monthly on the Payment Date by the Indenture Trustee from the Available Amount pursuant to Section 2.11(b) of the Indenture.

(b)               On each Payment Date, the Property Manager shall be entitled to receive, and the Indenture Trustee shall distribute to the Property Manager from the Payment Account (to the extent deposited therein), the Property Manager Additional Servicing Compensation, consisting of (i) all transaction, returned check fees, assumption, modification and similar fees and late payment charges received with respect to Properties that are not Specially Managed Units; and (ii) any Default Interest collected on a Lease, but only to the extent that (x) such Default Interest is allocable to the period (not to exceed 60 days) when the related Property did not constitute a Specially Managed Unit and (y) such Default Interest is not allocable to cover interest payable to the Property Manager, the Back-Up Manager or the Indenture Trustee with respect to any Advances made in respect of the related Property.

(c)               As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Managed Unit; provided, that, for so long as AF Properties is the Special Servicer, AF Properties shall waive the Special Servicing Fee; provided, further, that AF Properties may revoke such waiver of the Special Servicing Fee at any time. As to each Specially Managed Unit, the Special Servicing Fee shall accrue daily from time to time at the Special Servicing Fee Rate on the basis of the Allocated Loan Amount (as of the related Determination Date) of each such Specially Managed Unit. The Special Servicing Fee with respect to any Specially Managed Unit shall cease to accrue if (i) the related Property is sold or exchanged for a Qualified Substitute Property or (ii) such Specially Managed Unit becomes a Corrected Unit. Earned but unpaid Special Servicing Fees shall be distributable monthly on the Payment Date by the Indenture Trustee from the Available Amount pursuant to Section 2.11(b) of the Indenture. The Special Servicer’s right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer’s responsibilities and obligations under this Agreement.

(d)               On each Payment Date, the Special Servicer shall be entitled to receive, and the Indenture Trustee shall distribute to the Special Servicer from the Payment Account (to the extent deposited therein), the Special Servicer Additional Servicing Compensation, consisting of (i) all returned check fees, assumption, modification and similar fees and late payment charges received on or collected from Tenants on the Specially Managed Units; and (ii) any Default Interest collected on or with respect to a Specially Managed Unit, but only to the extent that such Default Interest is not allocable to reimburse Property Protection Advances cover interest payable to the Property Manager or the Indenture Trustee with respect to any Advances made in respect of the related Property.

(e)               Except as otherwise set forth herein, the Property Manager, Back-Up Manager and the Special Servicer shall each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under this Agreement, including fees of any subservicers retained by it; provided, however, that the Property Manager or Special Servicer, in accordance with the Servicing Standard and the terms of this Agreement, shall be permitted to engage third party valuation experts and other consultants to conduct appraisals at the cost of the Issuers. As and to the extent permitted by Section 2.11(b) of the Indenture, the Property Manager and the Indenture Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Advance and unreimbursed Extraordinary Expenses made by it for so long as such Advance is outstanding.

(f)                As compensation for its activities hereunder, the Back-Up Manager shall be entitled to receive the monthly Back-Up Fee with respect to each Property included in the Collateral Pool. The right to receive the monthly Back-Up Fee may not be transferred in whole or in part except in connection with the transfer of all of the Back-Up Manager’s responsibilities and obligations under this Agreement. Earned but unpaid Back-Up Fees shall be payable monthly pursuant to Section 2.11(b) of the Indenture. For so long as KeyBank is the Sub- Manager, KeyBank hereby waives its right to receive the Back-Up Fee.

(g)               A Workout Fee shall be payable to the Special Servicer with respect to each Corrected Unit. As to each such Corrected Unit, the “Workout Fee” will be payable out of, and will be calculated by application of 0.50% to, each collection of rents, interest (other than any default interest) and principal (including scheduled payments, prepayments and payments at maturity) received on the related Lease, so long as it remains a Corrected Unit; provided, that no Workout Fee will be payable from any Liquidation Proceeds collected in connection with (i) the purchase of any Specially Managed Unit by the Property Manager or the Special Servicer or (ii) the purchase of any Specially Managed Unit by the Support Provider due to a Collateral Defect within the period provided to cure such Collateral Defect. The Workout Fee with respect to any related Lease will cease to be payable if such Lease again becomes a Specially Managed Unit or the Property Manager determines in its good faith and reasonable judgement that a default in making a Monthly Lease Payment is likely to occur within 30 days and is not likely to be remedied for 60 days and no such default actually occurs or, if such default has occurred, is remedied within the 60 days provided; provided, that a new Workout Fee will become payable if and when such Lease again ceases to be a Specially Managed Unit. For so long as AF Properties is the Special Servicer, AF Properties shall waive any Workout Fee; provided, that AF Properties may revoke such waiver of any Workout Fee at any time.

(h)               A “Liquidation Fee” shall be payable to the Special Servicer with respect to (i) each Lease or Property purchased by the Support Provider due to a Collateral Defect if purchased after the applicable cure period, and shall equal the product of (a) the purchase price with respect to any such purchase and (b) the Liquidation Fee Rate, (ii) any Specially Managed Unit as to which the Special Servicer obtains a full, partial or discounted payoff for some or all of the Allocated Loan Amount of the Property from the related Tenant, and shall equal the product of (a) the amount of such payoff and (b) the Liquidation Fee Rate, or (iii) any Specially Managed Unit as to which the Special Servicer recovered any Liquidation Proceeds, and shall equal the product of (i) the amount of such Liquidation Proceeds and (ii) the Liquidation Fee Rate; provided, that no Liquidation Fee will be payable from any Liquidation Proceeds collected in connection with the purchase of any Specially Managed Unit by the Property Manager or the Special Servicer. For so long as AF Properties is the Special Servicer, AF Properties shall waive any Workout Fee; provided, that AF Properties may revoke such waiver of any Workout Fee at any time.

Section 3.10.      Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.

(a)               The Property Manager shall obtain a physical inspection with respect to each Property (i) whose FCCR is below 1.5x on an annual basis or (ii) with respect to which the Property Manager has received notice from the Tenant or has actual knowledge that the Tenant is a non-renewal or termination risk, within a reasonable amount of time from receipt of such notice or knowledge. If a Lease becomes a Specially Managed Unit, the Special Servicer shall perform or obtain a physical inspection of the related Property within six (6) months after such Property becomes a Specially Managed Unit.

(b)               Following the completion of a physical inspection pursuant to Section 3.10(a), if applicable, the Property Manager or the Special Servicer, as applicable, shall prepare a written report of each such inspection performed by it. Such written report prepared by the Property Manager or the Special Servicer or written report obtain by the Property Manager or the Special Servicer, as applicable, shall set forth in detail the condition of the related Property and that specifies the condition of the related Property and the existence of (i) any sale, transfer or abandonment of such Property, or (ii) any material change in the condition or value of such

Property. The Special Servicer shall deliver to each Issuer, the Back-Up Manager, the Indenture Trustee and the Property Manager a copy of each such written report prepared by it during each calendar quarter within 15 days of the completion of each such inspection.

(c)               The Special Servicer or Property Manager, as applicable, (i)(A) shall receive reimbursement for reasonable out-of-pocket expenses related to any Property inspections as a Property Protection Advance and (B) such inspection need not be performed if such Property Protection Advance would constitute a Nonrecoverable Advance and (ii) shall be entitled to a reasonable inspection fee for any such inspection, in each case from the applicable Issuer pursuant to Section 2.11(b) of the Indenture.

(d)               The Special Servicer, in the case of any Specially Managed Unit, and the Property Manager, in the case of all other Leases, shall make reasonable efforts to collect promptly from each related Tenant and review annual and quarterly financial statements of such Tenant and the Properties it operates as the same are required to be delivered by the Tenant to the applicable Issuer under its Lease.

Section 3.11.      Statements as to Compliance.

Each of the Property Manager and the Special Servicer (other than KeyBank to the extent it has become the successor Property Manager or Special Servicer) shall deliver to the Issuers, the Indenture Trustee and, in the case of the Special Servicer, the Property Manager, within 60 days after the end of the first three calendar quarters of each year and within 120 days after the end of each calendar year, an Officer’s Certificate stating, as to each signer thereof, that (i) a review of the activities of the Property Manager and the Special Servicer throughout the preceding reporting period, and of its performance under this Agreement, has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Property Manager or the Special Servicer, as the case may be, complied in all material respects throughout such period with the minimum servicing standards in this Agreement and fulfilled in all material respects throughout such period its obligations under this Agreement or, if there was noncompliance with such standards or a default in the fulfillment of any such obligation in any material respect, such Officer’s Certificate shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof. To the extent KeyBank has become the successor Property Manager or Special Servicer, it shall provide an annual certification relating to the foregoing to be delivered by March 31st of each calendar year.

Section 3.12.      Reports by Independent Public Accountants.

On or before September 30 of each year (or, to the extent KeyBank has become the successor Property Manager or Special Servicer, March 31), each of the Property Manager and the Special Servicer, at its expense, shall cause an independent, registered public accounting firm (which may also render other services to the Property Manager or the Special Servicer, as the case may be) to furnish to each Issuer and the Indenture Trustee and, in the case of the Special Servicer, to the Property Manager, a report containing such firm’s opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertion made pursuant to Section 3.11 regarding compliance by the Property Manager or the Special Servicer, as the case may be, with the minimum servicing standards in this Agreement during the preceding calendar year (or from the date hereof through August 30, 2020, in the case of the first such report) is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such institute’s standards require it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of Leases by Sub-Managers, upon comparable reports for examinations conducted substantially in accordance with such institute’s standards (rendered within one year of such report) of independent public accountants with respect to the related Sub-Managers.

Section 3.13.      Access to Certain Information; Delivery of Certain Information.

(a)               Each of the Property Manager and the Special Servicer shall afford to the other, to the Issuers, the Indenture Trustee, the Back-Up Manager and the Rating Agencies and to the Federal Deposit Insurance Corporation and any other banking or insurance regulatory authority that may exercise authority over any Noteholder or holder of Issuer Interests, reasonable access to any documentation regarding the Leases and Properties and its servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law, rule or regulation or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of an Issuer, the Noteholders or the holders of Issuer Interests. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Property Manager or the Special Servicer, as the case may be, designated by it.

(b)               The Property Manager or the Special Servicer shall notify the Indenture Trustee and the Back-Up Manager of any Property whose Tenant has ceased to exercise its business activity on such Property within 30 days of becoming aware of such a circumstance.

Section 3.14.      Management of Properties Relating to Defaulted Assets.

(a)               At any time that a Property is not subject to a Lease or is subject to a Lease that is (or relates to) a Defaulted Asset, the Special Servicer’s decision as to how such Property shall be managed and operated shall be based on the good faith and reasonable judgment of the Special Servicer as to the best interest of the applicable Issuer and the Noteholders by maximizing (to the extent commercially feasible) the net after-tax revenues received by the applicable Issuer with respect to such property and, to the extent consistent with the foregoing, in the same manner as would commercial lease servicers and asset managers operating property comparable to the respective Property under the Servicing Standard. The applicable Issuer, the Indenture Trustee and the Special Servicer may consult with counsel at the expense of the applicable Issuer in connection with determinations required under this Section 3.14(a). None of the Indenture Trustee, the Property Manager or the Special Servicer shall be liable to any Issuer, the Noteholders, the other parties hereto or each other, nor shall any Issuer be liable to any Noteholders or to the other parties hereto, for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this Section 3.14(a). Nothing in this Section 3.14(a) is intended to prevent the sale, release or re-lease of a Property pursuant to the terms and conditions contained elsewhere in this Agreement.

(b)               With respect to any Property not subject to a Lease, the Special Servicer shall manage, conserve, protect and operate such Property for the benefit of the Issuers in accordance with the Servicing Standard. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall direct that the Property Manager make, and the Property Manager shall make, Property Protection Advances, or pay Emergency Property Expenses from funds on deposit in the Collection Account, necessary for the proper operation, management, maintenance and disposition of such Property to the extent required pursuant to Section 3.03.

(c)               The Special Servicer shall submit requests to make Property Protection Advances to the Property Manager not more than once per month unless the Special Servicer determines on an emergency basis in accordance with the Servicing Standard that earlier payment is required to protect the interests of each Issuer and the Noteholders. If the Property Manager fails to make any Property Protection Advance pursuant to this Section 3.14(b), the Back-Up Manager and the Indenture Trustee will have the same obligation to advance as described in Section 3.03(c). Notwithstanding the foregoing, none of the Property Manager, the Back-Up Manager or the Indenture Trustee shall have any obligation to make any such Property Protection Advance if (as evidenced by an Officer’s Certificate delivered to the applicable Issuer and the Indenture Trustee) if such party determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance.

Section 3.15.      Release, Sale and Exchange of Defaulted Assets and Terminated Lease Properties.

(a)               Subject to any additional requirements set forth in any applicable Series Supplement, the Property Manager, the Special Servicer and the applicable Issuer may sell or purchase, or permit the release, sale or purchase of, a Property only on the terms and subject to the conditions set forth in this Section 3.15 and Section 7.07 or as otherwise expressly provided in or contemplated by Section 2.04 and Article VII or elsewhere in this Agreement.

(b)               The Special Servicer and the Property Manager, as applicable, shall exercise reasonable efforts, to the extent consistent with the Servicing Standard, to enforce remedies with respect to a Defaulted Asset, including, without limitation, the commencement and prosecution of any eviction or foreclosure proceedings, as to which no satisfactory arrangements can be made for collection of delinquent payments. In the event any Property becomes a Terminated Lease Property, the Special Servicer shall use reasonable efforts, consistent with the Servicing Standard, to (i) with respect to such Terminated Lease Property, attempt to induce another Tenant to assume the obligations under the existing Lease, with or without modification, (ii) lease the Terminated Lease Property under a new Lease on economically desirable terms or (iii) dispose of such Property. The decision to enter into a lease assumption or re-lease the Terminated Lease Property shall be made by the Special Servicer in accordance with the Servicing Standard. The Special Servicer shall pay all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Advance) incurred by it in connection with the foregoing as a Property Protection Advance, and shall be entitled to reimbursement therefor as provided herein. If the Special Servicer is successful in leasing the Terminated Lease Property, a new Appraised Value will be obtained by the Special Servicer for the Terminated Lease Property in the Special Servicer’s

discretion, and the costs of any such appraisal shall be a Property Protection Advance. If the Special Servicer leases any Terminated Lease Property, the Property Manager shall deliver to the applicable Rating Agency, the Indenture Trustee and the Issuers an amended Property Schedule reflecting the addition of such Lease to the Collateral Pool. Monthly Lease Payments on the modified or new Lease will be applied pursuant to the Indenture. If the Special Servicer determines that a lease assumption with modification, or re-lease, of a Defaulted Asset would maximize revenue received by the related Issuer, and the terms of such new lease will produce rent that is 60% or less than the rent from the Defaulted Asset, then the Special Servicer shall enter into any such lease for no more than 10 years, so long as the Special Servicer determines that entering into such reduced lease term would be in accordance with the Servicing Standard and in the best interests of the Noteholders.

(c)               If the Lease has not been assumed or the Terminated Lease Property has not been leased to a new tenant and the Terminated Lease Property has not been released from the lien of the Mortgage pursuant to Section 3.15(h) below within twenty-four (24) months of becoming a Terminated Lease Property, the Special Servicer may offer to sell the Terminated Lease Property pursuant to this Section 3.15, for a fair price, free and clear of the lien of the related Mortgage, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best interests of the Noteholders. No Interested Person shall be obligated to submit a bid to purchase any such Terminated Lease Property. The Liquidation Proceeds shall be deposited into the Collection Account and applied as set forth herein.

(d)               If and when the Special Servicer deems it necessary and prudent for purposes of establishing a fair price for any Terminated Lease Property for purposes of conducting a sale of such Terminated Lease Property pursuant to subsection (c) above, the Special Servicer is authorized to have an appraisal conducted by an Independent MAI-designated appraiser or other expert (the cost of which appraisal shall constitute a Property Protection Advance).

(e)               Whether any cash bid constitutes a fair price for any Terminated Lease Property for purposes of Section 3.15(c) shall be determined by the Special Servicer or, if such cash bid is from an Interested Person, by the Indenture Trustee or, if the expected Liquidation Proceeds with respect to such Terminated Lease Property would be insufficient to provide reimbursement for all unreimbursed Advances made with respect to the subject Terminated Lease Property, together with any related Advance Interest thereon, by the Property Manager. In determining whether any bid received from an Interested Person represents a fair price for any Terminated Lease Property, the Indenture Trustee shall be supplied with and may conclusively rely on the most recent appraisal conducted in accordance with Section 3.15(d) within the preceding 12-month period or, in the absence of any such appraisal, on a narrative appraisal prepared by an Independent MAI-designated appraiser or other expert retained by the Special Servicer, at Issuer’s cost or as a Property Protection Advance. Such appraiser shall be selected by the Special Servicer if the Special Servicer is not bidding with respect to a Terminated Lease Property and shall be selected by the Property Manager if the Special Servicer is bidding, provided that if the Property Manager and the Special Servicer are the same Person and such Person is bidding, then such appraiser shall be selected by the Indenture Trustee. In determining whether any bid constitutes a fair price for any such Terminated Lease Property, the Special Servicer, the Indenture Trustee (if applicable) or the Property Manager, as applicable, shall take into account, among other factors, the occupancy status and physical condition of the Terminated Lease Property, the state of the local economy, and, with respect to Terminated Lease Properties, the period and amount of any delinquency on the effected Lease. In connection therewith, the Special Servicer may charge prospective bidders fees that approximate the Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Collection Account.

(f)                The Special Servicer shall act on behalf of the applicable Issuer and the Indenture Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Terminated Lease Property and the collection of all amounts payable in connection therewith. The Special Servicer shall take such actions as it determines in accordance with the Servicing Standard will be in the best interests of the applicable Issuer and the Indenture Trustee on behalf of the Noteholders. Any sale of a Terminated Lease Property shall be free and clear of the lien of the Indenture and shall be final and without recourse to the applicable Issuer or the Indenture Trustee. If such sale is consummated in accordance with the terms of this Agreement, none of the Property Manager, the Special Servicer or the Indenture Trustee shall have any liability to any Issuer or any Noteholder with respect to the purchase price therefor accepted by the Property Manager, the Special Servicer or the Indenture Trustee, as the case may be.

(g)               The Special Servicer shall accept the first (and, if multiple bids are received contemporaneously, highest) cash bid received from any Person that constitutes a fair price for such Terminated Lease Property. Notwithstanding the foregoing, the Special Servicer shall not be obligated to accept the highest cash bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Noteholders, and the Special Servicer may accept a lower cash bid if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Noteholders (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms offered by the prospective buyer making the lower bid are more favorable).

(h)               At any time that a Terminated Lease Property has not already been sold or leased pursuant to the terms hereof, the related Issuer may at its option (i) release the lien of the Indenture and the related Mortgage from such Terminated Lease Property pursuant to Section 7.04 or (ii) exchange one or more Qualified Substitute Properties for the subject Terminated Lease Property pursuant to Section 7.01.

(i)                 The Special Servicer shall, and is hereby authorized and empowered by the Issuers and the Indenture Trustee to, prepare, execute and deliver in its own name, on behalf of the Issuers and the Indenture Trustee or any of them, the endorsements, assignments and other documents necessary to effectuate a sale of a Terminated Lease Property pursuant to this Section 3.15, and the Issuers and the Indenture Trustee shall execute and deliver any limited powers of attorney substantially in the form of Exhibit A necessary to permit the Special Servicer to do so; provided, however, that none of the Issuers, the Issuer Members or the Indenture Trustee shall be held liable for any misuse of any such power of attorney by the Special Servicer and the Special Servicer hereby agrees to indemnify the Issuers, the Issuer Members and the Indenture Trustee against, and hold the Issuers, the Managers and the Indenture Trustee harmless from, any loss or liability arising from any misuse in the exercise of such power of attorney.

(j)                 The Special Servicer shall give the applicable Issuer, the Indenture Trustee and the Property Manager not less than five (5) Business Days’ prior written notice of its intention to sell any Terminated Lease Property pursuant to this Section 3.15.

Section 3.16.      Renewals, Modifications, Waivers, Amendments; Consents and Other Matters.

(a)               The applicable Issuer and the Property Manager may enter into renewals of Leases and new Leases that provide for rental rates comparable to existing local market rates and are on commercially reasonable terms. All Leases executed after the Initial Closing Date shall provide that they are subordinate to the Mortgage encumbering the applicable Property and that the lessee agrees to attorn to the Indenture Trustee or any purchaser at a sale by foreclosure or power of sale. The Indenture Trustee shall, at the request of the related Issuer or the Property Manager, enter into a subordination, non-disturbance, and attornment agreement with the Tenant under a Lease to the extent such Lease does not contain provisions subordinating such Lease to the lien of the related Mortgage and requiring the related Tenant to attorn and recognize the holders of the beneficial interests under such Mortgage or such other party as may acquire title to the related Property by foreclosure, deed-in-lieu thereof or otherwise. The Property Manager shall observe and perform the obligations imposed upon the lessor under the Leases in accordance with the Servicing Standard. The applicable Issuer shall execute and deliver, or cause to be executed and delivered, at the request of any party hereto all such further assurances, confirmations and assignments in connection with the Leases as may be required by such party.

(b)               Except as specifically set forth herein, the Property Manager shall: (i) not (A) amend or modify in any material respect, or terminate (other than in connection with a bona fide default by the Tenant thereunder beyond any applicable notice or grace period or with respect to the Lease Transfer Properties) any Lease; provided, however, a reduction in rent with respect to a Lease will not be deemed to be a material modification if (1) the Monthly Lease Payment following such reduction is consistent with market prices for similar leases, (2) such reduction is in exchange for an extended lease term and (3) the Property Manager reasonably determines that such modification will not materially and adversely affect the interests of the applicable Issuer, (B) unless permitted by the related Lease and remitted and initiated thereunder by the related Tenant, collect rents more than one (1) month in advance (other than security deposits), or (C) execute any other Tenant assignment; and (ii) execute and deliver all such further assurances, confirmations and assignments as the Indenture Trustee shall reasonably require.

(c)               Notwithstanding the foregoing:

(i)                 Each of the Issuers, the Property Manager and the Special Servicer may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive any payment on, and permit the release of the Tenant on or any Lease Guarantor, and approve of the assignment of a Tenant’s interest in its Lease or the sublease of all or a portion of a Property (each, an “Amendment”) without the consent of the Indenture Trustee, the Back-Up Manager, any Noteholder or any other Person, provided that the Property Manager certifies to the Indenture Trustee that:

(A)             such Amendment is entered into for a commercially reasonable purpose in an arm’s-length transaction on market terms; and

(B)              unless such Amendment is approved by the applicable Property Manager in accordance with the Servicing Standard, subject to the provisions below, such Amendment shall not cause the Monthly DSCR to be less than 1.25; and

(C)              in the reasonable judgment of the party agreeing to the Amendment, such Amendment is in the best interest of the Noteholders and (other than in connection with a Tenant default or with respect to Lease Transfer Properties) will not have an adverse effect on the Collateral Value of the related Property;

provided, that any such Amendment (x) in connection with a Delinquent Asset or Defaulted Asset, (y) that is required by the terms of the applicable Lease or (z) with respect to which the Rating Condition is satisfied, shall not be subject to the foregoing restrictions set forth in (A), (B) or (C) above.

Any Amendment that would cause the Monthly DSCR to fall below 1.25 shall require the approval of the Property Manager, if the Property Manager is not also the Special Servicer, in accordance with the Servicing Standard after notice thereof to the Indenture Trustee and Back-Up Manager. In the event that Property Manager shall fail to respond to any request for approval hereunder within such ten (10) Business Day period, the applicable Issuer may send a second notice, which shall state in capitalized, bold faced 16 point type at the top of the first page that: “If the Property Manager fails to approve or disapprove the proposed Amendment within ten (10) Business Days, the Amendment shall be deemed approved, and if the Property Manager shall fail to respond to such second request within such ten (10) Business Day period, the Amendment shall be deemed approved by the Property Manager.”

(ii)              Any Amendment (A) in connection with a bona fide default by the Tenant, (B) that is required by the terms of any Lease or is solely within any Tenant’s control or (C) with respect to which the Rating Condition is satisfied, shall not be subject to the foregoing terms of this Section 3.16. The Property Manager or Special Servicer shall endeavor to cause the costs related to requesting and receiving any such Rating Condition to be paid by the Tenant; provided, that if the Property Manager or the Special Servicer is unable to cause the Tenant to pay such expenses, such expenses shall constitute an Extraordinary Expense of the Issuers. Regardless of whether any Amendment is material or not, the Property Manager will give the Indenture Trustee prompt written notice thereof and shall indicate whether such action is being taken pursuant to the preceding sentence and upon request will deliver a copy of any documents executed in connection therewith to the Rating Agencies and the Indenture Trustee.

(iii)            To the extent that the applicable Issuer is not entitled, under the terms of any Lease, to withhold its consent to an assignment, subletting or assumption thereunder, the granting of such consent shall not be restricted by this Section 3.16.

(iv)             The limitations, conditions and restrictions set forth in Section 3.16(c)(i) above shall not apply to any Lease with respect to which there exists a bona fide default by the related Tenant, any Amendment or other action with respect to any Lease that is required under the terms of such Lease or that is solely within the control of the related Tenant.

(v)               Neither the Property Manager nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Tenant if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

(vi)             The limitations, conditions and restrictions set forth in Section 3.16(c)(i) above shall not apply to the Property Manager’s or the Special Servicer’s ability to terminate a Lease in accordance with the terms thereof.

(d)               The Property Manager and the Special Servicer shall have no liability to the Issuers, the Indenture Trustee, the Noteholders or to any other Person if its analysis and determination that the Amendment or other action contemplated by Section 3.16(c) would not materially reduce the likelihood of timely payment of amounts due thereon, or that such Amendment or other action is reasonably likely to produce a greater recovery to the related Issuer on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in accordance with the Servicing Standard in good faith by the applicable Issuer, the Property Manager or the Special Servicer, as the case may be.

(e)               The Property Manager and the Special Servicer each may, as a condition to its granting any request by a Tenant for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Property Manager’s or Special Servicer’s, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Lease and is permitted by the terms of this Agreement, require that such Tenant, to the extent permitted by the subject Lease, or, if not so permitted, the related Issuer, pay to the Property Manager or Special Servicer, as applicable, as additional servicing compensation a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by it.

(f)                All modifications, waivers, amendments and other actions entered into or taken in respect of a Lease pursuant to this Section 3.16 shall be in writing. Each of the Property Manager and the Special Servicer shall notify the other such party and each Issuer, the Back-Up Manager, the applicable Rating Agencies and the Custodian, in writing, of any modification, waiver, amendment or other action entered into or taken in respect of any Lease pursuant to this Section 3.16 and the date thereof, and shall deliver to the Custodian for deposit in the related Lease File a counterpart of the agreements relating to such modification, waiver, amendment or other action, promptly (and in any event within ten (10) Business Days) following the execution thereof. In addition, following any Amendment or other action agreed to by the Property Manager or the Special Servicer pursuant to Section 3.16(c) above, the Property Manager or the Special Servicer, as the case may be, shall deliver to each Issuer, to the Indenture Trustee and, in the case of the Special Servicer, to the Property Manager, an Officer’s Certificate certifying compliance with such subsection (c).

(g)               From time to time, subject to the Servicing Standard, the Property Manager or Special Servicer, as applicable, shall be entitled (on behalf of the Issuer and the Indenture Trustee) to release an immaterial portion of any Property that it is then administering from the lien of the Indenture and the Mortgage (and simultaneously release the Issuer’s interest in such portion of such Property) or consent to, or make, an immaterial modification with respect to any Property that it is then administering; provided, that, such Property Manager or Special Servicer shall have delivered an Officer’s Certificate to the Indenture Trustee (upon which the Indenture Trustee shall be entitled to conclusively rely) that it reasonably believes that such release or modification (both individually and collectively with any other similar releases or modifications with respect to such Property) will not materially adversely affect (i) the Appraised Value of such Property or (ii) the Noteholders’ interests in such Property. Following the Indenture Trustee’s receipt of such Officer’s Certificate, the Indenture Trustee shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to effect such release or modification.

Section 3.17.      Transfer of Servicing Between Property Manager and Special Servicer; Record Keeping.

(a)               Upon determining that a Servicing Transfer Event has occurred with respect to any Lease and if the Property Manager is not also the Special Servicer, the Property Manager shall immediately give notice thereof, and shall deliver the related Servicing File, to the Special Servicer, the Indenture Trustee and the Back-Up Manager and shall provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Lease and reasonably requested by the Special Servicer to the extent in Property Manager’s possession, to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Manager. The Property Manager shall use its best efforts to comply with the preceding sentence within five (5) Business Days of its receipt of Special Servicer’s request following the occurrence of each related Servicing Transfer Event.

Upon determining that a Specially Managed Unit has become a Corrected Unit and if the Property Manager is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall return the related Servicing File, to the Property Manager and, upon giving such notice and returning such Servicing File, to the Property Manager, (i) the Special Servicer’s obligation to service such Lease shall terminate, (ii) the Special Servicer’s right to receive the Special Servicing Fee with respect to such Lease shall terminate and (iii) the obligations of the Property Manager to service and administer such Lease shall resume, in each case, effective as of the first day of the calendar month following the calendar month in which such notice was delivered and effected.

(b)               In servicing any Specially Managed Unit, the Special Servicer shall provide to the Custodian, for the benefit of the Indenture Trustee, originals of documents included within the definition of “Lease File” for inclusion in the related Lease File (with a copy of each such original to the Property Manager) to the extent any such documents come into its possession, and copies of any additional related Lease information, including correspondence with the related Tenant.

(c)               Notwithstanding anything in this Agreement to the contrary, in the event that the Property Manager and the Special Servicer are the same Person, all notices, certificates, information and consents required to be given by the Property Manager to the Special Servicer or vice versa shall be deemed to be given without the necessity of any action on such Person’s part.

Section 3.18.      Sub-Management Agreements.

(a)               The Property Manager and the Special Servicer may enter into Sub-Management Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder; provided, that, in each case, the Sub-Management Agreement: (i) is consistent with this Agreement in all material respects and requires the Sub-Manager to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Property Manager or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of a Servicer Replacement Event), the Back-Up Manager (or if the Back-Up Manager is then terminated and another successor has not been named, the Indenture Trustee) may terminate such Sub-Management Agreement without cause and without payment of any penalty or termination fee; (iii) permits the termination of such agreement with respect to any Released Property or Exchanged Property without penalty; (iv) does not permit the Sub-Manager to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Property Manager or Special Servicer, as the case may be, contemplated by Section 3.16 hereof without the written consent of the Property Manager or Special Servicer, as the case may be; and (v) does not permit the Sub-Manager any rights of indemnification that may be satisfied out of the Collateral (it being understood that any Sub-Manager shall be entitled to recover amounts in respect of Property Protection Advances as described in the following paragraph). In addition, each Sub-Management Agreement entered into by the Property Manager shall provide that the Sub-Manager thereunder shall have no obligation to take any enforcement or collection action or any other action in the nature of special servicing with respect to any Specially Managed Unit, and any Sub-Management Agreement entered into by the Special Servicer shall relate only to Specially Managed Units and shall terminate with respect to any such Property that ceases to be a Specially Managed Unit.

The Property Manager and the Special Servicer shall each deliver to each Issuer and the Indenture Trustee copies of all Sub-Management Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Property Manager or the Special Servicer include actions taken or to be taken by a Sub-Manager on behalf of the Property Manager or the Special Servicer, as the case may be, and in connection therewith, all amounts advanced by any Sub-Manager to satisfy the obligations of the Property Manager or Special Servicer hereunder to make Advances shall be deemed to have been advanced by the Property Manager or Special Servicer out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Manager in the same manner and out of the same funds as if such Sub-Manager were the Property Manager or Special Servicer. For so long as they are outstanding, Advances shall accrue Advance Interest in accordance with Sections 3.09(e), such interest to be allocable between the Property Manager and such Sub-Manager as they may agree. For purposes of this Agreement, the Property Manager and the Special Servicer each shall be deemed to have received any payment, and shall be obligated to handle such payment in accordance with the terms of this Agreement, when a Sub-Manager retained by it receives such payment. The Property

Manager and the Special Servicer each shall notify the other, each Issuer, the Indenture Trustee and the Back-Up Manager in writing promptly of the appointment by it of any Sub-Manager.

(b)               The Property Manager shall have determined to its commercially reasonable satisfaction that each Sub-Manager is authorized to transact business, and has obtained all necessary licenses and approvals, in each jurisdiction in which the failure to be so authorized or qualified or to have obtained such licenses would adversely affect such Sub-Manager’s ability to carry out its obligations under the related Sub-Management Agreement to which it is a party.

(c)               The Property Manager and the Special Servicer, for the benefit of each Issuer, shall (at no expense to an Issuer or the Indenture Trustee) monitor the performance and enforce the obligations of their respective Sub-Managers under the related Sub-Management Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Management Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Property Manager or the Special Servicer, as applicable, in its good faith and reasonable judgment, would require were it the owner of the Properties. Subject to the terms of the related Sub-Management Agreement, the Property Manager and the Special Servicer shall each have the right to (in its sole discretion and without the consent of any other person) remove a Sub-Manager retained by it at any time it considers such removal to be in the best interests of each Issuer.

(d)               In the event that the Back-Up Manager has succeeded to the rights and assumed the obligations hereunder of the Property Manager or the Special Servicer, then the Back-Up Manager shall succeed to the rights and assume the obligations of the Property Manager or the Special Servicer, as applicable, under any Sub-Management Agreement, unless the Back-Up Manager or the Indenture Trustee elects to terminate any such Sub-Management Agreement in accordance with its terms. In any event, if a Sub-Management Agreement is to be assumed by the Back-Up Manager, then the Property Manager or the Special Servicer, as applicable, at its expense shall, upon request of the Back-Up Manager or the Indenture Trustee, deliver to the Back-Up Manager all documents and records relating to such Sub-Management Agreement and the Properties then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its commercially reasonable efforts to effect the orderly and efficient transfer of the Sub-Management Agreement to the assuming party.

(e)               Notwithstanding any Sub-Management Agreement, the Property Manager and the Special Servicer shall remain obligated and liable to each Issuer, the Noteholders, the Indenture Trustee and each other for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Properties and Leases for which it is responsible.

(f)                Except as otherwise expressly provided for herein, the Property Manager or the Special Servicer, as applicable, will be solely liable for all fees owed by it to any Sub-Manager, irrespective of whether its compensation pursuant to this Agreement is sufficient to pay such fees, and in no event shall such Sub-Manager have any claim against the Collateral with respect to such fees.

(g)               Each of the Property Manager and the Special Servicer shall have all the limitations upon liability and all the indemnities for the actions and omissions of any such Sub-Manager retained by it that it has for its own actions hereunder.

Section 3.19.      Casualty.

(a)       If any Property or Improvements thereon shall be materially damaged or destroyed, in whole or in part, by fire or other casualty (an “Insured Casualty”), the Issuers shall give prompt written notice thereof to the Indenture Trustee and the Property Manager and shall delivery any and all related document to both parties.

(b)       Following the occurrence of an Insured Casualty, the Property Manager shall (in its sole discretion and in accordance with the Servicing Standard) either (i) make available or direct the Indenture Trustee to make available all related Insurance Proceeds to the applicable Issuer for the purposes of restoring, repairing, replacing or rebuilding to the extent required by the Lease Documents, or (ii) deposit such Insurance Proceeds in the Collection Account to be applied in accordance with the Indenture; provided, that Excess Proceeds will instead be deposited into the Release Account.

(c)       If the Property Manager directs the Indenture Trustee to make Insurance Proceeds available to the related Issuer, such Issuer may make available to the related Tenant or the Property Manager such Insurance Proceeds for the purposes of restoring, repairing, replacing or rebuilding the Property or the portion thereof subject to an Insured Casualty.

Section 3.20.      Condemnation.

(a)               The Issuers shall promptly give the Indenture Trustee and the Property Manager written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding of which any Issuer receives notice (a “Condemnation”) and shall deliver to the Indenture Trustee and the Property Manager copies of any and all papers served upon such Issuer in connection with such Condemnation.

(b)               Following the occurrence of a Condemnation, the Property Manager shall (in its sole discretion and in accordance with the Servicing Standard) either (i) make available or direct the Indenture Trustee to make available all related Condemnation Proceeds to the applicable Issuer for the purposes of restoring, repairing, replacing or rebuilding to the extent required by the Lease Documents, or (ii) deposit such Condemnation Proceeds in the Collection Account to be applied in accordance with the Indenture; provided, that Excess Proceeds will instead be deposited into the Release Account.

(c)               If the Property Manager directs the Indenture Trustee to make Condemnation Proceeds available to the related Issuer, such Issuer may make available to the related Tenant or the Property Manager such Condemnation Proceeds for the purposes of restoring, repairing, replacing or rebuilding the Property or the portion thereof subject to a Condemnation.

Section 3.21.      Separateness Provisions.

(a)               So long as AF Properties or an Affiliate of the Issuers is the Property Manager, the Property Manager shall at all times take all steps necessary and appropriate to maintain its own separateness from each Issuer, and maintain the separateness of all Affiliates of the Property Manager and other properties that the Property Manager manages from the Issuers and from the Properties. Without limiting the foregoing: (i) the Property Manager will not hold its credit out as available to pay or support (as guarantor or otherwise) any of the Issuers’ obligations and it will not pay any such Issuer’s obligations or expenses from the Property Manager’s funds (other than expenses or advances required by this Agreement to be made by the Property Manager), (ii) the Property Manager will not make any loans to or borrow any funds from any Issuer (except as provided in clause (i) above), (iii) the Property Manager will not permit the Issuers’ assets to be included in or consolidated within the Property Manager’s financial statements without including a note indicating that the assets and credit of the Issuers are not available to pay the debts of the Property Manager and that its liabilities do not constitute obligations of any Issuer. Notwithstanding the foregoing, the Property Manager or its Affiliates may make capital contributions, on a non-regular basis, to any of the Issuers.

(b)               Notwithstanding any provisions to the contrary contained in the Agreement and so long as AF Properties or an Affiliate of any Issuer is the Property Manager, the Property Manager agrees that each Issuer is a “single purpose entity” and that each Issuer must maintain such status so long as the Notes remain outstanding as set forth in such Issuer’s organizational documents. Accordingly, the Property Manager shall:

(i)                 hold itself out to the public as the ultimate parent of each Issuer, legally distinct from such Issuer, and shall conduct its duties and obligations on behalf of such Issuer in its own name and shall correct any known misunderstanding regarding its separate identity from such Issuer, and shall not identify itself as a department or division of such Issuer or such Issuer as a division or department of the Property Manager;

(ii)              in the management, servicing and administration of the Properties and Leases, use the related Issuer’s separate stationery, invoices or checks for letters, invoices or checks to be signed by such Issuer; and

(iii)            shall pay each Issuer’s liabilities solely from such Issuer’s funds (except that the Property Manager shall make all Advances required to be made by the Property Manager by this Agreement).

(c)               So long as AF Properties or an Affiliate of any Issuer is the Property Manager, the Property Manager shall bring any legal proceedings to collect rent or other income from the Properties, or to oust or dispossess a Tenant or other Person from a Property, only in the name of the related Issuer and at such Issuer’s expense.

Section 3.22.      Estoppels.

(a)               The Property Manager shall deliver or cause to be delivered to the Indenture Trustee, promptly upon request but in no event later than twenty (20) days following receipt by Property Manager of any estoppel, from each applicable Issuer, certifications, duly acknowledged and certified, setting forth (i) the original Series Principal Balance of each Series of Notes, (ii) the outstanding Series Principal Balance of each Series of Notes, (iii) the applicable Note Rate of each Class of Notes in each Series, (iv) the last Payment Date, (v) any offsets or defenses to the payment of the Notes, if any, and (vi) that the Notes, this Indenture, the Mortgages, the organizational documents of such Issuer and the other Transaction Documents are valid, legal and binding obligations and have not been modified or, if modified, giving particulars of such modification.

Section 3.23.      Environmental Matters.

(a)               So long as an Issuer owns or is in possession of each Property, each such Issuer shall, or shall cause the Property Manager to, promptly notify the Indenture Trustee in writing if such Issuer or the Property Manager shall become aware of the presence of any hazardous and/or toxic, dangerous and/or regulated, substances, wastes, materials, raw materials which include hazardous constituents, pollutants or contaminants including without limitation, petroleum, tremolite, anthlophylie, actinolite or polychlorinated biphenyls and any other substances or materials which are included under or regulated by Environmental Laws (collectively, “Hazardous Substances”) to the extent that such Hazardous Substances are in violation of any Environmental Law. If such Issuer or the Property Manager shall become aware that any such Property is in direct violation of any Environmental Laws or if such Issuer or the Property Manager shall become aware of any condition on or near any such Property which violates any Environmental Laws, in each case the Property Manager shall cause such Issuer to cure such violations of such Environmental Law as shall be reasonably required by the Property Manager in accordance with reasonable commercial lending standards and practices, at such Issuer’s sole expense. Notwithstanding anything to the contrary in this paragraph, each such Issuer and its related Tenants may use and store Hazardous Substances at each Property if such use or storage is in connection with the ordinary operation, cleaning and maintenance of each Property so long as such use and storage is in compliance with any applicable Environmental Laws. Nothing herein shall prevent such Issuer from recovering such expenses from any other party that may be liable for such removal or cure.

(b)               Each Issuer shall, or shall cause the Property Manager to, give prompt written notices to the Indenture Trustee and the Property Manager, as the case may be, of any of the following: (i) any demand, notice of any violation, notice of any potential responsibility, proceeding or official inquiry by any Governmental Authority with respect to the presence of any Hazardous Substance or asbestos or any substance or material containing asbestos (“Asbestos”) on, under, from or about any Property; (ii) all claims made by any third party against such Issuer or any Property relating to any loss or injury resulting from any Hazardous Substance or Asbestos; and (iii) such Issuer’s or the Property Manager’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Property, in each case, that causes such Property to be subject to any official investigation or cleanup pursuant to any Environmental Law. Subject to the rights of the applicable Tenant under the related Lease, each Issuer shall permit the Indenture Trustee to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to any Property in connection with any Environmental Law or Hazardous Substance and in such an instance, the Issuers and the Indenture Trustee shall be represented by the same counsel; provided, however, that, if a conflict of interest arises between any Issuer and the Indenture Trustee because potential claims could be brought against the Indenture Trustee, then the Indenture Trustee shall be represented by its own counsel and such Issuer shall pay all reasonable attorney’s fees and disbursements incurred by the Indenture Trustee in connection therewith.

(c)               Upon the Property Manager’s request and subject to the rights of the Tenants under the Leases, at any time and from time to time while this Indenture is in effect, when (x) the Property Manager has determined (in the exercise of its good faith judgment) that reasonable cause exists for the performance of an environmental inspection or audit of any Property or (y) an Event of Default exists, each Issuer shall, or shall cause the Property Manager to, provide at such Issuer’s sole expense, (I) an inspection or audit of each such Property prepared by a licensed hydrogeologist or licensed environmental engineer indicating the presence or absence of Hazardous Substances on, in or near each such Property, and (II) an inspection or audit of such Property prepared by a duly qualified engineering or consulting firm, indicating the presence or absence of Asbestos on such Property. If such Issuer fails to provide such inspection or audit within 30 days after such request, the Property Manager, at such Issuer’s sole expense, which shall be deemed a Property Protection Advance, may order the same, and such Issuer hereby grants to the Property Manager and its employees and agents access to each Property and a license to undertake such inspection or audit in each case subject to the rights of the Tenants under the Leases. In the event that any environmental site assessment report prepared in connection with such inspection or audit reasonably recommends that an operations and maintenance plan be implemented for Asbestos or any Hazardous Substance, the related Issuer shall, to the extent permitted under the related Lease, cause such operations and maintenance plan to be prepared and implemented at such Issuer’s expense upon request of the Property Manager. In the event that any investigation, site monitoring, containment, cleanup, removal, restoration, or other work of any kind is reasonably necessary under an applicable Environmental Law (the “Remedial Work”), each Issuer shall, or shall cause the Property Manager to, promptly commence and thereafter diligently prosecute, or cause any related Tenant to commence and thereafter diligently prosecute, to completion all such Remedial Work after written demand by the Property Manager for performance thereof. All Remedial Work shall be performed by contractors, and under the supervision of a consulting engineer. All costs and expenses of such Remedial Work shall be paid by the related Issuer. In the event such Issuer shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, the Property Manager may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith, shall be deemed a Property Protection Advance.

(d)               The Property Manager shall enforce or pursue in accordance with the Servicing Standard any claim for payment, indemnity or reimbursement available to any of the Issuers or the Indenture Trustee in respect of any liabilities, losses, claims, costs or expenses in respect of Hazardous Substances including, without limitation, any right to payment under the Guaranty.

Section 3.24.      Appraised Values. The Property Manager may, if directed by the Issuers and if it determines in accordance with the Servicing Standard that obtaining a new appraisal is necessary, obtain a new appraisal for any Property following the Series Closing Date.

ARTICLE IV

REPORTS

Section 4.01.      Reports to the Issuers and the Indenture Trustee.

(a)               Not later than 3:00 p.m. (New York City time), three (3) Business Days prior to each Payment Date, the Property Manager shall deliver to each Issuer, the Indenture Trustee, the Back-Up Manager and each Rating Agency a report containing the information specified on Exhibit D hereto, and such other information with respect to the Leases and Properties as the Indenture Trustee may reasonably request (such report, the “Determination Date Report”) in a mutually agreeable electronic format, reflecting as of the close of business on the last day of the related Collection Period, the information required for purposes of making the payments required by Section 2.11(b) of the Indenture and the calculations and reports referred to in Section 6.01 of the Indenture, including, but not limited to, the maturity date and the required monthly rent of each Lease. So long as AF Properties or another Affiliate of an Issuer is the Property Manager, the Determination Date Report shall also contain a certification by the Property Manager that each Issuer has not incurred any indebtedness except indebtedness permitted by the Transaction Documents. The initial Determination Date Report shall also contain information necessary to comply with Section 4(c)(ii) of the U.S. Credit Risk Retention Rules. Such information shall be delivered by the Property Manager to each Issuer and the Indenture Trustee in such form as may be reasonably acceptable to each Issuer and the Indenture Trustee, as applicable. The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Property Manager) provide the Property Manager with such information regarding the Specially Managed Units as may be necessary for the Property Manager to prepare each Determination Date Report and any supplemental information to be provided by the Property Manager to each Issuer or the Indenture Trustee.

(b)               Not later than 3:00 p.m. (New York City time) three (3) Business Days prior to each Payment Date, the Special Servicer shall deliver to the Property Manager, the Indenture Trustee and each Rating Agency a report containing such information relating to the Specially Managed Units and in such form as the Indenture Trustee may reasonably request (such report, the “Special Servicer Report”) reflecting information as of the close of business on the last day of the immediately preceding Collection Period.

(c)               Not later than the 45th day following the end of each calendar quarter, commencing with the quarter ended June 30, 2019 the Special Servicer shall deliver to the Indenture Trustee, the Rating Agencies and the Property Manager with respect to each Specially Managed Unit (A) a report containing such information and in such form as the Indenture Trustee may reasonably request (such report, a “Modified Collateral Detail and Realized Loss Report”) with respect to all renewals, modifications, waivers, security deposits paid or rental concessions made pursuant to Section 3.16 as of such calendar quarter and (B) subject to Section 6.03(a) of the Indenture, upon the reasonable request of the Indenture Trustee, the Rating Agencies or the Property Manager, operating statements and other financial information collected or otherwise obtained by the Special Servicer during such calendar quarter (together with copies of the operating statements and other financial information on which it is based) to the extent such information is not prohibited from being disclosed or restricted by confidentiality under the terms of the applicable Lease Documents.

(d)               The Property Manager or the Special Servicer, to the extent received by such party, shall deliver to the Indenture Trustee and each applicable Rating Agency:

(i)                 within sixty (60) days after the end of each calendar quarter the following items received by it, each executed by a Responsible Officer of each applicable Issuer or the applicable Issuer Manager on behalf of such Issuer as being true and correct: (A) a written statement dated as of the last day of each such calendar quarter identifying to its knowledge any defaults under a Lease which continues after the expiration of applicable cure periods and not otherwise included in the Special Servicer Report, in each case as of the last day of such calendar quarter, and (B) the principal amount, aggregate unfunded loan commitments and maturity dates of all credit and loan facilities then in place as of the last day of such calendar quarter relating to the Support Provider or any of its subsidiaries so long as the maturity date of such indebtedness is scheduled to occur within 365 days of the end of such calendar quarter, which shall be calculated by the Support Provider; and

(ii)              within sixty (60) days after the end of each of the first three fiscal quarters of each year the following items received by it, each executed by a Responsible Officer of each applicable Issuer as being true and correct (A) consolidated financial statements of the related Issuer’s (consolidated with any co-Issuer) financial affairs and condition for each such fiscal quarter, including a balance sheet and statement of profit and loss for the related Issuers (prepared on a consolidated basis for all Issuers) in such detail as the Indenture Trustee may request for the Issuers, in each case, for the immediately preceding calendar quarter, which statements shall be prepared by such Issuers, (B) consolidated financial statements of the Support Provider's financial affairs and condition, including a balance sheet, a cash flow summary report for the Support Provider and an operating statement including detailed income and expense statement, in each case in such detail as the Indenture Trustee may request for the Support Provider, in each case, for the immediately preceding calendar quarter, which statements shall be prepared by the Support Provider, and (C) the Net Worth of the Support Provider at the end of the immediately preceding calendar quarter, which shall be calculated by the Support Provider; and

(iii)            within one hundred fifty (150) days after the end of each calendar year, (A) consolidated financial statements of the financial affairs and condition of the related Issuer (consolidated with any co-Issuer), including a balance sheet and statement of profit and loss prepared on a consolidated basis for all Issuers, in such detail as the Indenture Trustee may reasonably request, in each case, for the immediately preceding calendar year, audited in conjunction with the audit of the Support Provider by a “Big Four” accounting firm or other nationally recognized independent certified public accountant reasonably acceptable to the Indenture Trustee and (B) consolidated financial statements of the Support Provider’s financial affairs and condition and all related footnotes, audited in conjunction with the audit of the Support Provider by a “Big Four” accounting firm, or other nationally recognized independent certified public accountant reasonably acceptable to the Indenture Trustee, for the immediately preceding calendar year, and (C) the Net Worth of the Support

Provider at the end of the immediately preceding year, which shall be calculated by the Support Provider; and

(iv)             within sixty (60) days after the end of each calendar quarter copies of notices of defaults under, or any material modifications to, any of the Leases, in each case, for such calendar quarter; and

(v)               subject to Section 6.03(a) of the Indenture, at any time and from time to time such other financial data as the Indenture Trustee or its agents shall reasonably request with respect to the Support Provider or any of its subsidiaries or the ownership, maintenance, use and operation of the Properties and servicing and administration of the Leases, to the extent such information is not prohibited from being disclosed or restricted by confidentiality under the terms of the applicable Lease documents.

(e)               The Indenture Trustee and Property Manager shall have the right, during the continuance of an Event of Default exists, upon reasonable notice to the Issuers and during normal business hours at the Issuers’ principal place of business, to conduct an inspection or review, at the Issuers’ expense, of the Issuers’ books and records. Each Issuer shall cooperate, and shall cause its agents and employees to cooperate in the conduct of any such inspection or review.

(f)                The Indenture Trustee shall have no obligations or duties (i) to monitor AFOP’s compliance with the U.S. Risk Retention Agreement or (ii) to verify, recalculate or confirm any of the information contained in the Determination Date Report with respect to the U.S. Risk Retention Agreement.

Section 4.02.      Use of Agents.

The Property Manager may at its own expense utilize agents or attorneys-in-fact, including Sub-Managers, in performing any of its obligations under this Article IV, but no such utilization shall relieve the Property Manager from any of such obligations, and the Property Manager shall remain responsible for all acts and omissions of any such agent or attorney-in-fact. The Property Manager shall have all the limitations upon liability and all the indemnities for the actions and omissions of any such agent or attorney-in-fact that it has for its own actions hereunder pursuant to Article V hereof, and any such agent or attorney-in-fact shall have the benefit of all the limitations upon liability, if any, and all the indemnities provided to the Property Manager under Section 5.03. Such indemnities shall be expenses, costs and liabilities of each Issuer, and any such agent or attorney-in-fact shall be entitled to be reimbursed therefor (to the same extent the Property Manager would be entitled to be reimbursed) as provided in Section 2.11(b) of the Indenture.

ARTICLE V

THE PROPERTY MANAGER, THE SPECIAL SERVICER AND THE BACK-UP MANAGER

Section 5.01.      Liability of the Property Manager, the Special Servicer and the Back-Up Manager.

The Property Manager, the Special Servicer and the Back-Up Manager shall be liable in accordance herewith only to the extent provided in Section 5.03 with respect to the obligations specifically imposed upon and undertaken by the Property Manager, the Special Servicer and the Back-Up Manager, respectively, herein.

Section 5.02.      Merger, Consolidation or Conversion of the Property Manager, the Special Servicer and the Back-Up Manager.

Subject to the following paragraph, the Property Manager, the Special Servicer and the Back-Up Manager shall each keep in full effect its existence, rights and franchises as a partnership, corporation, bank or association under the laws of the jurisdiction of its formation, and each will obtain and preserve its qualification to do business as a foreign partnership, corporation, bank or association in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Leases and the Loans and to perform its respective duties under this Agreement.

Each of the Property Manager, the Special Servicer and the Back-Up Manager may be merged or consolidated with or into any Person, or may transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Property Manager, the Special Servicer or the Back-Up Manager is a party, or any Person succeeding to the business of the Property Manager, the Special Servicer or the Back-Up Manager, will be the successor Property Manager, the successor Special Servicer or the successor Back-Up Manager, as the case may be, hereunder, and each of the Property Manager, the Special Servicer and the Back-Up Manager may transfer any or all of its rights and obligations under this Agreement to any Person; provided, however, that no transferee (other than with respect to KeyBank, if the transferee is affiliated with KeyBank) will succeed to the rights of the Property Manager or the Special Servicer unless (i) the Rating Condition is satisfied or (ii) such successor is (x) an affiliate of the Property Manager or the Special Servicer, as applicable, (y) the obligations of such successor hereunder are guaranteed by the Support Provider, and (z) such successor shall furnish evidence to the Issuers and the Indenture Trustee that it is regularly engaged in the management, ownership or operation of commercial real estate properties and of comparable or better experience to the Property Manager or the Special Servicer, as applicable.

Section 5.03.      Limitation on Liability of the Property Manager, the Special Servicer and the Back-Up Manager.

None of the Property Manager, the Special Servicer or the Back-Up Manager or any director, officer, employee, agent or Control Person of any of them shall be under any liability to the Issuers, the Indenture Trustee, the Custodian or the Noteholders or the holders of the Issuer Interests or to any other Person for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that none of the Property Manager, the Special Servicer or the Back-Up Manager shall be protected against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance (including the failure to perform) of obligations or duties hereunder. The Property Manager, the Special Servicer and the Back-Up Manager and any director, officer, employee, agent or Control Person of any of them shall be entitled to indemnification by the Issuers, payable, subject to Section 2.11(b) of the Indenture, out of the Payment Account, against any claim, loss, liability or expense incurred in connection with any legal action that relates to this Agreement, the Issuer LLC Agreements, the Issuer Interests, the Indenture or the Notes or any other Transaction Document; provided, however, that such indemnification shall not extend to any loss, liability or expense incurred by reason of misfeasance, bad faith or negligence in the performance (including the failure to perform) of obligations or duties under this Agreement. None of the Property Manager, the Back-Up Manager or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that each of the Property Manager, the Special Servicer and the Back-Up Manager shall be permitted, at its sole discretion, to undertake any such action necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties hereto or the interests of the Issuers hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Issuers as an Extraordinary Expense and the Property Manager, the Special Servicer, or the Back-Up Manager as the case may be, shall be entitled to be reimbursed therefor from the Payment Account, pursuant to Section 2.11(b) of the Indenture.

Section 5.04.      Term of Service; Property Manager and Special Servicer Not to Resign.

(a)               Each Issuer may, upon written consent by the Indenture Trustee (acting at the direction of the Requisite Global Majority) and written notice (without any requirement of consent) to the Property Manager and the Special Servicer, transfer the servicing duties and obligations of the Property Manager and the Special Servicer to a new servicer. The Indenture Trustee’s written consent to any such transfer shall be contingent upon receipt by the Indenture Trustee of: (1) satisfaction of the Rating Condition; (2) the replacement Property Manager and Special Servicer of its acceptance of its appointment; and (3) consent by the Requisite Global Majority. The Issuers and the replacement Property Manager and Special Servicer shall execute and deliver a transfer agreement (the “Servicing Transfer Agreement”) mutually agreed upon in advance and effective on the transfer date (the “Servicing Transfer Date”), whereby the replacement Property Manager and the Special Servicer will agree to perform all of the duties and obligations of the Property Manager and the Special Servicer under this Agreement. Each Servicing Transfer Agreement shall include any additional terms and provisions that the parties to this Agreement reasonably determine are necessary or appropriate and which additional terms and provisions shall be approved by all the parties to the Servicing Transfer Agreement, which approvals shall not be unreasonably withheld. The Transfer Agreement shall contain a provision stating that the former Property Manager and Special Servicer is relieved from all liability under this Agreement for acts or omissions occurring after the Servicing Transfer Date.

(b)               None of the Property Manager or the Special Servicer (subject to Section 5.02) shall resign from the obligations and duties hereby imposed on it, except upon determination that the performance of its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Property Manager or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Property Manager or the Special Servicer, as the case may be, at the date of this Agreement. Any such determination permitting the resignation of the Property Manager or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect that shall be delivered to each Issuer and the Indenture Trustee. No such resignation shall become effective until the Back-Up Manager or another successor shall have assumed the responsibilities and obligations of the resigning party hereunder. If within 120 days of the date of such determination, no successor shall have assumed the applicable responsibilities and obligations of the resigning party, Property Manager or Special Servicer, as applicable, shall be permitted to petition a court of competent jurisdiction to appoint a successor.

(c)               Notwithstanding the foregoing, each of the Property Manager and the Special Servicer may cause all or part of the obligations and duties imposed on it by this Agreement to be assumed by, and may assign part or all of its rights, benefits or privileges hereunder to, with the prior written approval of each Issuer and the Indenture Trustee, which approval shall not be unreasonably withheld, conditioned or delayed, to any Person, upon its delivery to each Issuer and the Indenture Trustee of evidence of satisfaction of the Rating Condition, and the assumption by the assignee of all of the obligations and duties of the Property Manager and/or the Special Servicer, as applicable. Upon any such assignment and assumption by the assignee of all or a part of the obligations of the Property Manager and/or the Special Servicer, the assignor (or its successor acting prior to such assignment), shall be relieved from all liability hereunder for acts or omissions of the Property Manager and/or the Special Servicer, as applicable, occurring after the date of the assignment and assumption.

(d)               Except as expressly provided herein, neither the Property Manager nor the Special Servicer shall assign or transfer any of its rights, benefits or privileges hereunder to any other Person or delegate to or subcontract with, or authorize or appoint, any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder, or cause any other Person to assume such duties, covenants or obligations. If, pursuant to any provision hereof, the duties and obligations of the Property Manager or the Special Servicer are transferred by an assignment and assumption to a successor thereto, the entire amount of compensation payable to the Property Manager or the Special Servicer, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

Section 5.05.      Rights of Certain Persons in Respect of the Property Manager and the Special Servicer.

Each of the Property Manager and the Special Servicer shall afford to the other and, also, to each Issuer, the Indenture Trustee and the Back-Up Manager, upon reasonable notice, during normal business hours (a) access to all records maintained by it relating to the Properties and Leases included in the Collateral Pool and in respect of its rights and obligations hereunder, to the extent not prohibited by confidentiality (including attorney-client privilege), contract or applicable law, and (b) access to such of its officers as are responsible for such obligations. Upon reasonable request, the Property Manager and the Special Servicer shall each furnish the Issuers and the Indenture Trustee with its most recent financial statements and such other information as it possesses, and which it is not prohibited by confidentiality (including attorney-client privilege), applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise. Each Issuer may, but is not obligated to, enforce the obligations of the Property Manager and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Property Manager or the Special Servicer hereunder, or, in connection with any such defaulted obligation, exercise the related rights of the Property Manager or the Special Servicer hereunder; provided, however, that neither the

Property Manager nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by any such Issuer or its designee. The Issuers shall not have any responsibility or liability for any action or failure to act by or with respect to the Property Manager or the Special Servicer.

Section 5.06.      [Reserved].

Section 5.07.      Property Manager or Special Servicer as Owner of Notes.

Subject to Section 3.17 herein and the terms of the Indenture, if, at any time during which an Affiliate of the Property Manager or the Special Servicer is the holder of any Note or Issuer Interests the Property Manager or the Special Servicer proposes to take or omit to take action (i) which action or omission is not expressly prohibited by the terms hereof and would not, in the Property Manager or the Special Servicer’s good faith judgment, violate the Servicing Standard, and (ii) which action, if taken, or omission, if made, might nonetheless, in the Property Manager’s or the Special Servicer’s good faith judgment, be considered by other Persons to violate the Servicing Standard, the Property Manager or the Special Servicer may, but need not, seek the approval of the Noteholders and the holders of the Issuer Interests to such action or omission by delivering to each Issuer and the Indenture Trustee a written notice that (a) states that it is delivered pursuant to this Section 5.07, (b) identifies the portion of Notes and Issuer Interests beneficially owned by an Affiliate Party, and (c) describes in reasonable detail the action that the Property Manager or the Special Servicer, as the case may be, proposes to take or omit. If, at any time, the holders of Issuer Interests representing greater than 50% of the Issuer Interests and a Requisite Global Majority (calculated in accordance with the terms of the Indenture) separately consent in writing to the proposal described in the related notices, and if the Property Manager or the Special Servicer, as the case may be, takes action or omits to take action as proposed in such notices, such action or omission will be deemed to comply with the Servicing Standard. It is not the intent of the foregoing provision that the Property Manager or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

ARTICLE VI

SERVICER REPLACEMENT EVENTS

Section 6.01.      Servicer Replacement Events.

(a)               “Servicer Replacement Event” wherever used herein with respect to the Property Manager or Special Servicer, means any one of the following events:

(i)                 any failure by the Property Manager or the Special Servicer to remit to the Collection Account, the Release Account or the Payment Account (or to the Indenture Trustee for deposit into the Payment Account) any amount as and when required to be so remitted pursuant to the terms of this Agreement or the Indenture, which failure remains unremedied for two (2) business days after the earlier of (x) the date on which notice of such failure, requiring the same to be remedied, is given to the Property Manager or Special

Servicer, as applicable, by the Indenture Trustee or (y) actual knowledge of such failure by such Property Manager or Special Servicer, as applicable; or

(ii)              the Property Manager fails to make any P&I Advance as required by the Indenture or this Agreement; or

(iii)            the Property Manager fails to make any Property Protection Advance as required by the Indenture or this Agreement, which failure remains unremedied for four (4) Business Days following the date on which Property Manager or Special Servicer receives of notice of (or obtains actual knowledge of) any such failure;

(iv)             any failure on the part of the Property Manager or the Special Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Property Manager or the Special Servicer, as the case may be, contained in this Agreement which failure continues unremedied for a period of 30 days (or such longer period as is reasonably required to cure the subject matter provided that (A) the Property Manager or the Special Servicer shall diligently prosecute such cure, (B) such extended cure period does not have a material adverse effect on the Issuers, the Noteholders or the Properties and (C) such longer period shall not exceed 60 days) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Property Manager and the Special Servicer by any other party hereto or the Property Manager or the Special Servicer otherwise has notice of such failure; or

(v)               any breach on the part of the Property Manager or the Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of the Issuers, which remains unremedied for 30 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Property Manager and the Special Servicer by any other party hereto; provided, however, that if the breach is capable of being cured and such Property Manager or Special Servicer is diligently pursuing that cure, the 30 day period will be extended for another 30 days; or

(vi)             there shall have been commenced before a court or agency or supervisory authority having jurisdiction an involuntary proceeding against the Property Manager or the Special Servicer under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, which action shall not have been dismissed for a period of 90 days; provided, that if any decree or order cannot be discharged, dismissed or stayed within the 90-day period, such Property Manager or Special Servicer will have an additional 30 days to effect the discharge, so long as it commenced proceedings to have the decree or order dismissed within the initial 90-day period and it is continuing to pursue the discharge; or

(vii)          either the Property Manager or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(viii)        either the Property Manager or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors; or

(ix)             either the Property Manager or the Special Servicer assigns any of its obligations under this Agreement to any third party other than as permitted under this Agreement or any other Transaction Document; or

(x)               either the Property Manager or the Special Servicer fails to observe reporting requirements, which failure remains unremedied for five (5) days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Property Manager and the Special Servicer; provided, that with respect to the delivery of the Determination Date report, such period shall be for one (1) day after such notice; or

(xi)             (xi) AR Global Investments LLC, shall cease to own a majority of the equity interests (whether directly or indirectly) of AF Properties or American Finance Advisors, LLC without the consent of the Requisite Global Majority, or AF Properties shall cease to be the property manager for AFOP; or

(xii)          the Issuers or the Indenture Trustee shall have received confirmation in writing from any Rating Agency that the failure to remove the Property Manager or the Special Servicer in such capacity would in and of itself cause a downgrade, qualification or withdrawal of any of the ratings then assigned by such Rating Agency to the Notes; or

(xiii)        an Event of Default under Section 4.01(a), (b), (c), (f), (g) or (j) of the Indenture shall have occurred; or

(xiv)         any other Event of Default under the Indenture, other than an Event of Default under Section 4.01(a), (b), (c), (f), (g) or (j) thereof, shall have occurred and the Indenture Trustee shall have accelerated the Notes; or

(xv)           the Monthly DSCR shall be less than 1.20x for three (3) consecutive Payment Dates and such reduction in Monthly DSCR is reasonably determined by the Back-Up Manager (unless the Back-Up Manager is then serving as Property Manager or Special Servicer) or the Requisite Global Majority to be primarily attributable to acts or omissions of the Property Manager; provided, however no more than one time since the initial Issuance Date, to the extent that such act or omission occurred as a consequence of extraordinary events outside the control of the Property Manager, such acts or omissions shall be deemed not to be a Servicer Replacement Event as described in this clause (xv).

(b)               Each of the Property Manager and the Special Servicer will notify the Indenture Trustee and the Back-Up Manager in writing of the occurrence of a Servicer Replacement Event or an event that, with the giving of notice or the expiration of any cure period, or both, would constitute a Servicer Replacement Event promptly upon obtaining actual knowledge thereof.

Section 6.02.      Termination of Property Manager and Special Servicer and appointment of Successor.

(a)               If any Servicer Replacement Event (other than under clauses (ii) or (iii) of Section 6.01 above) with respect to AF Properties as the initial Property Manager or the initial Special Servicer (in either case, for purposes of this Section 6.02, the “Defaulting Party”) of which a responsible officer of the Indenture Trustee shall have actual knowledge shall occur and be continuing, then, and in each and every such case, subject to the remainder of this Section 6.02, the Indenture Trustee shall deliver a notice in writing to the Noteholders (with a copy of such notice to the Defaulting Party) advising the Noteholders of their right to approve the removal of the Defaulting Party or to waive such Servicer Replacement Event. In the event that the Noteholders representing the Requisite Global Majority have either approved of the removal of the Defaulting Party or not waived the occurrence of such Servicer Replacement Event within thirty (30) days of such notice, the Indenture Trustee shall (by notice in writing to the Defaulting Party and each other party hereto) cause such Defaulting Party to be immediately replaced with the Back-Up Manager and terminate all of the rights and obligations accruing from and after such notice of the Defaulting Party under this Agreement and in and to the Collateral (other than as a holder of any Note or Issuer Interest). All notices by the Indenture Trustee of a Servicer Replacement Event shall be delivered to the Noteholders together with a request that the Noteholders either waive such Servicer Replacement Event or consent to the termination of the Property Manager or the Special Servicer. Upon the occurrence of a Servicer Replacement Event under clause (ii) or (iii) with respect to the Defaulting Party (provided that the Defaulting Party is the initial Property Manager or Special Servicer), the Indenture Trustee shall immediately terminate the Property Manager and/or the Special Servicer and replace them with the Back-Up Manager. When a single entity acts as Property Manager and Special Servicer, a Servicer Replacement Event in one capacity shall constitute a Servicer Replacement Event in each capacity; provided, however, that, subject to Section 6.01(b), the Indenture Trustee shall upon direction from the Requisite Global Majority elect to terminate the Property Manager or the Special Servicer in one or the other capacity rather than both such capacities.

Except as provided in the immediately preceding paragraph, upon the occurrence of a Servicer Replacement Event with respect to the Property Manager or the Special Servicer, the Indenture Trustee (i) may (with the consent of the Requisite Global Majority) cause the Property Manager and/or the Special Servicer to be replaced with a successor Property Manager (the “Successor Property Manager”) and/or successor Special Servicer (the “Successor Special Servicer”), and (ii) shall (at the direction of the Requisite Global Majority) cause the Property Manager and/or the Special Servicer to be replaced with a Successor Property Manager and/or Successor Special Servicer.

(b)               From and after the termination of the Property Manager or Special Servicer, all authority and power of the terminated Property Manager or Special Servicer under this Agreement, whether with respect to the Issuers (other than as a holder of any Note or Issuer Interest) or the Leases or Properties or otherwise, shall pass to and be vested in the Back-Up Manager or the applicable Successor Property Manager or Successor Special Servicer pursuant to and under this Section, and, without limitation, the Back-Up Manager or the applicable Successor Property Manager or Successor Special Servicer is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the terminated Property Manager or Special Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Leases, Properties and related documents, or otherwise.

(c)               The appointment of a Successor Property Manager or Successor Special Servicer will be subject to, among other things, (i) the satisfaction of the Rating Condition and (ii) the written agreement of the Successor Property Manager or Successor Special Servicer to be bound by the terms and conditions of this Agreement, together with an Opinion of Counsel regarding the enforceability of such agreement. Subject to the foregoing, any person, including any holder of Notes or Issuer Interests or any Affiliate thereof, may be appointed as the Successor Property Manager or Successor Special Servicer.

(d)               Each of the Property Manager and the Special Servicer agrees that, if it is terminated pursuant to this Section 6.02, it shall promptly provide the Indenture Trustee and the Back-Up Manager (or such other applicable successor) with all documents and records in its possession requested thereby to enable the Back-Up Manager (or such other applicable successor) to assume the Property Manager or Special Servicer’s, as the case may be, functions hereunder, and shall cooperate with the Back-Up Manager (or such other applicable successor) in effecting the termination of the Property Manager or Special Servicer’s, as the case may be, responsibilities and rights hereunder. The terminated Property Manager or Special Servicer and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 5.03 notwithstanding any such termination). The Back-Up Manager (or such other applicable successor) shall use reasonable efforts to diligently complete the physical transfer of servicing from the terminated Property Manager or Special Servicer, as applicable, with the cooperation of such Property Manager or Special Servicer.

Section 6.03.      Back-Up Manager.

(a)               The Back-Up Manager shall maintain current servicing records and systems concerning the Properties and the Leases in order to enable it to timely and efficiently assume the responsibilities of the Property Manager and/or Special Servicer in accordance with the Servicing Standard and otherwise in accordance with the terms and conditions of this Agreement.

(b)               Subject to Section 6.02, following the appointment of the Back-Up Manager as successor Property Manager, the initial Property Manager shall arrange for the delivery to the Back-Up Manager of all Servicing Files related to Properties that are not Specially Managed Units, which Servicing Files shall contain sufficient data (as determined by the initial Property Manager in the exercise of its good faith judgment) to permit the Back-Up Manager to assume the duties of the Property Manager hereunder without delay. Subject to Section 6.02, following the appointment of the Back-Up Manager as successor Special Servicer, the initial Special Servicer shall arrange for the delivery to the Back-Up Manager of all Servicing Files related to Specially Managed Units, which Servicing Files shall contain sufficient data (as determined by the initial

Special Servicer in the exercise of its good faith judgment) to permit the Back-Up Manager to assume the duties of the Property Manager hereunder without delay.

(c)               Subject to Section 6.02, following a Servicer Replacement Event, the Back-Up Manager shall use reasonable efforts to diligently complete the physical transfer of servicing from the terminated Property Manager or Special Servicer with the cooperation of such Defaulting Party. From and after the date physical transfer of servicing is completed (the “Back-Up Servicing Transfer Date”), the Back-Up Manager shall service and/or specially service the Properties and Leases in accordance with the provisions of this Agreement with all the rights and obligations of the Property Manager and the Special Servicer and shall have no liability or responsibility with respect to any obligations of each Defaulting Party, arising or accruing prior to the Back-Up Servicing Transfer Date. Each Issuer, if it determines in its reasonable discretion that enforcement rights and/or remedies are available to the Noteholders against the terminated Property Manager or Special Servicer and it is prudent under the circumstances to enforce such rights, agree to enforce their rights under this Agreement against the terminated Property Manager or Special Servicer, including any rights they have to enforce each Defaulting Party’s obligation to fully cooperate in the orderly transfer and transition of servicing and otherwise comply with the terms of this Agreement. In the event that the Back-Up Manager discovers or becomes aware of any errors in any records or data of each Defaulting Party which impairs its ability to perform its duties hereunder, the Back-Up Manager shall notify each Issuer and the Indenture Trustee in writing of such errors and shall, at each Defaulting Party’s expense (or, if not paid by such party, as a Property Protection Advance) and upon the Issuers’ direction, undertake to correct or reconstruct such records or data.

(d)               From and after the date of this Agreement until the Back-Up Servicing Transfer Date, the Property Manager shall provide or cause to be provided to the Back-Up Manager on or before the 20th day of each month, in electronic form, a complete data tape of the Loan Schedule, the Owned Property Schedule and such other information as any Issuer may reasonably deem necessary, including all information necessary to determine the Release Price and original purchase price paid by the applicable Issuer, and shall make available to the Back-Up Manager a copy of each Determination Date Report and any Special Servicer Report. In addition, the Property Manager shall provide all other documents and materials as are reasonably requested by the Back-Up Manager. The Back-Up Manager will perform an initial comprehensive data integrity review and a monthly review of this information to determine whether it provides adequate information to enable the Back-Up Manager to perform its obligations hereunder as the Back-Up Manager. To the extent that the Back-Up Manager determines within ten (10) calendar days of its receipt of such information that such information is inadequate for the Back-Up Manager to perform its obligations as the Back-Up Manager, the Back-Up Manager will provide prompt written notice to each Issuer, the Indenture Trustee and the Property Manager identifying any deficiencies in such information that do not enable the Back-Up Manager to perform its obligations as the Back-Up Manager. The Property Manager shall use its best efforts to provide any such deficient information to the Back-Up Manager within ten (10) calendar days of receipt of such notice from the Back-Up Manager.

(e)               Within ten (10) Business Days of the date of receipt from the Property Manager, the Back-Up Manager shall, in order to understand the purpose of each data field (and the interrelationships among such data fields), review the form of Determination Date Report and the Special Servicer Report, each in the form agreed to by the Property Manager, the Indenture Trustee and the Back-Up Manager. Provided the data in the Determination Date Report and the Special Servicer Report are in a format readable by the Back-Up Manager, the Back-Up Manager shall create a set of conversion routines and database mapping programs, as necessary, that will enable the Back-Up Manager to (i) receive such data from the Property Manager on a monthly basis and to ensure that the data is readable, and (ii) independently generate such Determination Date Reports and Special Servicer Reports, as applicable, following the Back-Up Servicing Transfer Date; provided, however, that the Back-Up Manager shall have no obligations with respect to the information contained in the Determination Date Report with respect to the U.S. Risk Retention Agreement.

(f)                On a monthly basis, the Back-Up Manager shall (x) verify receipt of the Determination Date Report and the Special Servicer Report required to be delivered by the Property Manager and (y) verify that such records and data are in a readable format.

(g)               The Back-Up Manager (subject to Section 5.02) may resign from its obligations under this Agreement (i) with the consent of the Requisite Global Majority, (ii) upon determination that the performance of its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Back-Up Manager so causing such a conflict being of a type and nature carried on by the Back-Up Manager at the date of this Agreement, (iii) if the Back-Up Manager identifies a successor back-up manager who agrees to undertake the obligations of the Back-Up Manager under this Agreement and provides the Indenture Trustee with written confirmation of satisfaction of the Rating Condition, and (iv) upon 60 day’s written notice to the Issuers, the Support Provider and the Indenture Trustee, if at any time KeyBank is terminated as Sub-Manager under the related Sub-Management Agreement; provided, that no such resignation pursuant to this clause (iv) shall become effective until a successor shall have been appointed by the Issuers and assumed the responsibilities and obligations of the resigning Back-Up Manager. If within 60 days of the date of such notice of resignation, no successor shall have assumed the responsibilities and obligations of the resigning Back-Up Manager, the resigning Back-Up Manager shall be permitted to petition a court of competent jurisdiction to appoint a successor.

(h)               Notwithstanding the foregoing, the Back-Up Manager may cause all or part of the obligations and duties imposed on it by this Agreement to be assumed by, and may assign part or all of its rights, benefits or privileges hereunder to, with the prior written approval of each Issuer, which approval shall not be unreasonably withheld, conditioned or delayed, to any Person, upon its delivery to each Issuer and the Indenture Trustee of evidence of satisfaction of the Rating Condition, and the assumption by the assignee of all of the obligations and duties of the Back-Up Manager. Upon any such assignment and assumption by the assignee of all or a part of the obligations of the Back-Up Manager, the assignor (or its successor acting prior to such assignment), shall be relieved from all liability hereunder for acts or omissions of the Back-Up Manager occurring after the date of the assignment and assumption

Section 6.04.      Additional Remedies of Issuers and the Indenture Trustee upon a Servicer Replacement Event.

During the continuance of any Servicer Replacement Event, so long as such Servicer Replacement Event shall not have been remedied, in addition to the rights specified in Section 6.01, each Issuer shall have the right, and the Indenture Trustee shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies of the Noteholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Replacement Event.

ARTICLE VII

TRANSFERS AND EXCHANGES OF PROPERTIES BY ISSUERS; RELEASE OF PROPERTIES BY ISSUERS

Section 7.01.      Exchange of Properties.

(a)               Each Issuer may remove an Exchanged Property from the Collateral Pool in exchange for the addition of one or more Qualified Substitute Properties to the Collateral Pool; provided, that, after giving effect to a substitution or exchange pursuant to this Section 7.01, the sum of the Collateral Value of all Released Properties and Exchanged Properties released or exchanged since the most recent Series Closing Date shall not exceed 35% of the Aggregate Collateral Value as of such Series Closing Date. Notwithstanding the foregoing, (i) a release or exchange of a Property in connection with a Collateral Defect, a Third Party Purchase Option, a Risk-Based Substitution or a Qualified Deleveraging Event, (ii) the release or exchange of a Terminated Lease Property, Delinquent Asset or Defaulted Asset, (iii) releases during the Disposition Period, (iv) releases as a result of a Triple A Release Event, (v) releases in connection with a Series Collateral Release or (vi) a transfer of lease terms to a Lease Transfer Property shall not be taken into consideration for purposes of the 35% maximum described in the prior sentence. No Property will constitute a Qualified Substitute Property unless, after giving effect to the transfer of such Property to the related Issuer, either (i) a Maximum Property Concentration is not exceeded, or (ii) if, prior to such substitution, an existing Maximum Property Concentration is already exceeded, the addition of such Qualified Substitute Property will reduce the Maximum Property Concentration or such Maximum Property Concentration will remain unchanged after giving effect to such substitution. In addition, no exchange of a Property or Lease may occur (other than pursuant to a Third Party Purchase Option or release due to a Collateral Defect) if an Early Amortization Period would occur as a result of such exchange.

(b)               In the event that any Issuer elects to substitute one or more Qualified Substitute Properties pursuant to this Section 7.01, the Property Manager shall require such Issuer to deliver to the Custodian all documents as specified in the definition of “Lease File” in Section 1.01 with respect to each Qualified Substitute Property in accordance with this Agreement and the Custody Agreement. Monthly Lease Payments due with respect to Qualified Substitute Properties in the month of substitution shall not be part of the Collateral and will be retained by the Property

Manager and remitted by the Property Manager to such Issuer on the next succeeding Payment Date. For the month of substitution, the Available Amount shall include the Monthly Lease Payment due on the Lease for the Removed Property for such month and, thereafter, the applicable Issuer designee shall be entitled to retain all amounts received in respect of such Lease. On or prior to the effective date of any such substitution, the Property Manager shall deliver to the Custodian and each Issuer an amended Property Schedule reflecting the addition to the Collateral of each new Qualified Substitute Property and related Lease and the removal from the Collateral of each Removed Property and related Lease. Upon such substitution, each Qualified Substitute Property shall be subject to the terms of this Agreement in all respects, and the applicable Issuer shall be deemed to have made the representations and warranties contained in Section 2.20 of the Indenture with respect to each Qualified Substitute Property, and the applicable Issuer shall deliver to the Indenture Trustee a certificate in the form of Exhibit C attached hereto certifying to the Indenture Trustee that such exceptions as have been proposed by the Property Manager or the Issuers are materially consistent with the underwriting criteria for existing Properties.

(c)               Each Issuer shall effect such substitution by having each Qualified Substitute Property deeded (or, with respect to Qualified Substitute Properties, having the leasehold interest in the ground lease therein assigned) to such Issuer and distributing or otherwise transferring the Removed Property to a designee of the Issuer Manager and delivering to and depositing with the Custodian (i) the deed (or assignment of ground lease), if applicable, and any other transfer documents transferring such Qualified Substitute Property (or leasehold interest in the ground lease) to such designee, (ii) the deed (or assignment of ground lease), if applicable, and any other transfer documents transferring such Removed Property (or leasehold interest in the ground lease) to a designee of the applicable Issuer Manager, or the entity purchasing the Removed Property, (iii) the Lease Files for such Qualified Substitute Properties, all of which shall meet the Lease File requirements for such Qualified Substitute Property, and (iv) an Officer’s Certificate certifying that all of the taxes (including transfer taxes with respect to Qualified Substitute Property) in connection with the acquisition of the Qualified Substitute Property and the transfer of the Removed Property have been paid.

(d)               Upon receipt of an Officer’s Certificate from the Property Manager or the applicable Issuer to the effect that all requirements with respect to any substitution pursuant to the foregoing terms of this Section 7.01 have been satisfied, which Officer’s Certificate shall be furnished by the Property Manager upon becoming appropriate, and upon which the Indenture Trustee shall be permitted to fully rely and shall have no liability for so relying without any obligation to confirm or verify, (i) the Indenture Trustee shall release or cause to be released to such Issuer’s designee the related Lease File for the Removed Property (ii) each of the Indenture Trustee and such Issuer shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in such Issuer’s designee the ownership of the Removed Property and the related Lease and to release any Mortgage or other lien or security interest in such Removed Property or the related Lease. In connection with any such release or transfer, the Special Servicer shall deliver the related Servicing File to such Issuer’s designee. Simultaneously with any substitution made pursuant to this Section 7.01, such Issuer shall distribute or transfer the Removed Property and Lease at the direction of the applicable Issuer Manager.

(e)               Any Release Price received by the applicable Issuer in connection with the release of a Released Property pursuant to this Section 7.01 or the other terms and provisions of this Agreement (other than any Release Prices obtained in connection with a Triple A Release Event, Liquidation Proceeds received with respect to Defaulted Assets, or any Series Collateral Release Prices) shall first be deposited into the Release Account and, after payment of any unreimbursed Extraordinary Expenses, Advances and Emergency Protection Expenses (plus Advance Interest thereon) related to such Released Property and the expenses related to such release, shall either (i) be applied by such Issuer to acquire a Qualified Substitute Property within twelve (12) months following the related release or (ii) at the option of the Property Manager, be deposited as Unscheduled Proceeds into the Collection Account. Any amounts relating to such a Released Property remaining in the Release Account following such twelve (12) month period will be transferred as Unscheduled Proceeds into the Collection Account; provided, that only the related Allocated Release Amount will be applied as Unscheduled Principal Payments. Notwithstanding the foregoing, during an Early Amortization Period, all amounts on deposit in the Release Account will be transferred as Unscheduled Proceeds into the Collection Account and applied as Unscheduled Principal Payments on the Payment Date following the commencement of such Early Amortization Period.

(f)                No exchange of a Property may occur if an Early Amortization Period would commence as a result of such exchange.

Section 7.02.      Sale Pursuant to Third Party Purchase Option.

(a)               If any Person shall exercise its Third Party Purchase Option prior to the Rated Final Payment Date, the applicable Issuer shall, simultaneously with the transfer of the applicable Property pursuant to the Third Party Purchase Option, deposit the Third Party Option Price into the Release Account, and upon receipt of an Officer’s Certificate from the Property Manager or the Issuers to the effect that such deposit has been made (which the Property Manager shall deliver to the Indenture Trustee and the Issuers promptly upon such deposit being made and upon which Officer’s Certificate the Indenture Trustee shall be permitted to fully rely and shall have no liability for so relying without any obligation to confirm or verify), the Indenture Trustee shall release to such Issuer or its designee the related Lease File and execute and deliver such instruments of release, transfer or assignment, in each case without recourse, that shall be provided by such Issuer or the Property Manager and reasonably necessary to release the subject Mortgage and the other liens and security interests in such Property and the related Lease.

(b)               After such release, the released Property shall not be deemed to be a Property (except for the purposes of obligations under the Transaction Documents that are expressly provided to survive repayment in full of the Notes and satisfaction of the Mortgage).

Section 7.03.      Transfer of Lease to New Property.

In the event a Tenant under a Lease requests that such Lease be modified to apply to a different Property (the “Lease Transfer Property”) owned by such Tenant or substituted for a Lease on a different Property owned by such Tenant, the related Issuer may, with the approval of the Property Manager or the Special Servicer, as applicable, to the extent permitted under the subject Lease or imposed by the Property Manager, approve such transfer. Each of the Property

Manager, the Special Servicer and the applicable Issuer has covenanted that it will not give its consent to a transfer unless: (i) the substituted property is a Qualified Substitute Property; (ii) all Advances, Extraordinary Expenses and Emergency Property Expenses related to the Property being transferred are reimbursed; and (iii) such Lease will not be treated as a new Lease but instead will be treated as a modification of the original Lease. Such Qualified Substitute Property will be included in the Collateral Pool and pledged to the Indenture Trustee to secure the Notes. Upon the Indenture Trustee’s receipt of an Officer’s Certificate (upon which the Indenture Trustee shall be entitled to conclusively rely) from the Property Manager or the Special Servicer to the effect that such modification or substitution has been completed in accordance with the terms hereof, including satisfaction of the Required Conditions (which shall include a certification that such Issuer has executed and delivered a Mortgage or, within 60 days of the Property Manager’s receipt of the related recorded Mortgage, will deliver a copy thereof with recording information) with respect thereto to the Indenture Trustee), the Indenture Trustee shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse, as shall be provided to it by such Issuer and are reasonably necessary to release any lien or security interest in the original Property and related Lease, whereupon such original Property shall be free and clear of the lien of the Indenture and any Mortgage and the other Transaction Documents. Any proceeds of such sale, transfer or other disposition shall not constitute part of the Collateral and shall not be deposited in the Collection Account or the Release Account, as applicable.

Section 7.04.      Release of Property by an Issuer.

(a)               Except in connection with the release or encumbrance of an immaterial portion of any Property pursuant to Section 3.16(g), and subject to Section 7.08, 7.10 and 7.11, the applicable Issuer shall have the right to have released from the lien of the related Mortgage and the Indenture any Property and related Leases (following such release, a “Released Property”, as applicable) by depositing or causing to be deposited in the Release Account an amount equal to the Release Price in immediately available funds for the Released Property and satisfying the Required Conditions. Upon the Indenture Trustee’s receipt of an Officer’s Certificate by the applicable Issuer or Property Manager certifying that all conditions set forth herein have been satisfied, the Indenture Trustee shall release to such Issuer or its designee the related Lease File and execute and deliver such instruments of release, transfer or assignment, in each case without recourse, that shall be provided to it by such Issuer and are reasonably necessary to release any Mortgage or other lien or security interest in such Property and the related Lease from the lien of the Indenture.

(b)               No release of a Property (other than pursuant to a Third Party Purchase Option or release due to a Collateral Defect) may occur if an Early Amortization Period would occur as a result of such release.

Section 7.05.      Terminated Lease Property.

An Issuer may remove a Terminated Lease Property from the Collateral Pool in exchange for the addition of one or more Qualified Substitute Properties to the Collateral Pool pursuant to the provisions of Section 7.01.

Section 7.06.      Risk-Based or Credit Risk Substitution.

Each applicable Issuer may, with respect to a Lease, remove a Property from the Collateral Pool in exchange for the addition of one or more Qualified Substitute Properties to the Collateral Pool; provided that: (i) the remaining term to maturity of the related Lease is less than three (3) years from the date of the proposed substitution and the Property Manager, in accordance with the Servicing Standard, determines that there is a reasonable risk of non-renewal of such Lease (“Non-Renewal Risk”); (ii) based on written communications from the Tenant under such Lease, the Property Manager, in accordance with the Servicing Standard, determines that there is a Non-Renewal Risk; (iii) the applicable Issuer has received from the Tenant under the related Lease for such Property written notice of the non-renewal of such Lease; or (iv) the Property Manager, in accordance with the Servicing Standard, determines that there is a reasonable risk of monetary default by the Tenant under such Lease (“Credit Risk” and any substitution related to clauses (i), (ii), (iii) or (iv), collectively, a “Risk-Based Substitution”). In addition, the Property Manager or the applicable Issuer shall provide to the Indenture Trustee an explanation of the Non-Renewal Risk or Credit Risk, including, if applicable, a copy of any written communication from the Tenant related to such Non-Renewal Risk or Credit Risk, as well as a summary description of the anticipated Qualified Substitute Property.

Section 7.07.      Disposition Period.

During the Disposition Period, the Property Manager will be required to utilize efforts consistent with the Servicing Standard to cause all of the Properties and related Leases to be released from the Collateral Pool prior the Rated Final Payment Date by receiving payment of the Release Price for such Properties and Leases through the sale of such Properties.

Section 7.08.      [Reserved].

Section 7.09.      [Reserved].

Section 7.10.      Series Collateral Release.

(a)               In accordance with Article VII of the Indenture and subject to Section 7.01(a) and 7.10(b), one or more Issuers may sell any Property and the related Lease in connection with a prepayment in full of a Series of Notes (a “Series Collateral Release”). Any Series Collateral Release Price received in connection with a Series Collateral Release shall be deposited into the Collection Account and applied by the Indenture Trustee on the date of such Series Collateral Release, in accordance with the terms of the Indenture. For the avoidance of doubt, AFOP or an Affiliate may elect to make a capital contribution to one or more Issuers for the purposes of paying the applicable Series Collateral Release Price and the related Released Properties may be distributed by the applicable Issuer to AFOP or an Affiliate.

(b)               No Series Collateral Release shall occur unless (i) the Rating Condition is satisfied, (ii) no Event of Default or Early Amortization Period will occur following such Series Collateral Release and (iii) no Maximum Property Concentration will be exceeded (or, if prior to such Series Collateral Release, an existing Maximum Property Concentration is already exceeded, the release of such Released Properties will reduce such Maximum Property Concentration or such Maximum Property Concentration will remain unchanged after giving effect to such release).

(c)               Any Series Collateral Release Prices that are required to be transferred from the Collection Account to the Release Account pursuant to the Indenture shall be treated as a “Release Price” and applied in accordance with Section 3.05(b).

(d)               Any Released Property sold in connection with a Series Collateral Release shall not be taken into consideration for the purposes of the limitations set forth in Section 7.01(a).

(e)               In connection with a release of Properties pursuant to Section 7.10(a), upon the Indenture Trustee’s receipt of an Officer’s Certificate by the applicable Issuer or Property Manager, certifying that all conditions set forth herein have been satisfied, upon which the Indenture Trustee shall be permitted to fully rely and shall have no liability for so relying without any obligation to confirm or verify, the Indenture Trustee shall release to such Issuer or its designee the related Lease File and execute and deliver such instruments of release, transfer or assignment, in each case without recourse, that shall be provided to it by such Issuer and are reasonably necessary to release any Mortgage or other lien or security interest in such Property and the related Lease from the lien of the Indenture.

Section 7.11.      Early Refinancing.

In connection with an Early Refinancing Prepayment as permitted pursuant to the terms of any applicable Series Supplement, an Issuer may release Properties with an aggregate Allocated Loan Amount not to exceed the Qualified Release Amount.

Section 7.12.      Triple A Release Event.

Notwithstanding anything to the contrary herein, if any Triple A Notes are Outstanding on their related Triple A Release Date and an Early Amortization Period is in effect, the Property Manager shall use commercially reasonable efforts to sell Properties in an amount equal to the lesser of (i) 35% of the Aggregate Collateral Value, taking into account the aggregate Collateral Value of all Released Properties released since the most recent Series Closing Date by paying the Release Price and (ii) the aggregate Outstanding Principal Balance of all Triple A Notes (such event, a "Triple A Release Event"). Any Release Price collected in connection with a Triple A Release Event shall be deposited as Unscheduled Proceeds into the Collection Account and shall be included in the Available Amount on the following Payment Date.

Section 7.13.      Defeasance.

One or more Issuers may effect a defeasance (a “Defeasance”) of the Notes by obtaining the release from all covenants of the Indenture relating to ownership and operation of the Properties, by delivering United States government securities providing for payments that replicate the required payments with respect to each Class of Notes then outstanding on each Payment Date (the “Defeasance Collateral”), including Indenture Trustee Fees, Workout Fees, Property Management Fees, Emergency Property Expenses, Liquidation Fees, Special Servicing Fees and Extraordinary Expenses and any other amounts due and owing to the Property Managers, the Special Servicers, the Back-up Manager or the Indenture Trustee, if any, through and including the first Payment Date on which each such Class Notes could be prepaid without payment of any Make Whole Amounts (including payment in full of principal of such Class of Notes on such Payment Date). Any Defeasance is subject to the satisfaction of the Rating Condition and the following conditions: (i) such Defeasance shall occur on a Payment Date, and the applicable Issuers shall provide not less than ten (10) days prior written notice to the Indenture Trustee, the Property Managers and the Special Servicers of the Payment Date upon which it intends to effect a Defeasance hereunder (the “Defeasance Date”); (ii) all accrued and unpaid interest and all other sums due on the Notes up to the Defeasance Date shall be paid in full on or prior to the Defeasance Date; (iii) the applicable Issuers shall execute and deliver to the Indenture Trustee any and all certificates, opinions, documents or instruments reasonably requested by the Indenture Trustee in connection with such Defeasance, including, without limitation, a pledge and security agreement reasonably satisfactory to Indenture Trustee creating a first priority lien on the Defeasance Collateral; and (iv) the applicable Issuers shall have delivered to the Indenture Trustee a certificate reasonably satisfactory to the Indenture Trustee certifying that the Defeasance Collateral shall generate monthly amounts sufficient to make the payments described in the first sentence of this section. The Indenture Trustee shall make any notice provided to it pursuant to clause (i) of the immediately prior sentence available to Noteholders.

ARTICLE VIII

TERMINATION

Section 8.01.      Termination.

The respective obligations and responsibilities under this Agreement of the Property Manager, the Special Servicer, the Back-Up Manager and each Issuer shall terminate upon the earlier of (i) liquidation or final payment under the last remaining Lease with respect to a Property included in the Collateral Pool and (ii) satisfaction of the indebtedness evidenced by the Notes, whereupon the Indenture Trustee shall execute and deliver to the Issuers such instruments of release, transfer or assignment, in each case without recourse, as shall be provided to it by the Issuers and reasonably necessary to release any lien or security interest in the subject Properties and Leases.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01.      Amendment.

Subject to the provisions of the Indenture governing amendments, supplements and other modifications to this Agreement, this Agreement may be amended by the parties hereto from time to time but only by the mutual written agreement signed by the parties hereto. The Property Manager shall furnish to each party hereto and to each Issuer a fully executed counterpart of each amendment to this Agreement.

The parties hereto agree that no modifications or amendments will be made to the Indenture, any Series Supplement or other Transaction Documents without the consent of the Property Manager, the Special Servicer or the Back-Up Manager, as applicable, if such person would be materially adversely affected by such modification or amendment, regardless of whether such person is a party to such agreement. In addition, the parties hereto agree that no modifications or amendments will be made to the definition of “Lease File” herein without the written consent of the Custodian.

Section 9.02.      Counterparts.

This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF), by facsimile transmission or other Electronic Transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement. For purposes of this Agreement, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. The Indenture Trustee is authorized to accept written instructions, directions, reports, notices or other communications delivered by Electronic Transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission, and the Indenture Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Indenture Trustee, including, without limitation, the risk of such party acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties. Notwithstanding anything to the contrary in this Agreement, any and all communications (both text and attachments) by or from the Indenture Trustee that the Indenture Trustee in its sole discretion deems to contain confidential, proprietary and/or sensitive information and sent by Electronic Transmission will be encrypted. The recipient of the Electronic Transmission will be required to complete a one-time registration process.

Section 9.03.      Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.04.      Notices.

All notices, requests and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been duly given if delivered by courier or mailed by first class mail, postage prepaid, or if transmitted by electronic mail and confirmed in a writing delivered or mailed as aforesaid, to:

(a)               in the case of AF Properties, as the initial Property Manager and initial Special Servicer, 650 Fifth Avenue, 30th Floor, New York, NY 10019, Attention: Legal Department;

(b)               in the case of any Issuer, 38 Washington Square, Newport, Rhode Island, 02840, Attention: Legal Department, or such address as provided in any Joinder Agreement;

(c)               in the case of the Indenture Trustee, Citibank, N.A., 388 Greenwich St., New York, New York 10013, Attention: Agency & Trust – AFIN 2021-1 or call 888-855-9695 to ask for the deal administrator’s E-mail address;

(d)               in the case of the applicable Rating Agency, as provided in each outstanding Series Supplement; and

(e)               in the case of the Back-Up Manager, KeyBank National Association, 11501 Outlook St., Suite 300, Overland Park, KS 66211, Attention: W. Todd Reynolds, E-mail: Todd_Reynolds@keybank.com;

or, as to each such Person, to such other address as shall be designated by such Person in a written notice to parties hereto. Any notice required or permitted to be delivered to a holder of Issuer Interests or Notes shall be deemed to have been duly given if mailed by first class mail, postage prepaid, at the address of such holder as shown in the register maintained for such purposes under the applicable Issuer LLC Agreement and the Indenture, respectively. Any notice so mailed within the time prescribed in this Agreement shall conclusively be presumed to have been duly given, whether or not such holder receives such notice.

Section 9.05.      Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 9.06.      Effect of Headings and Table of Contents.

The article and section headings and the table of contents herein are for convenience of reference only and shall not limit or otherwise affect the construction hereof.

Section 9.07.      Notices to the Rating Agencies and Others.

(a)            The Indenture Trustee shall promptly provide notice in accordance with Section 5.14 of the Indenture to the applicable Rating Agency with respect to each of the following of which the Indenture Trustee has actual knowledge:

(i)                 any material change or amendment to this Agreement;

(ii)              the occurrence of any Servicer Replacement Event that has not been cured; and

(iii)            the resignation or termination of the Property Manager or the Special Servicer and the appointment of a successor.

(b)                  The Property Manager shall promptly provide notice to the applicable Rating Agency with respect to each of the following of which it has actual knowledge:

(i)                 the resignation or removal of the Indenture Trustee and the appointment of a successor;

(ii)              any change in the location of the Collection Account;

(iii)            any change in the identity of a Tenant; and

(iv)             any addition or removal of a Property from the Collateral.

(c)                  Each of the Property Manager and the Special Servicer, as the case may be, shall furnish the applicable Rating Agency such information with respect to the Leases and Properties as such Rating Agency shall reasonably request and that the Property Manager or the Special Servicer, as the case may be, can reasonably provide.

(d)                  Any Officer’s Certificate, Opinion of Counsel, report, notice, request or other material communication prepared by the Property Manager, the Special Servicer, each Issuer, the Issuer Members on behalf of the Issuers, or the Indenture Trustee, or caused to be so prepared, for dissemination to any of the parties to this Agreement or any holder of Notes or Issuer Interests shall also be concurrently forwarded by such Person to the Issuers and the Initial Purchasers to the extent not otherwise required to be so forwarded. Any Officer’s Certificate delivered under this Agreement or any other Transaction Document shall be deemed to have been delivered by the Person which is a party to this Agreement with respect to which the same was delivered, and under no circumstances shall the officer or other person executing the same have any personal liability under or in connection with any Officer’s Certificate executed by it.

Section 9.08.      Successors and Assigns: Beneficiaries.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of each Issuer and the Noteholders. No other person, including any Tenant, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

Section 9.09.      Complete Agreement.

This Agreement embodies the complete agreement among the parties with respect to the subject matter hereof and may not be varied or, other than pursuant to Section 8.01, terminated except by a written agreement conforming to the provisions of Section 9.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

Section 9.10.      Consent to Jurisdiction.

Any action or proceeding against any of the parties hereto relating in any way to this Agreement may be brought and enforced in the courts of the State of New York sitting in the borough of Manhattan or of the United States District Court for the Southern District of New York and each of the parties hereto irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding. Each of the parties hereto hereby waives, to the fullest extent permitted by law, any right to remove any such action or proceeding by reason of improper venue or inconvenient forum.

Section 9.11.      No Proceedings.

The Property Manager, the Special Servicer, each Issuer (with respect to any other Issuer) and the Back-Up Manager hereby covenant and agree that, prior to the date which is two years and thirty-one days after the payment in full of the latest maturing Note, it will not institute against, or join with, encourage or cooperate with any other Person in instituting, against an Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law; provided, however, that nothing in this Section 9.11 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Issuer pursuant to the Indenture. In the event that any such Person takes action in violation of this Section 9.11, the applicable Issuer, shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Person against such Issuer or the commencement of such action and raising the defense that such Person has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 9.11 shall survive the termination of this Agreement, and the resignation or removal of any party hereto. Nothing contained herein shall preclude participation by any Person in the assertion or defense of its claims in any such proceeding involving an Issuer.

The obligations of each Issuer under this Agreement are solely the obligations of such Issuer. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement against any member, employee, officer or director of such Issuer. Fees, expenses, costs or other obligations payable by an Issuer hereunder shall be payable by such Issuer solely to the extent that funds are then available or thereafter become available for such purpose pursuant to Section 2.11 of the Indenture. In the event that sufficient funds are not available for their payment pursuant to Section 2.11 of the Indenture, the excess unpaid amount of such fees, expenses, costs or other obligations shall in no event constitute a claim (as defined in Section 101 of the Bankruptcy Code) against, or corporate obligation of, such Issuer.

Section 9.12.      Cooperation.

Each party hereto hereby agrees to act diligently in responding to a request made by any other party to this Agreement and agrees to reasonably cooperate with the requesting party in connection with the subject matter.

Section 9.13.      Acknowledgment of Receipts by Indenture Trustee.

Upon request, within ten (10) Business Days after its receipt of any notice, document or other delivery pursuant to any Transaction Document, the Indenture Trustee shall acknowledge its receipt of the same in writing delivered to the party that delivered the same to the Indenture Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

American Finance Properties, LLC, as Property Manager and Special Servicer

By:	/s/ Michael R. Anderson
Name: Michael R. Anderson
Title: Authorized Signatory

AFN ABSPROP001, LLC, a Delaware limited liability company, as an Issuer

By:	American Finance Operating Partnership, L.P., a
Delaware limited partnership, its sole member

By:	American Finance Trust, Inc., a Maryland
corporation, its general partner

By:	/s/ Michael R. Anderson
Name: Michael R. Anderson
Title: Authorized Signatory

AFN ABSPROP001-A, LLC, a Delaware limited liability company, as an Issuer

By:	American Finance Operating Partnership, L.P., a
Delaware limited partnership, its sole member

By:	American Finance Trust, Inc., a Maryland
corporation, its general partner

By:	/s/ Michael R. Anderson
Name: Michael R. Anderson
Title: Authorized Signatory

Signature Page to Amended and Restated Property Management and Servicing Agreement – AFIN 2021-1

AFN ABSPROP001-B, LLC, a Delaware limited liability company, as an Issuer

By:	American Finance Operating Partnership, L.P., a
Delaware limited partnership, its sole member

By:	American Finance Trust, Inc., a Maryland
corporation, its general partner

By:	/s/ Michael R. Anderson
Name: Michael R. Anderson
Title: Authorized Signatory

AFN ABSPROP002, LLC, a Delaware limited liability company, as an Issuer

By:	American Finance Operating Partnership, L.P., a
Delaware limited partnership, its sole member

By:	American Finance Trust, Inc., a Maryland
corporation, its general partner

By:	/s/ Michael R. Anderson
Name: Michael R. Anderson
Title: Authorized Signatory

AFN ABSPROP002-A, LLC, a Delaware limited liability company, as an Issuer

By:	American Finance Operating Partnership, L.P., a
Delaware limited partnership, its sole member

By:	American Finance Trust, Inc., a Maryland
corporation, its general partner

By:	/s/ Michael R. Anderson
Name: Michael R. Anderson
Title: Authorized Signatory

Signature Page to Amended and Restated Property Management and Servicing Agreement – AFIN 2021-1

AFN ABSPROP002-B, LLC, a Delaware limited liability company, as an Issuer

By:	American Finance Operating Partnership, L.P., a
Delaware limited partnership, its sole member

By:	American Finance Trust, Inc., a Maryland
corporation, its general partner

By:	/s/ Michael R. Anderson
Name: Michael R. Anderson
Title: Authorized Signatory

AFN ABSPROP002-C, LLC, a Delaware limited liability company, as an Issuer

By:	American Finance Operating Partnership, L.P., a
Delaware limited partnership, its sole member

By:	American Finance Trust, Inc., a Maryland
corporation, its general partner

By:	/s/ Michael R. Anderson
Name: Michael R. Anderson
Title: Authorized Signatory

Signature Page to Amended and Restated Property Management and Servicing Agreement – AFIN 2021-1

CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:	/s/ James Polcari

Name:	James Polcari

Title:	Senior Trust Officer
Authorized Signatory

Signature Page to Amended and Restated Property Management and Servicing Agreement – AFIN 2021-1

KEYBANK NATIONAL ASSOCIATION,as Back-Up Manager

By:	/s/ Craig Younggren

Name:	Craig Younggren
Title:	Senior Vice President

Signature Page to Amended and Restated Property Management and Servicing Agreement – AFIN 2021-1